Exhibit 10.1

Execution Version

CREDIT AGREEMENT

by and among

BANK OF AMERICA, N.A.,
as Administrative Agent and Swing Line Lender,

BANK OF AMERICA, N.A.

Citizens Bank, National Association and

Truist Securities, Inc.,
as Joint Lead Arrangers,

BANK OF AMERICA, N.A.

Citizens Bank, National Association and

Truist Securities, Inc.,
as Joint Book Runners,

THE LENDERS THAT ARE PARTIES HERETO,
as the Lenders,

BLUELINX HOLDINGS INC.,
as Parent,

BLUELINX CORPORATION,
BLUELINX FLORIDA LP,
CEDAR CREEK LLC,
CEDAR CREEK CORP.,
CALYPSO BUILDINGS, INC.,

LAKE STATES LUMBER, INC. and
VANDERMEER FOREST PRODUCTS, INC.
as Borrowers,

and

THE OTHER SUBSIDIARIES OF BLUELINX HOLDINGS INC. PARTY HERETO,
as Guarantors

Dated as of August 27, 2025

Certain identified information has been excluded because it is both (1) not material and (2) private and confidential. Such excluded information is identified herein with “[***].”

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Section 6.8	Accounting Methods	94
Section 6.9	Investments	94
Section 6.10	Transactions with Affiliates	94
Section 6.11	Use of Proceeds	95
Section 6.12	Limitation on Issuance of Equity Interests	95
Section 6.13	Inventory or Equipment with Bailees	95

ARTICLE 7
FINANCIAL COVENANTS

Section 7.1	Fixed Charge Coverage Ratio	95

ARTICLE 8
EVENTS OF DEFAULT

Section 8.1	Payments	95
Section 8.2	Covenants	96
Section 8.3	Judgments	96
Section 8.4	Voluntary Bankruptcy, etc	96
Section 8.5	Involuntary Bankruptcy, etc	96
Section 8.6	Default Under Other Agreements	96
Section 8.7	Representations, etc	97
Section 8.8	Guaranties	97
Section 8.9	Security Documents	97
Section 8.10	Loan Documents	97
Section 8.11	Change of Control	97
Section 8.12	ERISA	97
Section 8.13	Subordination; Intercreditor Agreement	97

ARTICLE 9
RIGHTS AND REMEDIES

Section 9.1	Rights and Remedies	98
Section 9.2	Remedies Cumulative	98

ARTICLE 10
WAIVERS; INDEMNIFICATION

Section 10.1	Demand; Protest; etc	98
Section 10.2	The Lender Group’s Liability for Collateral	99
Section 10.3	Indemnification	99

ARTICLE 11
NOTICES

ARTICLE 12
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION

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EXHIBITS AND SCHEDULES

Exhibit A-	1Form of Assignment and Acceptance
Exhibit B-1	Form of Bank Product Provider Agreement
Exhibit C-1	Form of Compliance Certificate
Exhibit J-1	Form of Joinder
Exhibit P-1	Form of Perfection Certificate
Exhibit S-1	Form of Solvency Certificate
Exhibit T-1	Form of U.S. Tax Compliance Certificate (for Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit T-2	Form of U.S. Tax Compliance Certificate (for Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit T-3	Form of U.S. Tax Compliance Certificate (for Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit T-4	Form of U.S. Tax Compliance Certificate (for Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Schedule A-1	Authorized Persons
Schedule C-1	Revolver Commitments
Schedule P-1	Permitted Investments
Schedule P-2	Permitted Liens
Schedule 1.3	List of SPE Propcos
Schedule 3.1	Conditions Precedent
Schedule 3.6	Conditions Subsequent
Schedule 4.1(b)	Capitalization of Loan Parties
Schedule 4.1(c)	Capitalization of Loan Parties’ Subsidiaries
Schedule 4.1(d)	Subscriptions, Options, Warrants, Calls
Schedule 4.6(b)	Litigation
Schedule 4.10	Pension Plans and Multiemployer Plans
Schedule 4.11	Environmental Matters
Schedule 4.14	Permitted Indebtedness
Schedule 4.25	Location of Inventory and Equipment
Schedule 4.28	Material Contracts
Schedule 5.1	Financial Statements, Reports, Certificates
Schedule 5.2	Collateral Reporting
Schedule 5.17	Fiscal Year, Quarter and Month Ending Dates
Schedule 6.5	Nature of Business

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, is entered into as of August 27, 2025, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender”, as that term is hereinafter further defined), Bank of America, N.A., (“Bank of America”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Swing Line Lender, BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company (“Cedar Creek LLC”), Cedar Creek Corp., a Delaware corporation (“Cedar Creek Corp.”), Calypso Buildings, Inc., a Delaware corporation (“Calypso Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States”), Vandermeer Forest Products, Inc., a Washington corporation (“Vandermeer” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp., Calypso Buildings and Lake States, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers” as hereinafter further defined) and the guarantors identified on the signature pages hereof (each a “Guarantor” and individually and collectively, jointly and severally, “Guarantors”, as hereinafter further defined).

The parties agree as follows:

ARTICLE 1
DEFINITIONS AND CONSTRUCTION

Section 1.1           Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Acceptable Appraisal” means, with respect to an appraisal of Inventory, the most recent appraisal of such property received by Agent (a) from Hilco Valuation Services or such other appraisal company satisfactory to Agent, (b) the scope and methodology (including, to the extent relevant, any sampling procedure employed by such appraisal company) of which are satisfactory to Agent, and (c) the results of which are satisfactory to Agent, in each case, in Agent’s Permitted Discretion.

“Account” means an account (as that term is defined in the Code).

“Account Debtor” means any Person who is obligated on an Account, chattel paper, or a general intangible, including, without limitation, a Credit Card Issuer or a Credit Card Processor.

“Account Party” has the meaning specified therefor in Section 2.11(h) of this Agreement.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions).

“Acquired Asset Borrowing Base” means, as of any date of determination prior to the completion of the Acquired Asset Due Diligence, the amount equal to the greater of:

(a)           the amount equal to the lesser of:

(i)           5% of the amount of the Borrowing Base (after giving effect to the inclusion in the Borrowing Base of the Acquired Eligible Accounts and the Acquired Eligible Inventory), and

(ii)          the amount equal to the sum of (A) the then effective Borrowing Base advance rate for Eligible Accounts multiplied by the amount of such Acquired Eligible Accounts less the amount of any Dilution Reserve for such Acquired Eligible Accounts and (B) the then effective Borrowing Base advance rate for Eligible Inventory in accordance with clause (b)(i) of the definition of the Borrowing Base multiplied by the applicable value of such Acquired Eligible Inventory; and

(b)           with respect to Accounts and Inventory acquired pursuant to a Permitted Acquisition or similar Permitted Investment consummated within 120 days prior to such date of determination, the amount equal to the lesser of:

(i)           20% of the amount of the Borrowing Base (after giving effect to the inclusion of the Acquired Eligible Accounts and the Acquired Eligible Inventory), and

(ii)          the amount equal to the sum of (A) 70% of the “net book value” of Acquired Eligible Accounts less the amount of any Dilution Reserve for such Acquired Eligible Accounts and (B) 50% of the “net book value” of the amount of such Acquired Eligible Inventory.

For purposes of this definition, “net book value” means the net book value of the Accounts and Inventory acquired from the seller in a Permitted Acquisition or similar Permitted Investment as of the closing date of such Permitted Acquisition or similar Permitted Investment according to the accounting principles used in preparation of such seller’s audited financial statements (or with respect to Accounts and Inventory generated by the target after the consummation of such Permitted Acquisition or similar Permitted Investment, the net book value of such Accounts and Inventory as determined in accordance with GAAP). For the avoidance of doubt, (1) Acquired Eligible Accounts and Acquired Eligible Inventory shall be included in clause (a) of this definition until the date of the completion of the Acquired Asset Due Diligence and (2) Acquired Eligible Accounts and Acquired Eligible Inventory shall be included in clause (b) of this definition until the earlier of (x) the date of the completion of the Acquired Asset Due Diligence and (y) the date that is 120 days after the date of the consummation of such Permitted Acquisition or similar Permitted Investment (or, in either case under the foregoing clause (1) or (2), such later date of up to an additional 150 days as Agent may agree to in its Permitted Discretion without the approval of Lenders; provided, that, any such later date that is greater than an additional 150 days will require the consent of Required Lenders).

“Acquired Asset Due Diligence” means with respect to any Accounts or Inventory acquired in a Permitted Acquisition or similar Permitted Investment, (a) as to all such acquired Accounts, the date of the completion of a field examination with respect to such Accounts and (b) as to all such acquired Inventory, the date of the completion of a field examination and receipt by Agent of an Acceptable Appraisal with respect to such Inventory.

“Acquired Eligible Accounts” means, as to each Loan Party, Accounts of such Loan Party acquired in a Permitted Acquisition or similar Permitted Investment with respect to which such Accounts would otherwise constitute Eligible Accounts other than satisfying the eligibility criteria set forth in clause (p) of the definition of Eligible Accounts.

“Acquired Eligible Inventory” means, as to each Loan Party, Inventory of such Loan Party acquired in a Permitted Acquisition or similar Permitted Investment with respect to which such Inventory would otherwise constitute Eligible Inventory other than satisfying the eligibility criteria set forth in clause (r) of the definition of Eligible Inventory.

“Acquired Indebtedness” means Indebtedness of a Person whose assets or Equity Interests are acquired by a Loan Party or any of its Subsidiaries in a Permitted Acquisition or similar Permitted Investment; provided, that such Indebtedness (a) is either purchase money Indebtedness or a Capital Lease with respect to Equipment or mortgage financing with respect to Real Property, (b) was in existence prior to the date of such Permitted Acquisition or similar Permitted Investment, and (c) was not incurred in connection with, or in contemplation of, such Permitted Acquisition or similar Permitted Investment.

“Acquisition” means (a) the purchase or other acquisition by a Person or its Subsidiaries of all or substantially all of the assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of a merger, consolidation, or otherwise) by a Person or its Subsidiaries of all of the Equity Interests of any other Person.

“Additional Documents” has the meaning specified therefor in Section 5.12 of this Agreement.

“Administrative Borrower” has the meaning specified therefor in Section 17.13 of this Agreement.

“Administrative Questionnaire” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Equity Interests, by contract, or otherwise; provided, that for purposes of the definition of Eligible Accounts and Section 6.10 of this Agreement: (a) any Person which owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of directors or other members of the governing body of a Person or 20% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

“Agent” has the meaning specified therefor in the preamble to this Agreement.

“Agent-Related Persons” means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.

“Agent’s Account” means the Deposit Account of Agent designated as such, in writing, by Agent to Borrowers and the Lenders.

“Agent’s Liens” means the Liens granted by each Loan Party or its Subsidiaries to Agent under the Loan Documents and securing the Obligations.

“Agreement” means this Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery, money laundering or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

“Anti-Money Laundering Laws” means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or SOFR Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Quarterly Average Excess Availability of Borrowers as of such date:

Tier	Quarterly Average Excess Availability	Applicable Margin for SOFR Loans which are Revolving Loans (the “Revolving Loan SOFR Margin”)	Applicable Margin for Base Rate Loans which are Revolving Loans and Swing Line Loans (the “Base Rate Margin”)
1	Greater than 66% of the Line Cap	1.25%	.25%
2	Less than or equal to 66% of the Line Cap and greater than 33% of the Line Cap	1.50%	0.50%
3	Less than or equal to 33% of the Line Cap	1.75%	0.75%

provided, that, (a) for the period from the Closing Date through and including September 30, 2025, the Applicable Margin shall be set at the margin in the row styled Tier 1 and (b) thereafter, the Applicable Margin shall be calculated and established on the first day of every fiscal quarter based on the Quarterly Average Excess Availability for the immediately preceding fiscal quarter, and any change in the Applicable Margin resulting from a change in the Quarterly Average Excess Availability shall be effective as of the first day of such fiscal quarter and shall remain in effect until adjusted thereafter in accordance herewith; provided, further that, (a) if the Leverage Ratio for the immediately preceding quarter is equal to or less than 3.25 to 1.00, then the Revolving Loan SOFR Margin and the Base Rate Margin in the chart above shall be reduced by 25 basis points for each of Tiers 1, 2 and 3 and (b) if at any time the Leverage Ratio for the immediately preceding quarter is thereafter greater than 3.25 to 1.00, then the Revolving Loan SOFR Margin and the Base Rate Margin shall revert to the Applicable Margin set forth in the chart above.

“Applicable NOLV Percentage” means 85%; provided, that, during the Seasonal Period, the Applicable NOLV Percentage means 95% so long as (a) the Value of Eligible Inventory does not exceed 75% of cost and (b) no Event of Default exists or has occurred and is continuing.

“Applicable Unused Line Fee Percentage” means, as of any date of determination, 0.20%.

“Application Event” means the occurrence of (a) a failure by Borrowers to repay all of the Obligations (other than Bank Product Obligations) in full on the Maturity Date, or (b) an Event of Default has occurred and is continuing and the election by Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.4(b)(iii) of this Agreement.

“Assignee” has the meaning specified therefor in Section 13.1(a) of this Agreement.

“Assignment and Acceptance” means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1 to this Agreement.

“Authorized Person” means any one of the individuals identified as an officer of a Borrower on Schedule A-1 to this Agreement (as updated from time to time by written notice from the Administrative Borrower to Agent), or any other individual identified by Administrative Borrower as an authorized person and authenticated through Agent’s electronic platform or portal in accordance with its procedures for such authentication.

“Availability” means, as of any date of determination, the amount that Borrowers are entitled to borrow as Revolving Loans under Section 2.1 of this Agreement (after giving effect to the then outstanding Revolver Usage).

“Available Revolver Increase Amount” means, as of any date of determination, an amount equal to the sum of (a) the greater of (i) $300,000,000 and (ii) Suppressed Availability plus (b) the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of this Agreement.

“Average Excess Availability” means, with respect to any period, the sum of the aggregate amount of Excess Availability for each day in such period (as calculated by Agent as of the end of each respective day) divided by the number of days in such period.

“Average Revolver Usage” means, with respect to any period, the sum of the aggregate amount of Revolver Usage for each day in such period (calculated as of the end of each respective day) divided by the number of days in such period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part 1 of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other Insolvency Proceeding).

“Bank Product” means any one or more of the following financial products or accommodations extended to any Loan Party or any of its Subsidiaries by a Bank Product Provider: (a) credit cards (including commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”)), (b) payment card processing services, (c) debit cards, (d) stored value cards, (e) Cash Management Services, or (f) transactions under Hedge Agreements.

“Bank Product Agreements” means those agreements entered into from time to time by any Loan Party or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.

“Bank Product Collateralization” means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers (other than the Hedge Providers) in an amount determined by Agent in its Permitted Discretion as sufficient to satisfy the reasonably estimated credit exposure, operational risk or processing risk with respect to the then existing Bank Product Obligations (other than Hedge Obligations).

“Bank Product Obligations” means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, (b) all Hedge Obligations, and (c) all amounts that Agent or any Lender is obligated to pay to a Bank Product Provider as a result of Agent or such Lender purchasing participations from, or executing guarantees or indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to a Loan Party or its Subsidiaries.

“Bank Product Provider” means any Lender or any of its Affiliates, including each of the foregoing in its capacity, if applicable, as a Hedge Provider; provided, that no such Person (other than Bank of America or its Affiliates) shall constitute a Bank Product Provider with respect to a Bank Product unless and until Agent receives a Bank Product Provider Agreement from such Person (a) on or prior to the Closing Date (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided on or prior to the Closing Date or (b) on or prior to the date that is 10 Business Days after the provision of such Bank Product to a Loan Party or its Subsidiaries (or such later date as Agent shall agree to in writing in its sole discretion) with respect to Bank Products provided after the Closing Date; provided, further, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it so ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Bank Product Providers and the obligations with respect to Bank Products provided by such former Lender or any of its Affiliates shall no longer constitute Bank Product Obligations.

“Bank Product Provider Agreement” means an agreement in substantially the form attached hereto as Exhibit B-1 to this Agreement, in form and substance satisfactory to Agent, duly executed by the applicable Bank Product Provider, the Administrative Borrower and Agent.

“Bank Product Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate to establish (based upon the Agent’s determination, in its Permitted Discretion, of the liabilities and obligations of each Loan Party and its Subsidiaries in respect of Bank Product Obligations) in respect of Bank Products then provided or outstanding; provided that a Bank Product Reserve shall be established in the maximum amount of each Noticed Hedge Agreement.

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR for a one month interest period as of such day plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.12(e) hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means each portion of the Loans that bears interest at a rate determined by reference to the Base Rate.

“Base Rate Margin” has the meaning set forth in the definition of Applicable Margin.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” and “Borrowers” means (a) the respective meanings specified therefor in the preamble to this Agreement and (b) those additional entities that hereafter become parties hereto as Borrowers in accordance with the terms hereof by executing the form of Joinder attached hereto as Exhibit J-1.

“Borrower Materials” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Borrowing” means a borrowing consisting of Revolving Loans made on the same day by the Lenders (or Agent on behalf thereof), or by the Swing Line Lender in the case of a Swing Line Loan, or by Agent in the case of an Extraordinary Advance.

“Borrowing Base” means, as of any date of determination, the result of:

(a)           87.5% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b)           sum of:

(i)           the lesser: (1) 70% (or 75% during the Seasonal Period) of the Value of Eligible Inventory and (2) the Applicable NOLV Percentage multiplied by the sum of the Net Orderly Liquidation Value of Eligible Inventory, plus

(ii)          the lesser: (1) 70% (or 75% during the Seasonal Period) of the Value of Eligible Domestic In-Transit Inventory and (2) the Applicable NOLV Percentage multiplied by the sum of the Net Orderly Liquidation Value of Eligible Domestic In-Transit Inventory, plus

(iii)         the lesser: (1) 70% (or 75% during the Seasonal Period) of the Value of Eligible International In-Transit Inventory and (2) the Applicable NOLV Percentage multiplied by the sum of the Net Orderly Liquidation Value of Eligible International In-Transit Inventory, plus

(iv)         the lesser: (1) 70% (or 75% during the Seasonal Period) of the Value of Eligible Re-Load Inventory and (2) the Applicable NOLV Percentage multiplied by the sum of the Net Orderly Liquidation Value of Eligible Re-Load Inventory; plus

(c)           the amount equal to the Acquired Asset Borrowing Base, minus

(d)           the aggregate amount of Reserves, if any, established by Agent from time to time under Section 2.1(c) of this Agreement;

provided, that, Revolving Loans outstanding with respect to Eligible International In-Transit Inventory shall not in the aggregate at any one time exceed the greater of (x) $35,000,000 or (y) 10% of total Eligible Inventory of the Loan Parties.

“Borrowing Base Certificate” means a certificate setting forth the Borrowing Base in form and substance satisfactory to Agent.

“Business Day” means any day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Capital Expenditures” means, with respect to any Person for any period, the amount of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed, but excluding, without duplication (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) expenditures made during such period to consummate one or more Permitted Acquisitions or similar Permitted Investments, (c) expenditures made during such period to the extent made with the identifiable proceeds of an equity investment in a Loan Party or any of its Subsidiaries by Parent which equity investment is made substantially contemporaneously with the making of the expenditure, and (d) expenditures during such period that, pursuant to a written agreement, are reimbursed by a third Person (excluding any Loan Party or any of its Affiliates).

“Capital Lease” means, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is or is required to be reflected as a capital lease on the balance sheet of such Person; provided, that, for purposes of calculations made pursuant to the definitions of Permitted Purchase Money Indebtedness and the Net Secured Leverage Ratio, any lease that (a) involves (i) a SPE Property that was previously leased by a Borrower or its Subsidiaries pursuant to the SPE Master Lease or any other lease between a SPE Propco and a Borrower or its Subsidiaries, or (ii) any Real Property and (b) that arises out of a sale and leaseback transaction, shall be classified as an operating lease notwithstanding any accounting treatment that may be required under GAAP.

“Capitalized Lease Obligation” means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

“Cash Dominion Event” means at any time (a) Excess Availability is less than the greater of (i) $30,000,000, and (ii) the amount equal to 10% of the Line Cap for five consecutive Business Days, or (b) an Event of Default exists or has occurred and is continuing; provided, that,

(i)            if a Cash Dominion Event has occurred due to clause (a) of this definition, if Excess Availability is greater than 10% of the Line Cap for at least 30 consecutive days and no Event of Default exists or has occurred and is continuing, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as Excess Availability may again be less than the amount in clause (a) of this definition, as the case may be, and

(ii)           if a Cash Dominion Event has occurred due to clause (b) of this definition, if such Event of Default is cured or waived or otherwise no longer exists, the Cash Dominion Event shall no longer be deemed to exist or be continuing.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit, time deposits, overnight bank deposits or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $1,000,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the full amount maintained with any such other bank is insured by the Federal Deposit Insurance Corporation, (f) repurchase obligations of any commercial bank satisfying the requirements of clause (d) of this definition or of any recognized securities dealer having combined capital and surplus of not less than $1,000,000,000, having a term of not more than seven days, with respect to securities satisfying the criteria in clauses (a) or (d) above, (g) debt securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the criteria described in clause (d) above, and (h) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (g) above.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other cash management arrangements.

“Cedar Creek Holdings” shall have the meaning specified therefor in the preamble to this Agreement.

“CFC” means a controlled foreign corporation (as that term is defined in the IRC) in which any Loan Party is a “United States shareholder” within the meaning of Section 951(b) of the IRC.

“CFC Holdco” means any direct or indirect Domestic Subsidiary that holds no material assets other than the equity (or equity and Indebtedness) of one or more direct or indirect Foreign Subsidiaries that are CFCs or other CFC Holdcos.

“Change in Law” means the occurrence after the date of this Agreement of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, (c) any new, or adjustment to, requirements prescribed by the Board of Governors for “Eurocurrency Liabilities” (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Screen Rate or Term SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that, notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means that:

(a)           any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Parent (or other securities convertible into such Equity Interests) representing 35% or more of the combined voting power of all Equity Interests of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent,

(b)           any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Parent or control over the Equity Interests of such Person entitled to vote for members of the Board of Directors of Parent on a fully-diluted basis (and taking into account all such Equity Interests that such Person or group has the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such Equity Interests,

(c)           [reserved],

(d)           Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of BlueLinx Corporation, or

(e)           any “change of control” or similar event under any indenture, instrument or other document governing any Indebtedness in excess of $100,000,000 (such Indebtedness being referred to in this clause (e) as “Material Indebtedness”) shall occur (other than, in the case of any Material Indebtedness, any “change of control” or similar event that does not give rise to a default, event of default, right of termination, right of redemption or similar right or circumstance under such Material Indebtedness or otherwise provide any holder of such Material Indebtedness with any increased economic or remedial rights).

“Closing Date” means August 27, 2025.

“Closing Date Solvency Certificate” means a solvency certificate in the form of Exhibit S-1 to this Agreement.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the New York Uniform Commercial Code, as in effect from time to time.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Loan Party or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent or the Lenders under any of the Loan Documents.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any Qualified Bailee, including any lessor, warehouseman, processor, consignee, mortgagee, or other Person in possession of, having a Lien upon, or having rights or interests in any Loan Party’s or its Subsidiaries’ books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

“Collections” means, all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds and tax refunds).

“Commitment” means, with respect to each Lender, its Revolver Commitment and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 to this Agreement, or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C-1 to this Agreement delivered by the chief financial officer or treasurer of Administrative Borrower to Agent.

“Confidential Information” has the meaning specified therefor in Section 17.9(a) of this Agreement.

“Conforming Changes” means, with respect to use, administration of or conventions associated with SOFR, Term SOFR or any proposed Successor Rate, as applicable, any conforming changes to the definitions of Base Rate, SOFR, Term SOFR and Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of Business Day and U.S. Government Securities Business Day, timing of borrowing requests or prepayment, conversion or continuation notices, and length of lookback periods) as may be appropriate, as determined by Agent in consultation with the Administrative Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent (in consultation with the Administrative Borrower) determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as Agent (in consultation with the Administrative Borrower) determines is reasonably necessary in connection with the administration of any Loan Document).

“Consolidated Total Assets” means, as of any date of determination, all assets of Parent and its Subsidiaries that would, in accordance with GAAP, be classified as assets on a “consolidated” balance sheet of Parent and its Subsidiaries. The reference to “consolidated” in this definition means, with respect to financial statements or financial statement items of any Person, on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Control Agreement” means a control agreement, in form and substance satisfactory to Agent in its Permitted Discretion, executed and delivered by a Loan Party or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Copyright Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Covered Entity” means any of the following:

(a)           a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)           a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified therefor in Section 17.18 of this Agreement.

“Credit Card Agreements” means all agreements now or hereafter entered into by any Loan Party or for the benefit of any Loan Party, in each case with any Credit Card Issuer or any Credit Card Processor with respect to sales transactions involving credit card or debit card purchases.

“Credit Card Issuer” means any person (other than a Loan Party) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through World Financial Network National Bank, MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards acceptable to Agent.

“Credit Card Notifications” means, collectively, the credit card notifications to the Credit Card Issuer or Credit Card Processor, as the case may be, in form and substance satisfactory to Agent in its Permitted Discretion.

“Credit Card Processor” means any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Loan Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Card Receivables” means amounts, together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer or processed by such Credit Card Processor (including, without limitation, electronic benefits transfers) in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

“Credit Facility” means, collectively, the Revolving Loans, Letters of Credit, Swing Line Loans and other loans, advances and accommodations provided for under this Agreement.

“Debt Maturity Reserve” means, as of any date of determination from and after the date that is 91 days prior to the stated maturity of the Senior Secured Notes, a reserve in an amount equal to (x) the aggregate principal amount of any Senior Secured Notes outstanding as of such date (if any) minus (y) aggregate amount of unrestricted cash of Parent and its Domestic Subsidiaries held in a bank account in the United States (excluding any such unrestricted cash that is Qualified Cash).

“Default” means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Administrative Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified any Borrower, Agent, Issuing Bank or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Administrative Borrower, to confirm in writing to Agent and Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to Administrative Borrower, Issuing Bank, the Swing Line Lender and each other Lender.

“Defaulting Lender Rate” means (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Loans that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

“Deposit Account” means any deposit account (as that term is defined in the Code).

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior six months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Loan Parties’ Accounts during such period, by (b) the Loan Parties’ billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point (or fraction thereof) by which Dilution exceeds 3%.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 180 days after the Maturity Date.

“Disqualified Institution” shall mean (a) competitors of the Borrowers or any of their Subsidiaries that are in the same or a similar line of business and, in each case, identified in writing to Agent from time to time, which identification shall not apply retroactively for any purpose, including to disqualify any Persons that have previously acquired an assignment or participation interest in any Loans and/or Commitments and (b) Affiliates of any such competitors to the extent such Affiliates (i) are clearly identifiable on the basis of such Affiliates’ names or designated in writing by the Administrative Borrower from time to time and (ii) are not bona fide debt funds or investment vehicles that are engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business with appropriate information barriers in place.

“Dollars” or “$” means United States dollars.

“Domestic Subsidiary” means any Subsidiary of any Loan Party that is not a Foreign Subsidiary.

“Drawing Document” means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

“EBITDA” means, as of any date of determination, with respect to Parent and its Subsidiaries and with respect to any Measurement Period, an amount equal to:

(a)           Net Income for such period, plus to the extent reducing Net Income for such period (other than in the case of clause (xiv) and the proviso below), the sum, without duplication, of amounts for:

(i) depreciation, amortization (including amortization of goodwill and intangibles and amortization and write-off of financing costs) and other non-cash charges and non-cash expenses (including, but not limited to, imputed interest and deferred compensation) for such period, all in accordance with GAAP, plus

(ii) Interest Expense for such period, plus

(iii) charges for Federal, State, local and foreign income taxes (including penalties and interest, if any) for such period, plus

(iv) any customary transaction fees, expenses or charges related to any asset disposition, issuance of equity, indebtedness or investment (whether or not consummated or incurred), plus

(v) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness, plus

(vi) [reserved], plus

(vii) non-cash compensation expense, or other non-cash expenses or charges, arising from the granting of stock options, stock appreciation rights or similar equity arrangements for such period, plus

(viii) non-cash exchange, translation, or performance losses relating to any hedging transactions or foreign currency fluctuations for such period, plus

(ix) any non-cash loss attributable to the write-down of any asset for such period (other than accounts receivable and inventory), plus

(x) Transaction Costs, plus

(xi) fees, costs and expenses (to the extent not capitalized) related to any amendments, waivers, restatements, supplements or modifications to the Loan Documents or the Senior Secured Notes (or the note documents governing the Senior Secured Notes) after the Closing Date for such period, plus

(xii) proceeds actually received from business interruption insurance, solely to the extent not included in determining consolidated net earnings, for such period, plus

(xiii) expenses, charges and payments that are covered by indemnification, reimbursement, guaranty or purchase price adjustment provisions in any agreement entered into by Parent or any of its Subsidiaries to the extent such expenses, charges and payments have been reimbursed pursuant to the applicable indemnity, guaranty or acquisition agreement during such period, plus

(xiv) the amount of pro forma “run rate” cost savings, operating expense reductions, restructuring charges, business optimization initiatives, other operational improvements and cost synergies (in each case, net of amounts actually realized) (“Cost Savings”) projected by the Borrowers in good faith to result from actions that have been taken or with respect to which substantial steps have been taken prior to or during such period (it being understood that “run-rate” means the full recurring benefit for a period that is associated with any action taken or with respect to which substantial steps have been taken) that are reasonably identifiable, factually supportable and projected by Borrowers in good faith to be realized within twenty-four (24) months after the consummation of any Permitted Acquisition, similar Permitted Investment or other Acquisition approved in writing by the Required Lenders, any Permitted Disposition or the initiation of such operational change, restructuring or cost saving initiative, as applicable, and provided, that (A) a duly completed certificate signed by an officer of Parent shall be delivered to Agent together with the applicable Compliance Certificate, certifying that such Cost Savings are reasonably anticipated to be realized as provided above and are factually supportable as determined in good faith by Parent, (B) no Cost Savings shall be added pursuant to this proviso to the extent duplicative of any expenses or charges otherwise added to Net Income, whether through a pro forma adjustment or otherwise, for such period, (C) projected amounts (not yet realized) may no longer be added in calculating EBITDA to the extent occurring more than eight full fiscal quarters after the specified action taken in order to realize such projected cost savings, and (D) the aggregate amount added back to EBITDA pursuant to this clause (a)(xiv) shall not exceed in any Measurement Period, together with the aggregate amount excluded from Net Income pursuant to clause (a) of the definition of “Net Income”, 20% of EBITDA for such Measurement Period (calculated prior to giving effect to any adjustments pursuant to this clause (a)(xiv)); minus

(b)           the sum, without duplication, of amounts for (i) any non-cash gains (including non-cash gains from sales of real estate) for such period, plus (ii) non-cash exchange, translation, or performance gains increasing Net Income for such period relating to any hedging transactions or foreign currency fluctuations for such period, plus (iii) without duplication of any payment already reducing Net Income, any cash payments made during such period in respect of Real Property Capital Leases (other than such cash payments that are included in EBITDA as an interest expense or otherwise added back pursuant to clause (a) above).

For the purposes of calculating EBITDA for any period of 4 consecutive fiscal quarters most recently ended for which financial statements have been delivered pursuant Section 5.1 (each, a “Measurement Period”), if at any time during such Measurement Period (and on or after the Closing Date), any Loan Party or any of its Subsidiaries shall have made a Permitted Acquisition, similar Permitted Investment or other Acquisition approved in writing by the Required Lenders or a Permitted Disposition, EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, similar Permitted Investment, other Acquisition approved in writing by the Required Lenders or Permitted Disposition, are factually supportable, and are expected to have a continuing impact, determined on a basis consistent with Article 11 of Regulation S X promulgated under the Securities Act and as interpreted by the staff of the SEC) or in such other manner acceptable to Agent, as if any such transaction or adjustment occurred on the first day of such Measurement Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Record” has the meaning set forth in 15 U.S.C. §7006.

“Electronic Signature” has the meaning set forth in 15 U.S.C. §7006.

“Eligible Accounts” means an Account that constitutes a bona fide payment obligation of an Account Debtor created by a Loan Party in the ordinary course of its business, that arise out of such Loan Party’s sale of goods or rendition of services that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. Eligible Accounts shall not include the following:

(a)           Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or 60 days of due date,

(b)           Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

(c)           Accounts with respect to which the Account Debtor is an Affiliate of any Loan Party or an employee or agent of any Loan Party or any Affiliate of any Loan Party,

(d)           Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the Account Debtor, in form and substance reasonably satisfactory to Agent, confirming the unconditional obligation of the Account Debtor to take the goods related thereto and pay such invoice,

(e)           Accounts that are not payable in Dollars,

(f)           Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (A) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and, if requested by Agent, is directly drawable by Agent, (B) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent, or (C) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine),

(g)           Accounts with respect to which the Account Debtor is (i) the United States or any department, agency, or instrumentality of the United States (other than Accounts with respect to which such Loan Party has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC §3727), (ii) any state of the United States or any other Governmental Authority (other than Accounts with respect to which such Loan Party has complied, to the reasonable satisfaction of Agent, of such applicable state assignment of claims act), or (iii) Her Majesty in right of Canada or any Provincial or local Governmental Authority, or any Ministry thereof (other than Accounts with respect to which such Loan Party has assigned its rights to payment of such Account to Agent pursuant to, and in accordance with, the Financial Administration Act, R.S.C. 185, C.F.-11, as amended, or any similar applicable Provincial or local law regulation or requirement has been complied with in a manner reasonably satisfactory to Agent),

(h)           Accounts with respect to which the Account Debtor is a creditor of a Loan Party, has or has asserted a right of recoupment or setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of recoupment or setoff, or dispute,

(i)           Accounts with respect to an Account Debtor whose Eligible Accounts owing to Loan Parties exceed 15% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(j)            Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which any Loan Party has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

(k)           Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful, including by reason of the Account Debtor’s financial condition,

(l)            Accounts that are not subject to a valid and perfected first priority Agent’s Lien,

(m)          Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

(n)           Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Entity,

(o)           Accounts (i) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Loan Party of the subject contract for goods or services, or (ii) that represent credit card sales in excess of $2,500,000 at any one time outstanding, unless the criteria for Eligible Credit Card Receivables has been satisfied; or

(p)           Accounts owned by a target acquired in connection with a Permitted Acquisition or Permitted Investment, or Accounts owned by a Person that is joined to this Agreement as a Loan Party pursuant to the provisions of this Agreement, until the completion of a field examination with respect to such Accounts, in each case, satisfactory to Agent in its Permitted Discretion.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Agent in its Permitted Discretion and based on either: (x) an event, condition or other circumstance arising after the Closing Date, or (y) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Loan Party or other actual knowledge prior to the Closing Date, in either case under clause (x) or (y) which adversely affects or could reasonably be expected to adversely affect the Accounts as determined by the Agent in its Permitted Discretion. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

“Eligible Credit Card Receivables” means at the time of any determination thereof, each Credit Card Receivable that at all times satisfies the criteria set forth below and which has been earned by performance and represents the bona fide amounts due to a Loan Party from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the ordinary course of business of such Loan Party. Without limiting the foregoing, in order to be an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Loan Party as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees, discounts, claims or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to a customer, a Credit Card Processor, or Credit Card Issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise determined by Agent in its Permitted Discretion, Eligible Credit Card Receivables shall not include any Credit Card Receivable:

(a)           which is unpaid more than five Business Days after the date of determination of eligibility thereof;

(b)           where such Credit Card Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;

(c)           which is not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;

(d)           as to which a Credit Card Notification has not been delivered to the Credit Card Issuer or Credit Card Processor;

(e)           which is disputed, is with recourse due to the creditworthiness of the cardholder, or with respect to which a claim, chargeback, offset, deduction or counterclaim, dispute or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);

(f)            that is not subject to a perfected first priority security interest in favor of Agent, or with respect to which a Loan Party does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to Agent and the Liens permitted under clauses (a) or (x) of the definition of Permitted Liens and any other Liens with respect thereto permitted under this Agreement that are subject to an intercreditor agreement, in form and substance satisfactory to Agent, between the holder of such Lien and Agent;

(g)           which does not constitute an “Account” or “Payment Intangible” (as each such term is defined in the UCC);

(h)           as to which the Credit Card Issuer or Credit Card Processor has asserted the right to require a Loan Party to repurchase such Credit Card Receivable from such Credit Card Issuer or Credit Card Processor;

(i)            is due from a Credit Card Issuer or Credit Card Processor which is the subject of proceedings under an Insolvency Law;

(j)            which is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of Agent, and to the extent necessary or appropriate, endorsed to Agent;

(k)           which is payable in any currency other than Dollars; or

(l)            which Agent determines in its Permitted Discretion to be uncertain of collection.

The criteria for Eligible Credit Card Receivables set forth above may only be changed and any new criteria for Eligible Credit Card Receivables may only be established by Agent in its Permitted Discretion and based on either: (x) an event, condition or other circumstance arising after the Closing Date, or (y) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Loan Party or other actual knowledge prior to the Closing Date, in either case under clause (x) or (y) which adversely affects or could reasonably be expected to adversely affect the Credit Card Receivables as determined by the Agent in its Permitted Discretion. Any Credit Card Receivables which are not Eligible Credit Card Receivables shall nevertheless be part of the Collateral.

“Eligible Domestic In-Transit Inventory” means, as to each Loan Party, Inventory of such Loan Party (other than Eligible International In-Transit Inventory or Eligible Re-Load Inventory) which is not located at premises listed on Schedule 4.25 but which:

(a)           would constitute Eligible Inventory but for the fact that such Inventory is not located at one of the locations listed on Schedule 4.25;

(b)           is either (i) in-transit between any of the locations listed on Schedule 4.25, or (ii) in transit from a domestic or Canadian vendor to such Loan Party to one of the locations listed on Schedule 4.25; and

(c)           either (i) has been paid for by such Loan Party, (ii) has been vouchered for payment on such Loan Party’s accounts payable systems and is in fact paid in accordance with the agreed terms with the applicable supplier, or (iii) the vendor thereof has delivered a waiver, in form and substance reasonably satisfactory to Agent, of its reclamation and other rights with respect to such Inventory.

The criteria for Eligible Domestic In-Transit Inventory set forth above may only be changed and any new criteria for Eligible Domestic In-Transit Inventory may only be established by Agent in its Permitted Discretion and based on either: (x) an event, condition or other circumstance arising after the Closing Date, or (y) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Loan Party or other actual knowledge prior to the Closing Date, in either case under clause (x) or (y) which adversely affects or could reasonably be expected to adversely affect the Eligible Domestic In-Transit Inventory as determined by the Agent in its Permitted Discretion. Any Inventory which is not Eligible Domestic In-Transit Inventory shall nevertheless be part of the Collateral.

“Eligible International In-Transit Inventory” means as to each Loan Party, Inventory of such Loan Party (other than Eligible Domestic In-Transit Inventory or Eligible Re-Load Inventory) which is not located at locations listed on Schedule 4.25 and is not located within the United States, but as to which,

(a)           such Inventory would constitute Eligible Inventory, but for the fact that it is not located at a location listed on Schedule 4.25 and is not located within the United States,

(b)           title to such Inventory has passed to a Loan Party as evidenced by either (i) the payment of such Inventory by such Loan Party or (ii) a voucher for payment on such Loan Party’s accounts payable systems and is in fact paid in accordance with the terms thereof,

(c)           such Inventory currently is in transit (whether by vessel, air, or land) from a location outside of the continental United States to a location listed on Schedule 4.25,

(d)           such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its Permitted Discretion, and Agent shall have received a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Agent,

(e)           such Inventory either:

(i)           is the subject of a negotiable bill of lading governed by the laws of a state within the United States (x) that is consigned to Agent or one of its Freight Forwarders (either directly or by means of endorsements), (y) that was issued by the carrier (including a non-vessel operating common carrier) in possession of the Inventory that is subject to such bill of lading, and (z) that either is in the possession of Agent or a Freight Forwarder (in each case in the continental United States), or

(ii)           is the subject of a negotiable forwarder’s cargo receipt governed by the laws of a state within the United States and is not the subject of a bill of lading (other than a negotiable bill of lading consigned to, and in the possession of, a consolidator or Agent, or their respective agents) and such negotiable cargo receipt on its face indicates the name of the Freight Forwarder as a carrier or multimodal transport operator and has been signed or otherwise authenticated by it in such capacity or as a named agent for or on behalf of the carrier or multimodal transport operator, in any case respecting such Inventory (x) consigned to Agent or one of its Freight Forwarders that is handling the importing, shipping and delivery of such Inventory (either directly or by means of endorsements), (y) that was issued by a consolidator respecting the subject Inventory, and (z) that is in the possession of Agent or a Freight Forwarder (in each case in the continental United States),

(f)           such Inventory is in the possession of a common carrier (including on behalf of any non-vessel operating common carrier) that has issued the bill of lading or other document of title with respect thereto or the Freight Forwarder handling the importing, shipping and delivery of such Inventory,

(g)           the documents of title related thereto are subject to the valid and perfected first priority Lien of Agent,

(h)           Agent determines that such Inventory is not subject to (i) any Person’s right of reclamation, repudiation, stoppage in transit or diversion or (ii) any other right or claim of any other Person which is (or is capable of being) senior to, or pari passu with, the Lien of Agent or Agent determines that any Person’s right or claim impairs, or interferes with, directly or indirectly, the ability of Agent to realize on, or reduces the amount that Agent may realize from the sale or other disposition of such Inventory, and

(i)           such Inventory shall not have been in transit for more than 60 days.

The criteria for Eligible International In-Transit Inventory set forth above may only be changed and any new criteria for Eligible International In-Transit Inventory may only be established by Agent in its Permitted Discretion based on either: (x) an event, condition or other circumstance arising after the Closing Date, or (y) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Loan Party or other actual knowledge prior to the Closing Date, in either case under clause (x) or (y) which adversely affects or could reasonably be expected to adversely affect the Eligible International In-Transit Inventory as determined by the Agent in its Permitted Discretion. Any Inventory which is not Eligible International In-Transit Inventory shall nevertheless be part of the Collateral.

“Eligible In-Transit Inventory” means, collectively, Eligible Domestic In-Transit Inventory and Eligible International In-Transit Inventory.

“Eligible Inventory” means Inventory of a Loan Party consisting of finished goods held for resale in the ordinary course of business of a Loan Party, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be so included, Inventory shall be valued based upon the Value of such Inventory. An item of Inventory shall not be included in Eligible Inventory if it is:

(a)           Inventory for which a Loan Party does not have good, valid, and marketable title thereto;

(b)           Inventory for which a Loan Party does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a Loan Party);

(c)           not located at one of the locations in the continental United States set forth on Schedule 4.25 to this Agreement (as such Schedule 4.25 may be amended from time to time in accordance with Section 5.14);

(d)           raw materials unless held for sale as finished goods in the ordinary course of such Loan Party’s business;

(e)           work-in process unless held for sale as finished goods in the ordinary course of such Loan Party’s business;

(f)           components which are not part of finished goods (unless held for sale as such by such Loan Party in the ordinary course of its business);

(g)           spare parts for equipment (unless held for sale as such by such Loan Party in the ordinary course of its business);

(h)           packaging and shipping materials;

(i)           supplies used or consumed in such Loan Party’s business (unless also held for sale as such by such Loan Party in the ordinary course of its business);

(j)            Inventory at premises other than those controlled by any Loan Party and with respect to which a Collateral Access Agreement has been delivered to Agent (or Agent has established any applicable Inventory Reserves for rent payable with respect to such location);

(k)           Inventory subject to a security interest or lien in favor of any person other than Agent except those security interests or liens permitted in this Agreement;

(l)            bill and hold goods;

(m)          Inventory which is not fit for sale in the ordinary course of such Loan Party’s business or which is obsolete or slow moving;

(n)           Inventory which is not subject to the first priority, valid and perfected security interest of Agent;

(o)           returned, damaged and/or defective Inventory;

(p)           Inventory purchased or sold on consignment; provided, that, Inventory owned by such Loan Party and held by Lowe’s or Home Depot on consignment may, subject to the other criteria set forth in this Agreement, be deemed Eligible Inventory so long as (i) such Person continues to be deemed creditworthy by Agent in good faith, (ii) such consigned Inventory is subject to an effective consignment agreement, pursuant to which, among other things, such Person acknowledges such Loan Party’s ownership of such Inventory, acknowledges Agent’s liens on such Inventory, authorizes the filing of UCC financing statements naming such Person as consignee, such Loan Party as consignor, and Agent as such Loan Party’s assignee, Agent is permitted to access such Person’s premises for the purpose of removing, auditing or otherwise accessing such consigned Inventory, and which is otherwise in form and substance satisfactory to Agent, (iii) Agent has received evidence, in form and substance satisfactory to it, that a UCC financing statement regarding the consignment arrangement between such Person and such Loan Party has been filed in the appropriate jurisdiction, and (iv) Agent has received UCC searches with respect to such Person from each jurisdiction in which such consigned Inventory is located and from the jurisdiction under whose laws such Person is organized;

(q)           Inventory located outside the United States of America; or

(r)            Inventory that was acquired in connection with a Permitted Acquisition or Permitted Investment, or such Inventory is owned by a Person that is joined to this Agreement as a Loan Party pursuant to the provisions of this Agreement, until the completion of an Acceptable Appraisal of such Inventory and the completion of a field examination with respect to such Inventory that is satisfactory to Agent in its Permitted Discretion.

The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Agent in its Permitted Discretion based on either: (x) an event, condition or other circumstance arising after the date hereof, or (y) an event, condition or other circumstance existing on the date hereof to the extent Agent has no written notice thereof from a Loan Party or other actual knowledge prior to the date hereof, in either case under clause (x) or (y) which adversely affects or could reasonably be expected to adversely affect the Inventory as determined by the Agent in its Permitted Discretion. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

“Eligible Re-Load Inventory” means, as to each Loan Party, Inventory of such Loan Party (other than Eligible Domestic In-Transit Inventory or Eligible International In-Transit Inventory) which is located at a domestic warehouse owned and operated by a Person who is not an Affiliate of such Loan Party pursuant to a contract for storage and/or handling between such Loan Party and such Person and with respect to which:

(a)           such Inventory would constitute Eligible Inventory but for the fact that such Inventory is not located at a domestic facility operated by a Loan Party; and

(b)           the Person owning and operating the facility at which such Inventory is located is a Qualified Bailee; provided, that, Inventory which would otherwise constitute Eligible Re-Load Inventory but for the fact that it is not located at a facility owned and operated by a Qualified Bailee may, subject to all other applicable eligibility criteria contained in this Agreement, constitute Eligible Re-Load Inventory if at least 2/3 of the total value of Eligible Re-Load Inventory is located at a facility owned and operated by a Qualified Bailee.

The criteria for Eligible Re-Load Inventory set forth above may only be changed and any new criteria for Eligible Re-Load Inventory may only be established by Agent in its Permitted Discretion and based on either: (x) an event, condition or other circumstance arising after the Closing Date, or (y) an event, condition or other circumstance existing on the Closing Date to the extent Agent has no written notice thereof from a Loan Party or other actual knowledge prior to the Closing Date, in either case under clause (x) or (y) which adversely affects or could reasonably be expected to adversely affect the Eligible Re-Load Inventory as determined by the Agent in its Permitted Discretion. Any Inventory which is not Eligible Re-Load Inventory shall nevertheless be part of the Collateral.

“Eligible Transferee” means (a) any Lender (other than a Defaulting Lender), any Affiliate of any Lender and any Related Fund of any Lender; (b) (i) a commercial bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof, and having total assets in excess of $1,000,000,000; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided, that (A) (x) such bank is acting through a branch or agency located in the United States, or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country, and (B) such bank has total assets in excess of $1,000,000,000; (c) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds and lease financing companies, and having total assets in excess of $1,000,000,000; and (d) during the continuation of a Specified Event of Default, any other Person approved by Agent (not to be unreasonably withheld or delayed).

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority, or any third party involving violations of or liability under Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of any Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Law.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means equipment (as that term is defined in the Code).

“Equity Interests” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), but excluding any debt security that is exchangeable for or convertible into Equity Interests (that has not yet been exchanged or converted into Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of any Loan Party or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which any Loan Party or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with any Loan Party or any of its Subsidiaries and whose employees are aggregated with the employees of such Loan Party or its Subsidiaries under IRC Section 414(o).

“ERISA Event” means: (a) the occurrence of a “reportable event” described in Section 4043 of ERISA with respect to a Pension Plan for which the 30-day notice requirement has not been waived by applicable regulations issued by the PBGC, (b) the withdrawal of any Loan Party or ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan or Multiemployer Plan by the PBGC or any Pension Plan administrator or Multiemployer Plan administrator, (e) any other event or condition that would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (f) the imposition of a Lien pursuant to the IRC or ERISA in connection with any Pension Plan or the existence of any facts or circumstances that could reasonably be expected to result in the imposition of a Lien, (g) the partial or complete withdrawal of any Loan Party or ERISA Affiliate from a Multiemployer Plan, (h) any event or condition that results in the insolvency of a Multiemployer Plan under ERISA, (i) any event or condition that results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate or to appoint a trustee to administer a Multiemployer Plan under ERISA, (j) any Pension Plan being in “at risk status” within the meaning of IRC Section 430(i), (k) any Multiemployer Plan being in “endangered status” or “critical status” within the meaning of IRC Section 432(b) or the determination that any Multiemployer Plan is insolvent within the meaning of Title IV of ERISA, (l) with respect to any Pension Plan, any Loan Party or ERISA Affiliate incurring a substantial cessation of operations within the meaning of ERISA Section 4062(e), (m) the failure of any Pension Plan or Multiemployer Plan to meet the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA), in each case, whether or not waived, (n) the filing of an application for a waiver of the minimum funding standards within the meaning of the IRC or ERISA (including Section 412 of the IRC or Section 302 of ERISA) with respect to any Pension Plan or Multiemployer Plan, or (o) the failure to make by its due date a required payment or contribution with respect to any Pension Plan or Multiemployer Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified therefor in Section 8 of this Agreement.

“Excess Availability” means the amount, as determined by Agent in its Permitted Discretion, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base and (ii) the Revolver Commitments of all Lenders, plus (b) the then available amount of all Qualified Cash minus (c) Revolver Usage.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Excluded Subsidiary” means (a) SPE Propcos, (b) any Subsidiary of a Loan Party to the extent that the burden or cost (including any potential tax liability) of obtaining a guarantee outweighs the benefit afforded thereby as reasonably determined by Borrowers and Agent, (c) any Foreign Subsidiary, CFC or CFC Holdco, (d) any Subsidiary that is a direct or indirect subsidiary of a (i) Foreign Subsidiary that is a CFC or (ii) CFC Holdco, (e) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date (or, if later, the date of the acquisition of such Subsidiary, with such prohibition or restriction not incurred in contemplation of the Closing Date or such acquisition, as applicable) from guaranteeing the Obligations or that would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received and for only so long as such restriction is outstanding, (f) any Immaterial Subsidiary and (g) any not-for-profit subsidiary.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) any tax imposed on the net income or net profits of any Recipient (including any branch profits taxes), in each case imposed by the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Recipient is organized or the jurisdiction (or by any political subdivision or taxing authority thereof) in which such Recipient’s principal office or applicable lending office is located or as a result of a present or former connection between such Recipient and the jurisdiction or taxing authority imposing the tax (other than any such connection arising solely from such Recipient having executed, delivered or performed its obligations or received payment under, or enforced its rights or remedies under this Agreement or any other Loan Document, engaged in any other transaction pursuant to any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (ii) U.S. federal withholding taxes that would not have been imposed but for a Recipient’s failure to comply with the requirements of Section 16.2 of this Agreement, (iii) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 14.2), any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a requirement of law in effect at the time such Lender acquires such interest in the applicable Commitment or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 16.1(a), and (iv) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement, dated April 13, 2018, by and among Wells Fargo Bank, National Association, as administrative agent, the lenders party thereto, Parent and certain Subsidiaries of Parent party thereto, as heretofore amended, modified and supplemented as in effect immediately prior to the Closing Date.

“Extraordinary Advances” has the meaning specified therefor in Section 2.3(d)(iii) of this Agreement.

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and (a) any current or future regulations or official interpretations thereof, (b) any agreements entered into pursuant to Section 1471(b)(1) of the IRC, and (c) any intergovernmental agreement entered into by the United States (or any fiscal or regulatory legislation, rules, or practices adopted pursuant to any such intergovernmental agreement entered into in connection therewith).

“FCCR Compliance Period” means each period, if any, (a) commencing on any date on which Excess Availability is less than the greater of (i) $30,000,000 and (ii) the amount equal to 10% of the Line Cap and (b) ending on the nearest subsequent date on which Excess Availability has been equal to or greater than the greater of (i) $30,000,000 or (ii) the amount equal to 10% of the Line Cap for 30 consecutive days.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fixed Charge Coverage Ratio” means, with respect to Parent and its Subsidiaries and with respect to any Measurement Period as of any date of determination, the ratio, calculated for the trailing four quarter period ending on the last day of such Measurement Period, of (a) EBITDA for such Measurement Period minus Unfinanced Capital Expenditures made (to the extent not already incurred in a prior Measurement Period) or incurred during such Measurement Period, to (b) Fixed Charges for such Measurement Period.

“Fixed Charges” means, with respect to Parent and its Subsidiaries and with respect to any Measurement Period as of any date of determination, the sum of (a) income taxes paid in cash during such period, (b) Interest Expense (other than interest paid in kind, amortization of financing fees and other non-cash interest) paid in cash during such period, (c) cash dividends or stock redemptions paid in cash during such period, and (d) scheduled principal payments on Indebtedness paid in cash (excluding any required payments from “excess cash flow”), including any scheduled principal payments on any Permitted Mortgage Loan Financing, during such period (other than with respect to principal payments made on account of a revolving line of credit or payments with respect to any Permitted Mortgage Loan Financing using proceeds from the sale or sale-lease back of Real Property in accordance with clause (e) of the definition of Permitted Dispositions), and (e) to the extent not otherwise deducted from EBITDA for such period, all payments required to be made during such period in respect of any funding deficiency or funding shortfall with respect to any Pension Plan or for any Withdrawal Liability, including any Permitted Multiemployer Withdrawal.

“Flood Laws” means the National Flood Insurance Act of 1968, Flood Disaster Protection Act of 1973, and related laws, rules and regulations, including any amendments or successor provisions.

“Foreign Lender” means any Lender or Participant that is not a U.S. Person.

“Foreign Subsidiary” means any direct or indirect subsidiary of any Loan Party that is organized under the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia.

“Freight Forwarders” means Qualified Bailees which are reasonably acceptable to Agent to handle the receipt of Inventory within the United States or to clear Inventory through the Bureau of Customs and Border Protection or other domestic or foreign export control authorities or otherwise perform port of entry services to process Inventory imported by a Loan Party from outside the United States (such persons sometimes being referred to herein individually as a “Freight Forwarder”), provided, that, as to each such person, (a) Agent shall have received a freight forwarder agreement by such person in favor of Agent (in form and substance satisfactory to Agent in its Permitted Discretion) duly authorized, executed and delivered by such person, (b) such agreement shall be in full force and effect and (c) such person shall be in compliance in all material respects with the terms thereof; provided, further that any such applicable Qualified Bailee as of the Closing Date shall not be disqualified as a Freight Forwarder due to failure to deliver such freight forwarder agreement until the date that is 90 days after the Closing Date.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Pro Rata Share of the Letter of Credit Usage other than the Letter of Credit Usage as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Funded Indebtedness” means, as of any date of determination, all Indebtedness for borrowed money of Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, in any event, but without duplication, with respect to the Loan Parties and their Subsidiaries, the Revolver Usage and the amount of their Capitalized Lease Obligations, but excluding any obligations or indebtedness arising under operating leases notwithstanding any accounting treatment that may be required under GAAP; provided, that, Indebtedness under the Credit Facility will be calculated as the daily average balance of Revolving Loans outstanding under the Credit Facility for the last month of the quarter most recently ended; provided, further, that undrawn letters of credit (including all Letters of Credit) shall not constitute Funded Indebtedness for purposes of calculating the Leverage Ratio.

“Funding Losses” has the meaning specified therefor in Section 2.12(b)(ii) of this Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, county, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means (a) each Person that guaranties all or a portion of the Obligations, including any Person that is a “Guarantor” under the Guaranty and Security Agreement, and (b) each other Person that becomes a guarantor after the Closing Date pursuant to Section 5.11 of this Agreement.

“Guaranty and Security Agreement” means the Guaranty and Security Agreement, dated as of even date with this Agreement, in form and substance reasonably satisfactory to Agent, executed and delivered by each of the Loan Parties to Agent.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and (e) per- and polyfluoroalkyl substances.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

“Hedge Obligations” means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

“Hedge Provider” means any Bank Product Provider that is a party to a Hedge Agreement with a Loan Party or its Subsidiaries or otherwise provides Bank Products under clause (f) of the definition thereof; provided, that if, at any time, a Lender ceases to be a Lender under this Agreement (prior to the payment in full of the Obligations), then, from and after the date on which it ceases to be a Lender thereunder, neither it nor any of its Affiliates shall constitute Hedge Providers and the obligations with respect to Hedge Agreements entered into with such former Lender or any of its Affiliates shall no longer constitute Hedge Obligations.

“Immaterial Subsidiary” means a Subsidiary of a Loan Party that (i) owns less than 2.50% of the Consolidated Total Assets of the Loan Parties and their Subsidiaries, (ii) generates less than 2.50% of the EBITDA of the Loan Parties and their Subsidiaries, and (iii) is not the owner of Equity Interests of any Subsidiary of a Loan Party other than an Immaterial Subsidiary.

“Increase” has the meaning specified therefor in Section 2.14.

“Increase Effective Date” has the meaning specified therefor in Section 2.14.

“Increase Joinder” has the meaning specified therefor in Section 2.14.

“Indebtedness” means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, (A) in respect of borrowed money; (B) evidenced by bonds, notes, debentures, loan agreements or similar instruments or letters of credit (or reimbursement agreements in respect thereof), banker’s acceptances, bank guarantees, surety bonds and similar instruments; (C) representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of purchase thereof), including Capitalized Lease Obligations, except any such balance that constitutes an accrued expense or trade payable or similar obligation; or (D) representing any hedge obligations, if and to the extent any of the foregoing indebtedness (other than letters of credit and hedge obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP.

“Indemnified Liabilities” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Person” has the meaning specified therefor in Section 10.3 of this Agreement.

“Indemnified Taxes” means, (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of, any Loan Party under any Loan Document, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Insolvency Law” means any of (a) the Bankruptcy Code; and (b) the Bankruptcy and Insolvency Act (Canada); (c) the Companies Creditors’ Arrangement Act (Canada); (d) the Winding-Up and Restructuring Act (Canada); (e) corporate statutes, including the Canada Business Corporations Act (Canada) where such statute is used by a Person to propose an arrangement involving the compromise of the claims of creditors; and (e) any similar legislation in another jurisdiction, in each case as applicable and as in effect from time to time.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any Insolvency Law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, dated as of even date with this Agreement, executed and delivered by each Loan Party and their respective Subsidiaries and Agent, the form and substance of which is reasonably satisfactory to Agent.

“Intercreditor Agreement” means the intercreditor agreement dated as of October 25, 2021 among the Loan Parties, Agent and Truist Bank as the collateral agent in respect of the Senior Secured Notes.

“Interest Expense” means, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments and all amounts paid or accrued in connection with hedging transactions, but excluding (a) amortization of discount and amortization of deferred financing fees and closing costs paid in cash in connection with the transactions contemplated hereby, (b) interest paid in property other than cash, (c) any other interest expense not payable in cash and (d) any amounts received in connection with hedging transactions.

“Interest Period” means, with respect to any SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Base Rate Loan to a SOFR Loan) and ending one (1), three (3) or six (6) months thereafter; provided, that (a) the Interest Period shall begin on the date the Loan is made or continued as, or converted into, a SOFR Loan, and shall expire one, three or six months thereafter, as applicable; (b) if any Interest Period begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at its end, or if such corresponding day falls after the last Business Day of the end month, then the Interest Period shall expire on the end month's last Business Day; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day and (c) Borrowers may not elect an Interest Period which will end after the Maturity Date.

“Inventory” means inventory (as that term is defined in the Code).

“Inventory Reserves” means, as of any date of determination, (a) Landlord Reserves in respect of Inventory, (b) those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including reserves for slow moving Inventory and Inventory shrinkage) with respect to Eligible Inventory, including based on the results of appraisals, and (c) with respect to Eligible In-Transit Inventory, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain with respect to Eligible In-Transit Inventory (i) for the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of such Eligible In-Transit Inventory, plus (ii) for the estimated reclamation claims of unpaid sellers of such Eligible In-Transit Inventory.

“Investment” means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising in the ordinary course of business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, minus at Administrative Borrower’s option, all capital returned with respect to such Investment, in each case without any adjustment for increases or decreases in value, or write-ups, write-downs, or write-offs with respect to such Investment.

“IRC” means the Internal Revenue Code of 1986, as in effect from time to time.

“IRS” means the Internal Revenue Service of the United States Department of the Treasury, and any successor or replacement service, governmental agency or other entity having the same or similar authority and responsibilities.

“ISP” means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Document” means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means Bank of America, N.A. or any other Lender that, at the request of Borrowers and with the consent of Agent, agrees, in such Lender’s sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.11 of this Agreement. For the avoidance of doubt, any Issuing Bank shall be a Lender.

“Joinder” means a joinder agreement substantially in the form of Exhibit J-1 to this Agreement.

“Joint Book Runners” means Bank of America, N.A., Citizens Bank, National Association and Truist Securities, Inc.

“Joint Lead Arrangers” means Bank of America, N.A., Citizens Bank, National Association and Truist Securities, Inc.

“Landlord Reserve” means, as to each location at which a Loan Party has Inventory or books and records located and as to which a Collateral Access Agreement has not been received by Agent, a reserve in an amount equal to 3 months’ rent, storage charges, fees or other amounts under the lease or other applicable agreement relative to such location or, if greater and Agent so elects, the number of months’ rent, storage charges, fess or other amounts for which the landlord, bailee, warehouseman or other property owner will have, under applicable law, a Lien in the Inventory of such Loan Party to secure the payment of such amounts under the lease or other applicable agreement relative to such location.

“Lender” has the meaning set forth in the preamble to this Agreement and, unless the context requires otherwise, shall include any Issuing Bank, Swing Line Lender and any other Person made a party to this Agreement pursuant to the provisions of Section 13.1 of this Agreement; and “Lenders” means each of the Lenders or any one or more of them.

“Lender Group” means each of the Lenders (including Issuing Bank and the Swing Line Lender) and Agent, or any one or more of them.

“Lender Group Expenses” means all (a) reasonable and documented out-of-pocket costs or expenses (including taxes and insurance premiums) required to be paid by any Loan Party or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) reasonable and documented out-of-pocket fees or charges paid or incurred by Agent in connection with the Lender Group’s transactions with each Loan Party and its Subsidiaries under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, and environmental audits, (c) Agent’s reasonable and documented out-of-pocket fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries, (d) Agent’s reasonable and documented out-of-pocket fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of any Borrower (whether by wire transfer or otherwise), together with any reasonable and documented out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by Agent resulting from the dishonor of checks payable by or to any Loan Party, (f) reasonable and documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 2.10 of this Agreement, (h) Agent’s and Lenders’ reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with any Loan Party or any of its Subsidiaries, (i) Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees and due diligence expenses) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable and documented costs and expenses relative to the rating of the CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the Credit Facility), or amending, waiving, or modifying the Loan Documents, (j) reasonable and documented out-of-pocket fees, costs, and expenses incurred or charged by Issuing Bank in connection with the issuance, amendment, renewal, extension, or transfer of, or drawing under, any Letter of Credit or any demand for payment thereunder, (k) all reasonable and documented out-of-pocket fees, costs, and expenses reimbursable or payable to Agent or the other members of the Lender Group hereunder or under the other Loan Documents, and (l) Agent’s and each Lender’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Insolvency Proceeding concerning any Loan Party or any of its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any Remedial Action with respect to the Collateral; provided, that the fees and expenses of counsel that shall constitute Lender Group Expenses shall in any event be limited to one primary counsel to Agent, one local counsel to Agent in each reasonably necessary jurisdiction, one specialty counsel to Agent in each reasonably necessary specialty area (including insolvency law).

“Lender Group Representatives” has the meaning specified therefor in Section 17.9 of this Agreement.

“Lender-Related Person” means, with respect to any Lender, such Lender, together with such Lender’s Affiliates, officers, directors, employees, attorneys, and agents.

“Lending Office” means the office (including any domestic or foreign Affiliate or branch) designated as such by Agent, a Lender or Issuing Bank by notice to Administrative Borrower and, if applicable, Agent.

“Letter of Credit” means a letter of credit (as that term is defined in the Code) issued by any Issuing Bank.

“Letter of Credit Collateralization” means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.11(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 105% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries’ rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 105% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

“Letter of Credit Disbursement” means a payment made by Issuing Bank pursuant to a Letter of Credit.

“Letter of Credit Exposure” means, as of any date of determination with respect to any Lender, such Lender’s participation in the Letter of Credit Usage pursuant to Section 2.11(e) on such date.

“Letter of Credit Fee” has the meaning specified therefor in Section 2.6(b) of this Agreement.

“Letter of Credit Indemnified Costs” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Related Person” has the meaning specified therefor in Section 2.11(f) of this Agreement.

“Letter of Credit Sublimit” means $30,000,000.

“Letter of Credit Usage” means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Revolving Loan.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the amount of the Funded Indebtedness (excluding Indebtedness in respect of Real Property Capital Leases) of Parent and its Subsidiaries as of such date minus Qualified Cash as of such date, to (b) the EBITDA of Parent and its Subsidiaries for the 4 consecutive fiscal quarter period ended on or most recently prior to such date.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Line Cap” means, as of any date of determination, the lesser of (a) the aggregate Revolver Commitments of all Lenders as of such date of determination, and (b) the Borrowing Base as of such date of determination.

“Loan” means any Revolving Loan, Swing Line Loan or Extraordinary Advance made (or to be made) hereunder.

“Loan Account” has the meaning specified therefor in Section 2.9 of this Agreement.

“Loan Documents” means this Agreement, the Control Agreements, any Borrowing Base Certificate, the Guaranty and Security Agreement, the Intercreditor Agreement, the Intercompany Subordination Agreement, any Issuer Documents, the Letters of Credit, the Collateral Assignment of Acquisition Agreements, the Trademark Security Agreement, Copyright Security Agreement, the Motor Vehicle Collateral Agency Agreement, any note or notes executed by Borrowers in connection with this Agreement and payable to any member of the Lender Group, and any other instrument or agreement entered into, now or in the future, by any Loan Party or any of its Subsidiaries and any member of the Lender Group in connection with this Agreement (but specifically excluding Bank Product Agreements).

“Loan Party” means any Borrower or any Guarantor.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means (a) a material adverse effect in the business, operations, results of operations, assets, liabilities or financial condition of the Loan Parties and their Subsidiaries, taken as a whole, (b) a material impairment of the Loan Parties’ and their Subsidiaries’ ability to perform any obligation (other than an immaterial obligation) under the Loan Documents to which they are parties or of the Lender Group’s ability to enforce the Obligations or realize upon the Collateral (other than as a result of as a result of an action taken or not taken that is solely in the control of Agent), or (c) a material impairment of the enforceability or priority of Agent’s Liens with respect to all or a material portion of the Collateral.

“Material Contract” means any written contract or other executed agreement (other than the Loan Documents) to which any Borrower or any Guarantor is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would result in a Material Adverse Effect.

“Maturity Date” means August 27, 2030.

“Maximum Secured Debt Amount” means the amount equal to the greater of (a) $300,000,000 and (b) the maximum principal Indebtedness which may be incurred so long as, after giving effect to the incurrence of such Indebtedness, Parent and its Subsidiaries have a Net Secured Leverage Ratio of not greater than 3.75 to 1.00 calculated on a pro forma basis for the then most recently ended Measurement Period.

“Measurement Period” has the meaning set forth in the definition of EBITDA.

“Moody’s” has the meaning specified therefor in the definition of Cash Equivalents.

“Motor Vehicle Collateral Agency Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Multiemployer Plan” means any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA with respect to which any Loan Party or ERISA Affiliate has an obligation to contribute or has any liability, contingent or otherwise or could be assessed withdrawal liability assuming a complete withdrawal from any such multiemployer plan.

“Net Income” means, as of any date of determination, as determined in accordance with GAAP, when calculated for a specified period ending on such date of determination, the aggregate of the net income (loss) of Parent and its Subsidiaries, on a consolidated basis, for such period, but excluding to the extent included therein (a) any extraordinary or one-time gains or losses or non-recurring events, including, but not limited to, restructuring charges or non-recurring integration charges (including severance costs, costs associated with office, facility and branch openings, closings and consolidations (in the case of openings, incurred in connection with acquisitions and investments), relocation costs, costs related to discontinuation of product lines), casualty losses, other acquisitions or divestiture related charges in an amount not to exceed in any Measurement Period, (x) 15% of EBITDA for such Measurement Period and (y) together with the amounts added back to EBITDA pursuant to clause (a)(xiv) of the definition of EBITDA, 20% of EBITDA for such Measurement Period (in each case, calculated prior to giving effect to any adjustments pursuant to this clause (a)), (b) any non-cash charge, loss, gain, expense, write-up, write-down or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), and (c) expenses, liabilities or gains related to the conversion or modification of various employee benefit programs, and non-cash compensation related expenses; provided, that (i) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to Parent and any wholly-owned Subsidiary of Parent; (ii) the cumulative effect of any change in accounting principles adopted by Parent and its Subsidiaries after the date hereof or any change in the accounting for sale leaseback transactions whether made prior or after the Closing Date shall be excluded; and (iii) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to Parent or to any other wholly-owned Subsidiary of Parent is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule of government regulation applicable to such wholly-owned Subsidiary shall be excluded. For the purpose of this definition, net income excludes any gain or loss, together with any related provision for taxes for such gain or loss realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions), or of any Equity Interests of Parent and its Subsidiaries any net income realized as a result of changes in accounting principles or the application thereof to Parent and its Subsidiaries.

“Net Orderly Liquidation Value” means, as of any date of determination, the net orderly liquidation percentage set forth in the most recent Acceptable Appraisal of each Loan Party’s Inventory provided to Agent pursuant to the terms of the Loan Documents times the Value of such Loan Party’s Inventory.

“Net Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) the sum of, without duplication, (A) the aggregate principal amount of the Revolving Loans outstanding as of the last day of the Measurement Period most recently ended as of such date and (B) the aggregate principal amount of Indebtedness of Parent and its Subsidiaries (inclusive of the principal amount of Indebtedness permitted under clause (t), clause (w) and clause (y) of the definition of Permitted Indebtedness) outstanding as of the last day of such Measurement Period that is then secured by Liens on either or both of any Collateral and Real Property minus (ii) without duplication, the Qualified Cash as of the last day of such Measurement Period, to (b) the EBITDA for such Measurement Period.

“Non-Consenting Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Non-Defaulting Lender” means each Lender other than a Defaulting Lender.

“Non-Loan Party” means any Subsidiary of Parent that is not a Loan Party.

“Noticed Hedge Agreement” means any Hedge Agreement designated as a “Noticed Hedge Agreement” by the Administrative Borrower in the applicable Bank Product Provider Agreement (or if the applicable Bank Product Provider is Agent or an Affiliate thereof, as agreed between the Administrative Borrower and such Bank Product Provider).

“Notice of Borrowing” means notice by Administrative Borrower of a Borrowing, in form satisfactory to Agent.

“Notice of Conversion/Continuation” means notice by Administrative Borrower for conversion or continuation of a Loan as a SOFR Loan, in form satisfactory to Agent.

“Obligations” means (a) all loans (including the Loans (inclusive of Extraordinary Advances)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), reimbursement or indemnification obligations with respect to Letters of Credit (irrespective of whether contingent), premiums, liabilities (including all amounts charged to the Loan Account pursuant to this Agreement), obligations (including indemnification obligations), fees, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations; provided, that, anything to the contrary contained in the foregoing notwithstanding, the Obligations of any Loan Party shall exclude its Excluded Swap Obligation. Without limiting the generality of the foregoing, the Obligations of Borrowers under the Loan Documents include the obligation to pay (i) the principal of the Loans, (ii) interest accrued on the Loans, (iii) the amount necessary to reimburse Issuing Bank for amounts paid or payable pursuant to Letters of Credit, (iv) Letter of Credit commissions, fees (including fronting fees) and charges, (v) Lender Group Expenses, (vi) fees payable under this Agreement or any of the other Loan Documents, and (vii) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Originating Lender” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Other Taxes” means all present or future stamp, court, excise, value added, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“Overadvance” means, as of any date of determination, that the Revolver Usage is greater than any of the limitations set forth in Section 2.1 or Section 2.11 of this Agreement.

“Parent” has the meaning specified therefor in the preamble to this Agreement.

“Participant” has the meaning specified therefor in Section 13.1(e) of this Agreement.

“Participant Register” has the meaning set forth in Section 13.1(i) of this Agreement.

“Patent Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Patriot Act” has the meaning specified therefor in Section 4.13 of this Agreement.

“Payment Conditions” means, at the time of determination with respect to a proposed payment to fund a Specified Transaction, that:

(a)           no Specified Event of Default then exists or would arise as a result of the consummation of such Specified Transaction,

(b)           either:

(i)            (A) Average Excess Availability, for the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (B) Excess Availability, after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (1) 17.50% of the Line Cap and (2) $52,500,000, or

(ii)           both (A) the Fixed Charge Coverage Ratio of the Loan Parties and their Subsidiaries is equal to or greater than 1.00 to 1.00 for the Measurement Period most recently ended (calculated on a pro forma basis as if such proposed payment is a Fixed Charge made on the last day of such Measurement Period (it being understood that such proposed payment shall also be deemed to be a Fixed Charge made on the last day of such Measurement Period for purposes of calculating the Fixed Charge Coverage Ratio under this clause (ii) for any subsequent proposed payment to fund a Specified Transaction which, when calculated as set forth herein, would otherwise include the date of such deemed Fixed Charge)), and (B) (1) Average Excess Availability, for the 30 consecutive days immediately preceding the date of such proposed payment and the consummation of such Specified Transaction, calculated on a pro forma basis as if such proposed payment was made, and the Specified Transaction was consummated, on the first day of such period, and (2) Excess Availability, after giving effect to such proposed payment and Specified Transaction, in each case, is not less than the greater of (x) 12.50% of the Line Cap and (y) $37,500,000, and

(c)           Administrative Borrower has delivered a certificate to Agent certifying that all conditions described in clauses (a) and (b) above have been satisfied.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to the provisions of Title IV or Section 302 of ERISA or Sections 412 or 430 of the IRC sponsored, maintained, or contributed to by any Loan Party or ERISA Affiliate or to which any Loan Party or ERISA Affiliate has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate in the form of Exhibit P-1 to this Agreement.

“Permitted Acquisition” means any Acquisition so long as:

(a)           no Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition,

(b)           no Indebtedness will be incurred, assumed, or would exist with respect to any Loan Party or its Subsidiaries as a result of such Acquisition, other than Permitted Indebtedness, and no Liens will be incurred, assumed, or would exist with respect to the assets of any Loan Party or its Subsidiaries as a result of such Acquisition, other than Permitted Liens,

(c)           [reserved],

(d)           [reserved],

(e)           the assets being acquired, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Loan Parties and their Subsidiaries or a business reasonably related, complimentary or ancillary thereto,

(f)            if the Borrowers are requesting that the acquired assets be included in the Borrowing Base, then the inclusion of such assets being acquired shall be subject to the satisfaction of the eligibility criteria for Eligible Accounts, Eligible Inventory, Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory, as applicable (it being agreed and understood that this clause (f) is not, and shall not be construed to be, a condition required to be satisfied for an Acquisition to constitute a Permitted Acquisition, but instead a condition required for inclusion of any such assets in the Borrowing Base),

(g)           the subject assets or Equity Interests, as applicable, are being acquired directly by a Borrower or one of its Subsidiaries that is a Loan Party or will become a Loan Party within the time periods set forth in Section 5.11, and, in the case of an acquisition of Equity Interests, the Person whose Equity Interests are acquired shall become a Loan Party (it being understood that such Loan Party shall comply with the requirements of Sections 5.10 and 5.11 of this Agreement applicable to such Acquisition within the time periods set forth in Sections 5.10 and 5.11), and

(h)           as of the date of any such Acquisition and after giving effect thereto each of the Payment Conditions is satisfied; provided, that, so long as all of the consideration payable in respect of any such Acquisitions is less than $50,000,000 for any single transaction and $100,000,000 in the aggregate for such Acquisition and all other Permitted Acquisitions consummated in such fiscal year, then this clause (h) shall not apply.

“Permitted Discretion” means, with reference to Agent, a determination made in good faith in the exercise of its reasonable business judgment based on how an asset-based lender with similar rights providing a credit facility of the type set forth in the Agreement would act in similar circumstances at the time with the information then available to it.

“Permitted Dispositions” means:

(a)           sales, abandonment, leases, subleases or other dispositions of Equipment and Real Property that is substantially worn, damaged, or obsolete or no longer used or useful in the ordinary course of business of the Loan Parties and their Subsidiaries,

(b)           sales or other dispositions of Inventory to buyers in the ordinary course of business,

(c)           the disposition of assets other than Accounts, Inventory or worn-out or obsolete Equipment so long as (i) any proceeds are deposited to the Collection Account, and (ii) such sales do not involve assets having an aggregate fair market value in excess of $100,000,000 for all such assets disposed of in any fiscal year of Borrowers and Guarantors,

(d)           the issuance and sale by any Loan Party of Equity Interests (other than Disqualified Equity Interests) of such Loan Party so long as no Event of Default would occur as a result of such sale or issuance,

(e)           the sale and leaseback of Equipment and Real Property so long as (i) any proceeds are deposited to the Collection Account or used contemporaneously to repay any Permitted Indebtedness secured by such Equipment or Real Property to the extent permitted by Section 6.1, (ii) after the Closing Date, such sale and leaseback transactions do not involve Equipment or Real Property having an aggregate fair market value in excess of $200,000,000 for all such Equipment and Real Property sold and leased in such transactions during the term of this Agreement, and (iii) if any Eligible Inventory is maintained on such Real Property or such Equipment is used in connection with the Accounts or Inventory, Agent shall have received, in form and substance reasonably acceptable to Agent in its Permitted Discretion, a Collateral Access Agreement,

(f)            the licensing and sublicensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(g)           the granting of Permitted Liens,

(h)           the sale, discount or other disposition, in each case without recourse, of accounts receivable (other than Eligible Accounts) arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

(i)            any involuntary loss, damage or destruction of property,

(j)           any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property,

(k)           the leasing or subleasing of assets of any Loan Party or its Subsidiaries in the ordinary course of business and any extension, modification or termination of any existing leases pursuant to the terms of such leases,

(l)            (i) the lapse of registered patents, trademarks, copyrights and other intellectual property of any Loan Party or any of its Subsidiaries to the extent not economically desirable in the conduct of its business, or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Lender Group,

(m)           the making of Restricted Payments that are expressly permitted to be made pursuant to this Agreement,

(n)           the making of Permitted Investments,

(o)           the sale, lease, transfer or other disposition of assets by (i) a Loan Party to another Loan Party, (ii) a Non-Loan Party to another Non-Loan Party and (iii) so long as at the time of any such sale, lease, transfer or other disposition, no Event of Default exists or is continuing, by a Loan Party to a Non-Loan Party, provided, that the aggregate amount of sales, leases, transfers or other dispositions of assets under this clause (iii), when combined with the aggregate amount of Investments by any Loan Parties in Non-Loan Parties pursuant to clause (u) of the definition of Permitted Investments (outside of Payment Conditions and without duplication). shall not exceed $25,000,000 in any fiscal year,

(p)           [reserved],

(q)           the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, and

(r)           the sale, lease, transfer or other disposition of assets by a Loan Party or its Subsidiaries; provided, that, as to any such sale, lease, transfer or other disposition, each of the following conditions is satisfied:

(i)           as of the date of any such asset disposition, and after giving effect thereto, each of the Payment Conditions is satisfied;

(ii)          not less than 75% of the consideration to be received is paid or payable in cash and is paid contemporaneously with the consummation of such disposition;

(iii)         the consideration paid or payable is in an amount not less than the fair market value of the property disposed of;

(iv)         if Inventory and Accounts in excess of $35,000,000 is included in such asset disposition (or is included in the assets of a Person whose Equity Interests are included in such asset disposition), Agent shall have received an updated Borrowing Base Certificate giving pro forma effect to such asset disposition (or the disposition of the Equity Interests of such Person) and such Borrowing Base Certificate shall be the basis for the determination of the satisfaction of the Payment Conditions;

(v)          such transaction does not involve the sale or other disposition of any Accounts or intellectual property material to the business other than Accounts or intellectual property attributable to other property concurrently being disposed of in a transaction otherwise constituting a Permitted Disposition; and

(vi)         the aggregate market value of all of the assets sold or disposed of during the term of this Agreement pursuant to this clause (r) (excluding, for the avoidance of doubt, assets sold or disposed of in the ordinary course of business or otherwise permitted to be sold or disposed pursuant to the terms hereof) shall be less than 40% of the book value of Consolidated Total Assets of Parent and its Subsidiaries calculated as of the Closing Date.

“Permitted Indebtedness” means:

(a)           Indebtedness in respect of the Obligations, other than Bank Product Obligations,

(b)           (i) Indebtedness as of the Closing Date and set forth on Schedule 4.14, and (ii) any Refinancing Indebtedness in respect of such Indebtedness under this clause (b),

(c)           Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

(d)           Indebtedness arising in connection with the endorsement of instruments or other payment items for deposit,

(e)           guaranties by any Subsidiaries of any Loan Party of the Obligations in favor of Agent, for itself and the ratable benefit of the Lenders and the Bank Product Providers,

(f)           Indebtedness with respect to any Hedge Obligations; provided, that, such arrangements are: (i) with any Bank Product Provider, and (ii) were entered into for the purpose of protecting such Loan Party or such Subsidiary against fluctuations in interest rates, commodities or currency risk and not for speculative purposes,

(g)           up to $35,000,000, in the aggregate at any one time outstanding, of Indebtedness of all Loan Parties and their Subsidiaries representing the unpaid balance of the purchase price of any property or services that constitutes an account payable to a trade creditor (whether or not an Affiliate) which (i) was created, incurred, assumed or guaranteed by a Loan Party or Subsidiary in the ordinary course of business of such Loan Party or Subsidiary in connection with obtaining goods, materials or services, (ii) is overdue by more than 90 days and (iii) is not being contested by such Loan Party and its Subsidiaries in good faith,

(h)           Indebtedness of any Loan Party or its Subsidiaries to any third person (other than another Loan Party or a Non-Loan Party) arising after the date hereof; provided, that, (i) such Indebtedness is unsecured, (ii) the amount of such Indebtedness at any one time outstanding does not exceed $100,000,000 in the aggregate, and (iii) as of the date of incurrence and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, except that such amount may be increased in unlimited additional amounts in the aggregate at any one time outstanding so long as, of the date of the incurrence of such additional Indebtedness and after giving effect thereto, (A) such Indebtedness is unsecured, (B) as of date of incurrence of such Indebtedness and after giving effect thereto, each of the Payment Conditions is satisfied, (C) such Indebtedness does not have a scheduled maturity or required scheduled repayment or prepayment or principal, amortization, mandatory redemption or sinking fund prior to date that is three months after the Maturity Date (except as result of change of control or asset sale event subject to repayment in full of all Obligations and the termination of the Commitments and this Agreement), (D) such Indebtedness is on market terms that taken as a whole are no more restrictive than corresponding terms of the Loan Documents (other than for pricing and optional prepayments), and (E) such Indebtedness does not have any limitations or restrictions on the ability of Parent and its Subsidiaries to incur Liens to secure the Obligations,

(i)            Acquired Indebtedness,

(j)            Indebtedness to sellers incurred as part of the purchase price in connection with any Permitted Acquisitions; provided, that, (i) the amount of such Indebtedness does not exceed $250,000,000 in the aggregate among all Loan Parties at any one time outstanding; and (ii) such Indebtedness (excluding earnouts and similar obligations payable based on the achievement of specified financial results overtime), (x) is subordinated to the Obligations under terms and conditions reasonably satisfactory to Agent and (y) has a maturity date that is greater than three months after the Maturity Date,

(k)           Indebtedness incurred pursuant to the Senior Secured Notes in an aggregate principal amount not to exceed $300,000,000 and any Refinancing Indebtedness in respect of such Indebtedness,

(l)            unsecured Indebtedness of any Loan Party or its Subsidiaries owing to employees, former employees, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase or redemption by such Loan Party or Subsidiary of the Equity Interests of another Loan Party or Subsidiary that has been issued to such Persons, so long as the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $35,000,000,

(m)           Indebtedness incurred in the ordinary course of business under performance, surety, statutory, or appeal bonds,

(n)           Indebtedness owed to any Person providing property, casualty, liability, or other insurance to any Loan Party or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year,

(o)           Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”), or Cash Management Services,

(p)           contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions or similar Permitted Investments,

(q)           Indebtedness composing Permitted Investments,

(r)           unsecured Indebtedness incurred in respect of netting services, overdraft protection, and other like services, in each case, incurred in the ordinary course of business,

(s)           accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness that otherwise constitutes Permitted Indebtedness,

(t)           (i) secured Indebtedness of any Loan Party to any third person (other than another Loan Party or any third party holding Indebtedness described in clause (w)) arising after the Closing Date; provided, that, (A) such Lien securing such Indebtedness is junior to and subordinated to the Lien in favor of Agent and shall at all times be subject to an intercreditor agreement between Agent and such third person, in form and substance satisfactory to Agent in its Permitted Discretion, (B) on and after giving effect to the incurrence of such Indebtedness, the principal amount of such Indebtedness at any time outstanding in the aggregate (when added to the principal amount of Indebtedness then outstanding in accordance with clause (w) of this definition) does not exceed the Maximum Secured Debt Amount, (C) on and after giving effect to the incurrence of such Indebtedness, each of the Payment Conditions is satisfied, and (D) the maturity date of such Indebtedness is greater than three months after the Maturity Date and the other terms of such Indebtedness are either not materially more restrictive on the Loan Parties than the terms of this Agreement or are otherwise satisfactory to Agent in its Permitted Discretion and (ii) any Refinancing Indebtedness with respect to any such Indebtedness under this clause (t),

(u)           Indebtedness representing deferred compensation to employees of any Borrower or any other Loan Party in the ordinary course of business,

(v)           Indebtedness (i) of a Loan Party to another Loan Party, (ii) of a Non-Loan Party to another Non-Loan Party and (iii) of a Non-Loan Party to a Loan Party; provided, that in the case of Indebtedness described in this clause (iii), (x) the amount of such Indebtedness is unsecured, (y) the amount of such Indebtedness at any one time outstanding does not exceed $25,000,000 in the aggregate, and (z) such Indebtedness shall be pledged to Agent pursuant to the Guaranty and Security Agreement,

(w)           (i) secured Indebtedness of any Loan Party to any third person (other than any other Loan Party or any third party holding Indebtedness described in clause (t)) (which Indebtedness shall exclude any Permitted Mortgage Loan Financing); provided, that, (A) the principal amount of any such Indebtedness on the date incurred (when added to the principal amount of Indebtedness then outstanding in accordance with clause (t) of this definition) does not exceed the Maximum Secured Debt Amount, (B) on and after giving effect to the incurrence of any such Indebtedness (other than Indebtedness incurred pursuant to any Permitted Mortgage Loan Financing) each of the following conditions shall be satisfied: (1) on and after giving effect to the incurrence of such Indebtedness, each of the Payment Conditions is satisfied, and (2) on and after giving effect to the incurrence of such Indebtedness, the other terms of such Indebtedness are either not materially more restrictive on the Loan Parties than the terms of this Agreement or are otherwise satisfactory to Required Lenders and Agent in its Permitted Discretion, and (ii) any Refinancing Indebtedness with respect to any such Indebtedness under this clause (w),

(x)           (i) Indebtedness of a Loan Party arising in connection with a Permitted Mortgage Loan Financing, and (ii) any Refinancing Indebtedness with respect to any such Indebtedness under this clause (x),

(y)           [reserved],

(z)           guarantees by a Loan Party or Subsidiary of Indebtedness of another Loan Party or Subsidiary constituting Indebtedness permitted under this definition; provided that such guarantee is permitted by Section 6.09, and

(aa)         to the extent constituting Indebtedness, all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (z).

Notwithstanding the foregoing, accrual of interest, the accretion of accreted value or the accretion or amortization of original issue discount shall, in each case, be deemed not to be an incurrence of Indebtedness for purposes of this definition or Section 6.1.

“Permitted Intercompany Advances” means loans made by a Loan Party to another Loan Party.

“Permitted Investments” means:

(a)           Investments in cash and Cash Equivalents,

(b)           Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business,

(c)           advances made in connection with purchases of goods or services in the ordinary course of business,

(d)           Investments received in settlement of amounts due (i) to any Loan Party or any of its Subsidiaries effected in the ordinary course of business or (ii) owing to any Loan Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party or its Subsidiaries,

(e)           Investments owned by any Loan Party or any of its Subsidiaries on the Closing Date and set forth on Schedule P-1 to this Agreement,

(f)           guarantees permitted under the definition of Permitted Indebtedness,

(g)           Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party or its Subsidiaries (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims,

(h)           Permitted Acquisitions,

(i)            (i) non-cash loans and advances to employees, former employees, officers, former officers, directors, or former directors (or any spouses, ex-spouses, or estates of any of the foregoing) of Parent or any of its Subsidiaries for the purpose of purchasing Equity Interests in Parent or BlueLinx so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests in Parent or BlueLinx as the case may be, and (ii) loans and advances to employees and officers of Parent or its Subsidiaries in the ordinary course of business for any other business purpose and in an aggregate amount not to exceed $15,000,000 at any one time outstanding,

(j)            obligations of Account Debtors to a Loan Party or its Subsidiaries arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Loan Party or Subsidiary,

(k)           Investments resulting from entering into (i) Bank Product Agreements, or (ii) agreements relative to obligations permitted under clause (f) of the definition of Permitted Indebtedness,

(l)            deposits of cash made in the ordinary course of business to secure performance of operating leases,

(m)          equity Investments by any Loan Party in (i) any Subsidiary of such Loan Party which is required by law to maintain a minimum net capital requirement or as may be otherwise required by applicable law or (ii) any other Loan Party,

(n)           Permitted Intercompany Advances,

(o)           advances of payroll payments to employees in the ordinary course of business,

(p)           transactions expressly permitted pursuant to Section 6.3 and Section 6.7,

(q)           (i) in the event that Parent or any of its Subsidiaries forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Equity Interests to Parent or such Subsidiary, as applicable, and (ii) any issuance of additional Equity Interests by a wholly-owned Subsidiary of a Person to such Person, in each case subject to compliance with Section 5.11,

(r)           any other Investments not to exceed $50,000,000 for any single Investment and $250,000,000 in the aggregate for all Investments at any time outstanding (or such greater amount, so long as each of the Payment Conditions is satisfied, as of the date of any such Investment, and after giving effect thereto),

(s)           [reserved],

(t)            Investments among Loan Parties or by any Non-Loan Party in, or to, any Loan Party; provided, that, any loans and advances made by any Non-Loan Party to any Loan Party shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement, and

(u)           Investments by any Loan Party in, or to, any Non-Loan Party; provided, that, (i) the aggregate amount of Investments made under this clause (u) shall not exceed, together with the aggregate amount of dispositions by a Loan Party to a Non-Loan Party pursuant to clause (o)(iii) of the definition of Permitted Dispositions (without duplication), $25,000,000 in any fiscal year (or such greater amount, if as of the date of any such Investment, and after giving effect thereto, each of the Payment Conditions is satisfied) and (ii) any Investments in the form of loans or advances made by any Loan Party to any Non-Loan Party pursuant to this clause (u) that are evidenced by a demand note shall be pledged and delivered to Agent pursuant to the Guaranty and Security Agreement.

“Permitted Liens” means:

(a)           Liens granted to, or for the benefit of, Agent to secure the Obligations,

(b)           Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over Agent’s Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests,

(c)           judgment Liens arising solely as a result of the existence of judgments, orders, or awards that do not constitute an Event of Default under Section 8.3 of this Agreement,

(d)           Liens set forth on Schedule P-2 to this Agreement; provided, that to qualify as a Permitted Lien, any such Lien described on Schedule P-2 to this Agreement shall only secure the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,

(e)           the interests of lessors and sub-lessors under operating leases and non-exclusive licensors and sub-licensors under license agreements,

(f)           purchase money Liens on Equipment (including the interests of lessors under Capital Leases) and Real Property to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the fixed asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the fixed asset purchased or acquired or any Refinancing Indebtedness in respect thereof,

(g)           Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,

(h)           Liens on amounts deposited to secure any Borrower’s and its Subsidiaries’ obligations in connection with worker’s compensation or other unemployment insurance,

(i)            Liens on amounts deposited to secure any Borrower’s and its Subsidiaries’ obligations in connection with the making or entering into of bids, tenders, contracts or leases in the ordinary course of business and not in connection with the borrowing of money,

(j)            Liens on amounts deposited to secure any Borrower’s and its Subsidiaries’ reimbursement obligations with respect to performance, surety, statutory or appeal bonds obtained in the ordinary course of business,

(k)           with respect to any Real Property, easements, covenants, restrictions, rights of way, zoning restrictions and similar encumbrances that do not materially interfere with or impair the use or operation thereof,

(l)            non-exclusive licenses and sub-licenses of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business,

(m)           Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the replacement Liens only encumber those assets that secured the original Indebtedness,

(n)           rights of setoff or bankers’ liens upon deposits of funds in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such Deposit Accounts in the ordinary course of business,

(o)           Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness,

(p)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(q)           Liens solely on any cash earnest money deposits made by a Loan Party or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition or similar Permitted Investment,

(r)            Liens assumed by any Loan Party or its Subsidiaries in connection with a Permitted Acquisition that secure Acquired Indebtedness,

(s)           Liens securing obligations under the Senior Secured Notes Indenture; provided that such Liens are subject to the Intercreditor Agreement or another intercreditor agreement in form and substance reasonably acceptable to Agent,

(t)            Liens on assets other than Accounts, collections on Accounts or Inventory to the extent such liens do not secure obligations in excess of $50,000,000 in the aggregate at any one time outstanding,

(u)           Liens securing Indebtedness permitted by and subject to clause (t) of the definition of Permitted Indebtedness,

(v)           Liens in favor of third parties arising out of conditional sale, title, retention, consignment or similar arrangements for the purchase of goods by the Loan Parties in the ordinary course of business so long as such transactions are not prohibited by this Agreement,

(w)          to the extent constituting Liens, dispositions expressly permitted under Section 6.4,

(x)           Liens or rights of setoff against credit balances of Loan Parties with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to Loan Parties in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of Loan Parties, pursuant to the Credit Card Agreements to secure the obligations of Loan Parties to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks,

(y)           Liens securing a Permitted Mortgage Loan Financing, and

(z)           Liens securing Indebtedness permitted to be incurred pursuant to clause (t) or (w) of the definition of Permitted Indebtedness; provided, that such Liens are subject to an intercreditor agreement in form and substance reasonably acceptable to Agent to the extent secured by Liens on Collateral.

“Permitted Mortgage Loan Financing” means Indebtedness incurred by one or more Loan Parties after the Closing Date; provided, that, (a) the aggregate amount of such Indebtedness outstanding at any one time shall not exceed $160,000,000, (b) such Indebtedness shall be secured only by the Real Property of such Loan Party, (c) on and after giving effect to the incurrence of such Indebtedness, each of the Payment Conditions shall have been satisfied, (d) prior to the date of the incurrence of such Indebtedness, to the extent that any Eligible Inventory is located on the Real Property that secures such Indebtedness, Agent shall have received a Collateral Access Agreement, (e) the maturity date of such Indebtedness is greater than three months after the Maturity Date, and (f) the amortization of the principal amount of any such Indebtedness may not be greater than 5% per annum of the original principal amount of such Indebtedness.

“Permitted Protest” means the right of any Loan Party or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a U.S. federal tax lien), or rental payment; provided, that (a) a reserve with respect to such obligation is established on such Loan Party’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Loan Party or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Agent’s Liens.

“Permitted Multiemployer Withdrawal” means the withdrawal from or termination of a Multiemployer Plan that results in a Withdrawal Liability to a Loan Party that meets the following conditions: (a) Agent shall have received prior written notice of the intention of such Loan Party to withdraw from such Multiemployer Plan, (b) the required annual cash funding obligations of the Loan Parties shall increase by an amount not greater than $10,000,000 in the aggregate as a result of all withdrawals from Multiemployer Plans after the Closing Date, (c) such withdrawal does not result in a Lien on any assets of such Loan Party unless such Lien is junior and subordinate to the Lien in favor of Agent on terms acceptable to Agent, and (d) Agent shall have received true and complete copies of the agreements between such Loan Party and the trustee or administrator of a Multiemployer Plan (or the PBGC on behalf of such trustee or administrator) with respect to such withdrawal from such Multiemployer Plan, promptly upon the execution thereof.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, (a) the acquisition of any Equipment for the purpose of financing all or any part of the acquisition cost of such Equipment, in an aggregate principal amount outstanding at any one time not in excess of $150,000,000 so long as such security interests do not apply to any property of any Borrower, any Guarantor or any of their respective Subsidiaries other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired and (b) the acquisition of any Real Property for the purpose of financing all or any part of the acquisition cost of such Real Property, in an aggregate principal amount outstanding at any one time not in excess of $150,000,000 so long as such security interests do not apply to any property of any Borrower, any Guarantor or any of their respective Subsidiaries other than the Equipment so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment so acquired.

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

“Platform” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Post-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

“Pre-Increase Revolver Lenders” has the meaning specified therefor in Section 2.14 of this Agreement.

“Projections” means Borrowers’ forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrowers’ historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means, as of any date of determination with respect to any Lender, the percentage obtained by dividing (i) the Revolver Commitment of such Lender, by (ii) the aggregate Revolver Commitment of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 13.1; provided, that if all of the Loans have been repaid in full and all Commitments have been terminated, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the Revolving Loan Exposure of such Lender, by (B) Revolving Loan Exposure of all Lenders.

“Protective Advances” has the meaning specified therefor in Section 2.3(d)(i) of this Agreement.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“Public Lender Information” has the meaning specified therefor in Section 17.9(c) of this Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified therefor in Section 17.18 of this Agreement.

“Qualified Bailee” means a bailee, carrier, processor or other such Person from time to time in possession or control of any Loan Party’s Inventory or documents of title related thereto who has executed a Collateral Access Agreement in favor of Agent.

“Qualified Cash” means, as of any date of determination for the Loan Parties, the aggregate amount of (a) cash and Cash Equivalents which is in a deposit account or an overnight investment account (but not a checking or disbursement account) which is subject to Agent’s first priority perfected security interest pursuant to an appropriate Control Agreement applicable to such account, (b) cash and Cash Equivalents with respect to which Agent has received evidence of the available balances thereof from the bank or other financial institution at which such account is maintained which confirm such amounts and (c) cash and Cash Equivalents which is not pledged or deposited to secure any obligations of any Loan Party other than the Obligations and any other secured Indebtedness permitted under clause (w) of the definition of Permitted Indebtedness, other than a pledge of the cash in such deposit account or overnight investment account, as the case may be, to secure the obligations that may be owed to the deposit account bank or the securities intermediary or firm for depository or investment services relating to such account so long as such lien or pledge is subject to an appropriate Control Agreement; provided, that until the date that is 90 days after the Closing Date, the foregoing requirements regarding Control Agreements shall not apply with respect to up to $25,000,000 of cash and Cash Equivalents.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Borrower or Guarantor that has total assets exceeding $10,000,000 at the time the grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity Interests” means and refers to any Equity Interests issued by Administrative Borrower (and not by one or more of its Subsidiaries) that is not a Disqualified Equity Interest.

“Quarterly Average Excess Availability” means, at any time, the average of the Excess Availability for the immediately preceding fiscal quarter as calculated by Agent.

“Real Property” means any estates or interests in real property now owned or hereafter acquired by any Loan Party or one of its Subsidiaries and the improvements thereto.

“Real Property Capital Leases” means (i) any capital lease obligations or financing obligations with respect to Real Property set forth on a schedule to be delivered on the Closing Date and (ii) any future lease of (or any agreement conveying the right to use) any Real Property by such Person as lessee which is permitted under the Loan Documents and which, in accordance with GAAP, is or is required to be reflected as a capital lease on the balance sheet of such Person; provided, that, for purposes of calculating compliance with the Leverage Ratio, any lease or financing permitted under the Loan Documents occurring after the Closing Date that (a) involves any Real Property and (b) that arises out of a sale and leaseback transaction, shall be excluded from clause (i)(A) of the calculation of the Leverage Ratio, in the case of each of clause (i) and (ii) above, notwithstanding any accounting treatment that may be required under GAAP.

“Recipient” means (a) the Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Receivable Reserves” means, as of any date of determination, those reserves that Agent deems necessary or appropriate, in its Permitted Discretion and subject to Section 2.1(c), to establish and maintain (including Landlord Reserves for books and records locations) with respect to the Eligible Accounts.

“Record” means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as:

(a)           such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto,

(b)           such refinancings, renewals, or extensions do not result in a shortening of the final stated maturity or the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lenders,

(c)           if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness,

(d)           the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended,

(e)           if the Indebtedness that is refinanced, renewed or extended was unsecured, such refinancing, renewal or extension shall be unsecured, and

(f)           if the Indebtedness that is refinanced, renewed, or extended was secured (i) such refinancing, renewal, or extension shall be secured by substantially the same or less collateral as secured refinanced, renewed or extended Indebtedness on terms no less favorable to Agent or the Lender Group, taken as a whole, (ii) the Liens securing such refinancing, renewal or extension shall not have a priority more senior on the Collateral than the Liens securing such Indebtedness that is refinanced, renewed or extended and (iii) to the extent such Liens secure any Collateral, shall be subject to an intercreditor agreement, in form and substance reasonable satisfactory to Required Lenders and Agent in its Permitted Discretion.

“Register” has the meaning set forth in Section 13.1(h) of this Agreement.

“Registered Loan” has the meaning set forth in Section 13.1(h) of this Agreement.

“Related Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Relevant Governmental Body” means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified therefor in Section 2.13(b) of this Agreement.

“Report” has the meaning specified therefor in Section 15.16 of this Agreement.

“Required Lenders” means, at any time, Lenders having or holding more than 50% of the aggregate Total Credit Exposure of all Lenders; provided, that (i) the Total Credit Exposure of any Defaulting Lender shall be disregarded in the determination of the Required Lenders (with the amount of any participation in any Swing Line Loan that such Defaulting Lender has failed to fund that has not been reallocated to and funded by another Lender shall be deemed to be held by the Swing Line Lender in making such determination) and (ii) at any time there are two or more Lenders (who are not Affiliates of one another or Defaulting Lenders), “Required Lenders” must include at least two Lenders (who are not Affiliates of one another).

“Rescindable Amount” has the meaning specified therefor in Section 2.3(c)(ii) of this Agreement

“Reserves” means, as of any date of determination, and without duplication of any other reserve or items deducted in the eligibility criteria, Inventory Reserves, Receivables Reserves, Bank Product Reserves, Debt Maturity Reserve and those other reserves that Agent deems necessary or appropriate, in its Permitted Discretion mean as of any date of determination, such amounts as Agent may from time to time establish and revise in its Permitted Discretion reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in its Permitted Discretion, adversely affect, or could reasonably be expected to adversely affect, either (i) any of the Collateral or its value or (ii) the security interests and other rights of Agent in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Agent’s Permitted Discretion that any collateral report or financial information furnished by or on behalf of any Borrower or any Guarantor to any Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letter of Credit Obligations or (d) with respect to any Default or Event of Default. To the extent Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts, Eligible Inventory, Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory or Eligible Re-Load Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Agent, Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in its Permitted Discretion. Without limiting the generality of the foregoing, and without duplication, Reserves shall be established, in Agent’s Permitted Discretion, (i) in the amount of the Bank Product Reserve, (ii) [reserved], (iii) for three (3) month’s rental payments with regard to any leased location of any Loan Party for which Agent has not received a Collateral Access Agreement, (iv) for reductions in the amount of Eligible Accounts due to currency conversion rates, (v) for freight, shipping, storage, warehousing or other such handling costs associated with Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory or Eligible Re-Load Inventory or any other amounts Agent determines in its Permitted Discretion must be paid in order to allow Agent to take possession of such Inventory, (vi) to reflect that returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts, (vii) for sales, excise or similar taxes included in the amount of any Accounts reported to Agent, (viii) to reflect, since the date of the most recent appraisal, that a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory or (ix) to reflect, since the date of the most recent appraisal, that the liquidation value of Inventory, has decreased; provided that no Reserve for failure to obtain a Collateral Access Agreement shall be imposed prior to the date that is 90 days after the Closing Date. In the event that, based on the calculation of the Borrowing Base by Agent, the establishment of a Reserve of a type not previously established will result in there being Excess Availability of less than 12.5% of the Line Cap, Agent shall give Administrative Borrower three Business Days’ notice prior to establishing such a Reserve; provided, that, Agent shall not be required to provide any such notice with regard to (1) any further Reserves established or increased while Excess Availability remains less than 12.5% of the Line Cap or (2) with regard to any Reserve established or increased in connection with an event which either constitutes an Event of Default or could reasonably be expected to materially impair Agent’s liens on the Collateral or its ability to realize upon the Collateral.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution, directly or indirectly, on account of Equity Interests issued by any Loan Party (including any payment in connection with any merger or consolidation involving any Loan Party) or to the direct or indirect holders of Equity Interests issued by any Loan Party in their capacity as such (other than dividends or distributions payable in Qualified Equity Interests issued by any Loan Party), or (b) any purchase, redemption, making of any sinking fund or similar payment, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Loan Party) of any Equity Interests issued by any Loan Party or (c) any making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire Equity Interests of any Loan Party now or hereafter outstanding.

“Revolver Commitment” means, with respect to each Revolving Lender, its Revolver Commitment, and, with respect to all Revolving Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Revolving Lender’s name under the applicable heading on Schedule C-1 to this Agreement or in the Assignment and Acceptance or Increase Joinder pursuant to which such Revolving Lender became a Revolving Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of this Agreement, and as such amounts may be decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) hereof and increased by the amount of any Increase made in accordance with Section 2.14 of this Agreement.

“Revolver Usage” means, as of any date of determination, the sum of (a) the amount of outstanding Revolver Loans (inclusive of Swing Line Loans and Protective Advances), plus (b) the amount of the Letter of Credit Usage.

“Revolving Lender” means a Lender that has a Revolving Loan Exposure.

“Revolving Loan Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolver Loans and such Lender’s participation in Letter of Credit Usage and Swing Line Loans at such time.

“Revolving Loan SOFR Margin” has the meaning set forth in the definition of Applicable Margin.

“Revolving Loans” has the meaning specified therefor in Section 2.1(a) of this Agreement.

“Sanctioned Entity” means (a) a country or territory or a government of a country, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, or (d) a Person resident in or determined to be resident in a country or territory, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (d) any other Governmental Authority with jurisdiction over any member of Lender Group or any Loan Party or any of their respective Subsidiaries or Affiliates.

“S&P” has the meaning specified therefor in the definition of Cash Equivalents.

“Scheduled Unavailability Date” has the meaning specified therefor in Section 2.12(f) of this Agreement.

“Seasonal Period” means the 120 day period (or 121 day period in a leap year) commencing on December 15 of each calendar year and ending on April 15 of each immediately succeeding calendar year.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Account” means a securities account (as that term is defined in the Code).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Secured Notes” means the 6.000% Senior Secured Notes due 2029 of Parent.

“Senior Secured Notes Indenture” means that certain Indenture dated as of October 25, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof), by and among Parent as issuer, the guarantors from time to time party thereto and Truist Bank, in its capacity as trustee.

“Settlement” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“Settlement Date” has the meaning specified therefor in Section 2.3(e)(i) of this Agreement.

“SOFR” shall mean the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“SOFR Deadline” has the meaning specified therefor in Section 2.12(b)(i) of this Agreement.

“SOFR Loan” means each portion of a Revolving Loan that bears interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).

“SOFR Margin” means the Revolving Loan SOFR Margin.

“SOFR Option” has the meaning specified therefor in Section 2.12(a) of this Agreement.

“Solvent” means, with respect to any Person as of any date of determination, that (a) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not on the date hereof contemplated to be engaged in, business for which they have unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means any Event of Default pursuant to Sections 8.1, 8.2 (solely with respect to failure to (i) deliver a Borrowing Base certificate as required pursuant to Section 5.2, (ii) to comply with Article 7 and (iii) failure to comply with Section 7(c)  or Section 7(k) of the Guaranty and Security Agreement) 8.4, 8.5, 8.7 (solely with respect to any material misrepresentation of the Borrowing Base in a Borrowing Base Certificate).

“Specified Transaction” means (a) any Permitted Acquisition, (b) any Permitted Disposition, (c) Investment, (d) prepayment of Indebtedness, or (e) Restricted Payment (or declaration of any prepayment or Restricted Payment).

“SPE Master Lease” means the Amended and Restated Master Lease Agreement, dated as of June 9, 2006, by and among BlueLinx, as lessee, and ABP AL (MIDFIELD) LLC, a Delaware limited liability company, and the other SPE Propcos, as lessors, as amended through the Thirteenth Amendment to Amended and Restated Master Lease Agreement, dated March 24, 2016, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

“SPE Propcos” means all single purposes entity limited liability companies now or hereafter owned by Parent, including, without limitation the existing limited liability companies set forth on Schedule 1.3 hereto.

“SPE Property” means, as to any SPE Propco, any now owned or hereafter acquired real or personal property of such SPE Propco.

“Standard Letter of Credit Practice” means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Stockholder Representative” means Charlesbank Equity Fund VII, Limited Partnership, as the stockholder representative party to the Cedar Creek Acquisition Agreement.

“Subject Holder” has the meaning specified therefor in Section 2.4(e)(v) of this Agreement.

“Subordinated Indebtedness” means any Indebtedness of any Loan Party or its Subsidiaries incurred from time to time that is subordinated in right of payment to the Obligations and is subject to a subordination agreement or contains terms and conditions of subordination that are acceptable to Agent in its Permitted Discretion.

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the Equity Interests having ordinary voting power to elect a majority of the Board of Directors of such corporation, partnership, limited liability company, or other entity.

“Successor Rate” has the meaning specified therefor in Section 2.12(f) of this Agreement.

“Supermajority Lenders” means, at any time, Revolving Lenders having or holding more than 66-2/3% of the aggregate Total Credit Exposure of all Revolving Lenders; provided, that (i) the Total Credit Exposure of any Defaulting Lender shall be disregarded in the determination of the Supermajority Lenders, and (ii) at any time there are two or more Revolving Lenders (who are not Affiliates of one another), “Supermajority Lenders” must include at least two Revolving Lenders (who are not Affiliates of one another or Defaulting Lenders).

“Supported QFC” has the meaning specified therefor in Section 17.18 of this Agreement.

“Suppressed Availability” means, at any time, an amount equal to the amount (if any, but in no event less than zero) by which the Borrowing Base exceeds the aggregate Revolver Commitments at such time.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.2.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans hereunder or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.2(a).

“Swing Line Sublimit” means an amount equal to the lesser of (a) $35,000,000 and (b) the Revolver Commitment. The Swing Line Sublimit is part of, and not in addition to, the Revolver Commitments.

“Taxes” means any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Tax Lender” has the meaning specified therefor in Section 14.2(a) of this Agreement.

“Term SOFR” means,

(a)           for any Interest Period relating to a Loan (other than a Base Rate Loan), the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period, provided that if such rate is not published prior to 11:00 a.m. on such determination date, then the Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; and

(b) for any interest calculation relating to a Base Rate Loan on any day, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day, provided that if the rate is not published prior to 11:00 a.m. on such determination date, then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case; provided, that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.

“Term SOFR Replacement Date” has the meaning specified therefor in Section 2.12(f) of this Agreement.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Agent from time to time).

“Total Credit Exposure” means, as to any Lender at any time, the unused Revolver Commitment and Revolving Loan Exposure of such Lender at such time.

“Trademark Security Agreement” has the meaning specified therefor in the Guaranty and Security Agreement.

“Transaction Costs” means all fees, costs and expenses related to or arising out of the consummation of the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, the incurrence of the Loans on the Closing Date and the use of proceeds thereof in accordance with the terms of the Loan Documents, (b) the repayment in full of all outstanding Indebtedness under the Existing Credit Agreement, and the termination of all commitments and release of Liens with respect thereto, and (c) the payment of all Transaction Costs incurred or payable by Parent or any of its Subsidiaries in connection with the foregoing.

“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unfinanced Capital Expenditures” means Capital Expenditures (a) not financed with the proceeds of any incurrence of Indebtedness (provided, that any Capital Expenditures financed using proceeds of Revolving Loans shall be deemed Unfinanced Capital Expenditures), the proceeds of any sale or issuance of Equity Interests or equity contributions, the proceeds of any asset sale (other than the sale of Inventory in the ordinary course of business) or any insurance or condemnation proceeds, and (b) that are not reimbursed by a third person (excluding any Loan Party or any of its Affiliates) in the period such expenditures are made pursuant to a written agreement.

“United States” means the United States of America.

“Unused Line Fee” has the meaning specified therefor in Section 2.10(b) of this Agreement.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a United States person within the meaning of IRC section 7701(a)(30).

“U.S. Tax Compliance Certificate” has the meaning specified therefor in Section 16.2(a)(i).

“Value” means, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on either a first-in-first-out or rolling average cost basis, in each case in accordance with GAAP and (b) market value; provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate of any Loan Party on the sale thereof to any other Loan Party or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent.

“Voidable Transfer” has the meaning specified therefor in Section 17.8 of this Agreement.

“Withdrawal Liability” means liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2           Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Administrative Borrower notifies Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Agent notifies Administrative Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Agent and Borrowers agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lenders and Borrowers after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Borrowers” is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrowers and their Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof, and (b) the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is (i) unqualified, and (ii) does not include any explanation, supplemental comment, or other comment concerning the ability of the applicable Person to continue as a going concern or concerning the scope of the audit; provided, that it shall not be a violation of this clause (b) if the opinion or report accompanying the financial statements for the fiscal year ending immediately prior to the stated final maturity date of the Loans is subject to a “going concern” qualification that is solely as a result of an impending stated final maturity date under this Agreement.

Section 1.3           Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

Section 1.4           Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, (ii) all Lender Group Expenses that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document (including the Letter of Credit Fee and the Unused Line Fee) and are unpaid, (b) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, (c) in the case of obligations with respect to Bank Products (other than Hedge Obligations) that are then due and payable pursuant to Section 2.4(b)(iii), providing Bank Product Collateralization or other arrangements reasonably satisfactory to the applicable Bank Product Provider, (d) the receipt by Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agent reasonably determines is appropriate to secure such contingent Obligations, (e) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then due and payable pursuant to Section 2.4(b)(iii) (or which would or could become applicable as a result of the repayment of the other Obligations pursuant to Section 2.4(b)(iii)) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Obligations, (ii) any Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid, and (f) the termination of all of the Commitments of the Lenders. Any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record. Any officer of Parent or a Loan Party executing any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto, so executes or certifies in his/her capacity as an officer on behalf of the Parent or such Loan Party, as applicable, and not in any individual capacity.

Section 1.5           Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern standard daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including”; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

Section 1.6           Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Section 1.7           Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.8           Rates. Agent does not warrant, nor accept responsibility, nor shall Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

ARTICLE 2
LOANS AND TERMS OF PAYMENT

Section 2.1            Revolving Loans.

(a)           Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Revolving Lender agrees (severally, not jointly or jointly and severally) to make revolving loans (“Revolving Loans”) to Borrowers in an amount at any one time outstanding not to exceed the lesser of:

(i)            such Lender’s Revolver Commitment, or

(ii)           such Lender’s Pro Rata Share of an amount equal to the lesser of:

(A)          the amount equal to (1) the Revolver Commitment, less (2) the sum of the Letter of Credit Usage at such time, less (3) the sum of all Swing Line Loans outstanding at such time, and

(B)           the amount equal to (1) the Borrowing Base as of such date (based upon the most recent Borrowing Base Certificate delivered by Borrowers to Agent, as adjusted for Reserves established by Agent in accordance with Section 2.1(c)), less (2) the sum of the Letter of Credit Usage at such time, less (3) the sum of all Swing Line Loans outstanding at such time.

(b)           Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Revolving Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable on the Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.

(c)           Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right (but not the obligation) at any time, in the exercise of its Permitted Discretion, to establish and increase or decrease Reserves and against the Borrowing Base. The amount of any Reserve established by Agent, and any changes to the eligibility criteria set forth in the definitions of Eligible Accounts, Eligible Inventory, Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory shall have a reasonable relationship to the event, condition, other circumstance, or fact that is the basis for such reserve or change in eligibility and shall not be duplicative of any other reserve established and currently maintained or eligibility criteria. Upon notice of establishment or increase in Reserves, Agent agrees to make itself available to discuss the Reserve or increase, and Borrowers may take such action as may be required so that the event, condition, circumstance, or fact that is the basis for such reserve or increase no longer exists, in a manner and to the extent reasonably satisfactory to Agent in the exercise of its Permitted Discretion. Subject to any notice period described in the definition of Reserves (if applicable), in no event shall such notice and opportunity limit the right of Agent to establish or change such Reserve, unless Agent shall have determined, in its Permitted Discretion, that the event, condition, other circumstance, or fact that was the basis for such Reserve or such change no longer exists or has otherwise been adequately addressed by Borrowers.

Section 2.2           Swing Line Loans.

(a)           The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.2, may in its sole discretion make loans (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day prior to the Maturity Date (unless terminated earlier in accordance with the terms hereof) in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that (x) after giving effect to any Swing Line Loan, (i) the Revolver Usage shall not exceed the Revolver Commitment, (ii) the Revolving Loan Exposure of any Lender shall not exceed such Lender’s Commitment and (iii) the Revolver Usage shall not exceed the Borrowing Base at such time, (y) the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Borrowing may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.2, prepay under Section 2.4, and reborrow under this Section 2.2. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b)           Borrowing Procedures. Each Swing Line Borrowing shall be made upon a Borrower’s irrevocable notice to the Swing Line Lender and the Agent by delivering a Notice of Borrowing to Agent and Swing Line Lender. Each such Notice of Borrowing must be received by the Swing Line Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Notice of Borrowing, the Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.2(a), or (B) that one or more of the applicable conditions specified in Section 3.2 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Notice of Borrowing, make the amount of its Swing Line Loan available to the applicable Borrower by crediting the account of such Borrower on the books of the Swing Line Lender in immediately available funds.

(c)           Refinancing of Swing Line Loans.

(i)           The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.3, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Commitments and the conditions set forth in Section 3.2. The Swing Line Lender shall furnish the Borrowers with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Notice of Borrowing available to the Agent in immediately available funds for the account of the Swing Line Lender at the Agent’s Office not later than 1:00 p.m. on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.2(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. Agent shall remit the funds so received to the Swing Line Lender.

(ii)           If for any reason any Swing Line Loan cannot be refinanced by such a Notice of Borrowing in accordance with Section 2.2(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to Agent for the account of the Swing Line Lender pursuant to Section 2.02(c)(i) shall be deemed payment in respect of such participation.

(iii)           If any Lender fails to make available to Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.2(c) by the time specified in Section 2.2(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)           Each Lender’s obligation to make Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.2(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Loans pursuant to this Section 2.2(c) is subject to the conditions set forth in Section 3.2. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d)           Repayment of Participations.

(i)           At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Swing Line Lender.

(ii)           If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 15.12(b) (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)           Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.2 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)           Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

Section 2.3            Borrowing Procedures and Settlements.

(a)           Procedure for Borrowing Revolving Loans. To request Loans, Administrative Borrower shall deliver a Notice of Borrowing to Agent (i) by 11:00 a.m. on the requested funding date, in the case of Base Rate Loans, and (ii) by 2:00 p.m. at least three Business Days prior to the requested funding date, in the case of SOFR Loans. Notices received by Agent after such time shall be deemed received on the next Business Day. Each Notice of Borrowing is irrevocable and must specify (A) the Borrowing amount, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Loan or SOFR Loan, and (D) in the case of a SOFR Loan, the applicable Interest Period (which shall be deemed to be one month if not specified).

(b)           Number and Amount of SOFR Loans; Determination of Rate.

Each Borrowing of SOFR Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof. No more than 6 Borrowings of SOFR Loans may be outstanding at any time, and all SOFR Loans having the same length and beginning date of their Interest Periods shall be aggregated and considered one Borrowing. Upon determining Term SOFR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

(c)           Making of Revolving Loans.

(i)           Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Loan or by 3:00 p.m. two Business Days before a proposed funding of a SOFR Loan. Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent's notice is received after the times provided above, in which case Lender shall fund by 11:00 a.m. on the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds in a manner directed by Administrative Borrower and acceptable to Agent. Unless Agent receives (in sufficient time to act) written notice from a Lender that it will not fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers. If a Lender's share of a Borrowing or of a settlement under Section 2.3(e) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing. Agent, a Lender or Issuing Bank may fulfill its obligations under Loan Documents through one or more Lending Offices, and this shall not affect any obligation of the Loan Parties under the Loan Documents or with respect to any Obligations.

(ii)           Unless Agent receives notice from Borrowers prior to the date on which a payment is due to Agent for the account of Lenders or Issuing Banks hereunder that Borrowers will not make such payment, Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance on such assumption, distribute to Lenders or Issuing Banks, as applicable, the amount due. With respect to any payment that Agent makes for the account of Lenders or Issuing Banks hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment, a “Rescindable Amount”): (1) Borrowers have not in fact made such payment, (2) Agent has made a payment in excess of the amount so paid by Borrowers (whether or not then owed), or (3) Agent has for any reason otherwise erroneously made such payment, then each Lender or Issuing Banks, as applicable, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to or otherwise made for the account of such Lender or Issuing Banks, in immediately available funds with interest thereon for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice by Agent to any Issuing Bank, any Lender or any Borrower with respect to any amount owing under this clause (c)(ii) shall be conclusive, absent manifest error.

(d)           Protective Advances and Optional Overadvances.

(i)           Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.3(d)(iv)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, Agent hereby is authorized by Borrowers and the Lenders, from time to time, in Agent’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrowers, on behalf of the Revolving Lenders, that Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations) (the Revolving Loans described in this Section 2.3(d)(i) shall be referred to as “Protective Advances”). Notwithstanding the foregoing, the aggregate amount of all Protective Advances outstanding at any one time shall not exceed 5% of the Commitments.

(ii)           Any contrary provision of this Agreement or any other Loan Document notwithstanding, the Lenders hereby authorize Agent and Agent may, but is not obligated to, knowingly and intentionally, continue to make Revolving Loans to Borrowers notwithstanding that an Overadvance exists or would be created thereby, so long as (A) after giving effect to such Revolving Loans, the outstanding Revolver Usage does not exceed the Borrowing Base by more than 5% of the Commitments, and (B) subject to Section 2.3(d)(iv) below, after giving effect to such Revolving Loans, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Revolver Commitment. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by this Section 2.3(d), regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value, in which case Agent may make such Overadvances and provide notice as promptly as practicable thereafter), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to eliminate, within a reasonable time, the outstanding principal amount of the Revolving Loans to Borrowers to an amount permitted by the preceding sentence. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. In any event, unless otherwise agreed to by Agent and Required Lenders, Borrowers shall immediately repay Revolving Loans in an amount sufficient to eliminate all Overadvances that remain outstanding for more than 45 days. Agent shall not make any additional intentional Overadvances if Agent receives a written direction from Required Lenders that additional intentional Overadvances should not be made following such 45 day period. The foregoing provisions are meant for the benefit of the Lenders and Agent and are not meant for the benefit of Borrowers, which shall continue to be bound by the provisions of Section 2.4(e)(i).

(iii)           Each Protective Advance and each Overadvance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Loan hereunder, except that no Extraordinary Advance shall be eligible to be a SOFR Loan. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to Agent solely for its own account. Each Revolving Lender shall be obligated to settle with Agent as provided in Section 2.3(e) (or Section 2.3(g), as applicable) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand, secured by Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Loans that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent and the Lenders and are not intended to benefit Borrowers (or any other Loan Party) in any way.

(iv)           Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by Agent if such Extraordinary Advance would cause the aggregate Revolver Usage to exceed the Revolver Commitment or any Lender’s Pro Rata Share of the Revolver Usage to exceed such Lender’s Revolver Commitments.

(e)           Settlement. It is agreed that each Lender’s funded portion of the Revolving Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving Loans. Such agreement notwithstanding, Agent and the other Lenders agree (which agreement shall not be for the benefit of Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Loans (including Extraordinary Advances and Swing Line Loans ) shall take place on a periodic basis in accordance with the following provisions:

(i)           Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent in its sole discretion (A) for itself, with respect to the outstanding Extraordinary Advances, and (B) with respect to any Loan Party’s or any of their Subsidiaries’ payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Loans (including Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(g)): (y) if the amount of the Revolving Loans (including Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Extraordinary Advances), and (z) if the amount of the Revolving Loans (including Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 3:00 p.m. on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Loans (including Extraordinary Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Extraordinary Advances and shall constitute Revolving Loans of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii)           In determining whether a Lender’s balance of the Revolving Loans (including Extraordinary Advances and Swing Line Loans) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Loans (including Extraordinary Advances and Swing Line Loans) as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii)           Between Settlement Dates, Agent, to the extent Extraordinary Advances and/or Swing Line Loans are outstanding, may pay over to Agent any payments or other amounts received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Extraordinary Advances and/or Swing Line Loans. During the period between Settlement Dates, Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Loans other than Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or the Lenders, as applicable.

(iv)           Anything in this Section 2.3(e) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.3(g).

(f)           Notation. Consistent with Section 13.1(h), Agent, as a non-fiduciary agent for Borrowers, shall maintain a register showing the principal amount and stated interest of the Revolving Loans, owing to each Lender and Extraordinary Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.

(g)           Defaulting Lenders.

(i)           Notwithstanding the provisions of Section 2.4(b)(iii), Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments (A) first, to Agent to the extent of any Extraordinary Advances that were made by Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to Issuing Bank or the Swing Line Lender, to the extent of the portion of a Letter of Credit Disbursement or Swing Line Loan that was required to be, but was not, paid by the Defaulting Lender, (C) third, to each Non-Defaulting Lender ratably in accordance with their Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (D) fourth, in Agent’s sole discretion, to a suspense account maintained by Agent, the proceeds of which shall be retained by Agent and may be made available to be re-advanced to or for the benefit of Borrowers (upon the request of Borrowers and subject to the conditions set forth in Section 3.2) as if such Defaulting Lender had made its portion of Revolving Loans (or other funding obligations) hereunder, and (E) fifth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (J) of Section 2.4(b)(iii). Subject to the foregoing, Agent may hold and, in its discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.10(b), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 14.1(a)(i) through (iii). The provisions of this Section 2.3(g) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, Agent, Swing Line Lender, Issuing Bank, and Borrowers shall have waived, in writing, the application of this Section 2.3(g) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by Agent pursuant to Section 2.3(g)(ii) shall be released to Borrowers). The operation of this Section 2.3(g) shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by any Borrower of its duties and obligations hereunder to Agent, Swing Line Lender, Issuing Bank, or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers, at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. If Agent so arranges for a substitute Lender, so long as no Event of Default exists or has occurred and is continuing, such substitute Lender shall be subject to the prior written consent of Administrative Borrower. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Bank Product Obligations, but including (1) all interest, fees, and other amounts that may be due and payable in respect thereof, and (2) an assumption of its Pro Rata Share of its participation in the Letters of Credit and any Swing Line Loans); provided, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrowers’ rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.3(g) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.3(g) shall control and govern.

(ii)           If any Letter of Credit or Swing Line Loan is outstanding at the time that a Lender becomes a Defaulting Lender then:

(A)           such Defaulting Lender’s Letter of Credit Exposure or Revolving Loan Exposure with respect to the Swing Line Lender, as applicable, shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders’ Pro Rata Share of Revolver Usage plus such Defaulting Lender’s Letter of Credit Exposure or Revolving Loan Exposure with respect to the Swing Line Lender, as applicable, does not exceed the total of all Non-Defaulting Lenders’ Revolver Commitments and (y) the conditions set forth in Section 3.2 are satisfied at such time;

(B)           if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by the Agent, (i) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) and (ii) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender’s Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;

(C)           if Borrowers cash collateralize any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.3(g)(ii), Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of such Defaulting Lender pursuant to Section 2.6(b) with respect to such cash collateralized portion of such Defaulting Lender’s Letter of Credit Exposure during the period such Letter of Credit Exposure is cash collateralized;

(D)           to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(g)(ii), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Letter of Credit Exposure;

(E)           to the extent any Defaulting Lender’s Letter of Credit Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.3(g)(ii), then, without prejudice to any rights or remedies of Issuing Bank or any Lender hereunder, all Letter of Credit Fees that would have otherwise been payable to such Defaulting Lender under Section 2.6(b) with respect to such portion of such Letter of Credit Exposure shall instead be payable to Issuing Bank until such portion of such Defaulting Lender’s Letter of Credit Exposure is cash collateralized or reallocated;

(F)           so long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loans and (ii) Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto; and

(G)           Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(g)(ii) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender’s Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section 17.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(h)           Independent Obligations. All Revolving Loans (other than Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

Section 2.4            Payments; Reductions of Commitments; Prepayments.

(a)           Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made in Dollars without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, to Agent’s Account for the account of the Lender Group, no later than 2:00 p.m. on the date specified herein. Any payment received by Agent later than 2:00 p.m. shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension.

(b)           Apportionment and Application.

(i)           So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all principal and interest payments received by Agent shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses received by Agent (other than fees or expenses that are for Agent’s separate account or for the separate account of an Issuing Bank or Swing Line Lender) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates.

(ii)           Subject to Section 2.4(b)(v), Section 2.4(d), and Section 2.4(e), all payments to be made hereunder by Borrowers shall be remitted to Agent and all such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Loans outstanding and, thereafter, to Borrowers or such other Person entitled thereto under applicable law.

(iii)           At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

(A)           first, to pay any Lender Group Expenses or indemnities then due to Agent under the Loan Documents and to pay interest and principal on Extraordinary Advances that are held solely by Agent pursuant to the terms of Section 2.3(d)(iii), until paid in full,

(B)           second, to pay any fees or premiums then due to Agent under the Loan Documents, until paid in full,

(C)           third, to pay interest due in respect of all Protective Advances and Swing Line Loans, until paid in full,

(D)           fourth, to pay the principal of all Protective Advances and Swing Line Loans, until paid in full,

(E)           fifth, ratably, to pay any Lender Group Expenses or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F)           sixth, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents, until paid in full,

(G)           seventh, ratably, to pay interest accrued in respect of the Revolving Loans (other than Protective Advances), until paid in full,

(H)           eighth, ratably

(1)           ratably, to pay the principal of all Revolving Loans, until paid in full,

(2)           to Agent, to be held by Agent, for the benefit of Issuing Bank (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of Issuing Bank, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage (to the extent permitted by applicable law, such cash collateral shall be applied to the reimbursement of any Letter of Credit Disbursement as and when such disbursement occurs and, if a Letter of Credit expires undrawn, the cash collateral held by Agent in respect of such Letter of Credit shall, to the extent permitted by applicable law, be reapplied pursuant to this Section 2.4(b)(iii), beginning with tier (A) hereof),

(3)           ratably, to pay all amounts due and payable in respect of the Bank Product Obligations to Bank Product Providers in respect of Noticed Hedge Agreements,

(I)           ninth, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Product Obligations (other than Bank Product Obligations in respect of Noticed Hedge Agreements)),

(J)           tenth, ratably to pay any Obligations owed to Defaulting Lenders; and

(K)          eleventh to Borrowers or such other Person entitled thereto under applicable law.

(iv)           Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

(v)           In each instance, so long as no Application Event has occurred and is continuing, Section 2.4(b)(ii) shall not apply to any payment made by Borrowers to Agent and specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.

(vi)           For purposes of Section 2.4(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Proceeding, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

(vii)           In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.3(g) and this Section 2.4, then the provisions of Section 2.3(g) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.4 shall control and govern.

(c)           Reduction of Revolver Commitments. The Revolver Commitments shall terminate on the Maturity Date or earlier termination thereof pursuant to the terms of this Agreement. Borrowers may reduce the Revolver Commitments, without premium or penalty, at their option. Each such reduction shall be in an amount which is not less than $10,000,000, shall be made by providing not less than three Business Days’ prior written notice to Agent, and may be conditioned on the consummation of a transaction but shall otherwise be irrevocable. The Revolver Commitments, once reduced, may not be increased except as otherwise provided herein. Each such reduction of the Revolver Commitments shall reduce the Revolver Commitments of each Lender proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolver Commitments prior to the Maturity Date, if any Loan Party or any of its Subsidiaries owns any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board.

(d)           Optional Prepayments.

(i)           Borrowers may, upon written notice to Agent, prepay the principal of any Revolving Loan at any time in whole or in part, without premium or penalty, but shall include all breakage and similar costs incurred by a Lender; provided that such notice must be received by Agent not later than (i) 2:00 p.m. three Business Days prior to any date of prepayment of SOFR Loans and (ii) 11:00 a.m. on the date of prepayment of Base Rate Loans. Notwithstanding anything to the contrary contained herein, so long as no Application Event exists or has occurred and is continuing, Borrowers may direct how an optional prepayment shall be applied.

(ii)           Borrowers may, upon written notice to the Swing Line Lender (with a copy to Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(e)           Mandatory Prepayments.

(i)           Borrowing Base. If, at any time, (A) the Revolver Usage on such date exceeds (B) the lesser of (x) the Borrowing Base reflected in the Borrowing Base Certificate most recently delivered by Borrowers to Agent, or (y) the Revolver Commitments, in all cases as adjusted for Reserves established by Agent in accordance with Section 2.1(c), then Borrowers shall immediately prepay the Obligations in accordance with Section 2.4(f) in an aggregate amount equal to the amount of such excess.

(ii)           Cash Dominion Event. At any time a Cash Dominion Event exists or has occurred and is continuing, all proceeds of Collateral shall be applied to the Obligations.

(f)           Application of Payments. Each prepayment pursuant to Section 2.4(e) shall, (1) so long as no Application Event shall have occurred and be continuing, be applied, first, to the outstanding principal amount of the Swing Line Loans until paid in full, second, to the outstanding principal amount of the Revolving Loans until paid in full and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then outstanding Letter of Credit Usage, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(iii).

Section 2.5           Promise to Pay; Promissory Notes.

(a)           Borrowers agree to pay the Lender Group Expenses on the earlier of (i) the first day of the month following the date on which the applicable Lender Group Expenses were first incurred, or (ii) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (ii)). Borrowers promise to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses) but other than Bank Product Obligations) in full on the Maturity Date or, if earlier, on the date on which the Obligations (other than the Bank Product Obligations and Swing Line Loans) become due and payable pursuant to the terms of this Agreement. Borrowers agree that their obligations contained in the first sentence of this Section 2.5(a) shall survive payment or satisfaction in full of all other Obligations.

(b)           Any Lender may request that any portion of its Commitments or the Loans made by it be evidenced by one or more promissory notes. In such event, Borrowers shall execute and deliver to such Lender the requested promissory notes payable to the order of such Lender in a form furnished by Agent and reasonably satisfactory to Borrowers. Thereafter, the portion of the Commitments and Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.

(c)           The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swing Line Lender, Borrowers shall repay the outstanding Swing Line Loans made by the Swing Line Lender in an amount sufficient to eliminate any Revolving Loan Exposure in respect of such Swing Line Loans.

Section 2.6           Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

(a)           Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest as follows:

(i)           if the relevant Obligation is a SOFR Loan, at a per annum rate equal to the Term SOFR plus the SOFR Margin, and

(ii)          otherwise (including, for the avoidance of doubt, Swing Line Loans), at a per annum rate equal to the Base Rate plus the Base Rate Margin.

(b)           Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders), a Letter of Credit fee (the “Letter of Credit Fee”) (which fee shall be in addition to the fronting fees and commissions, other fees, charges and expenses set forth in Section 2.11(k)) that shall accrue at a per annum rate equal to the SOFR Margin times the average amount of the Letter of Credit Usage during the immediately preceding month.

(c)           Default Rate. (i) Automatically upon the occurrence and during the continuation of an Event of Default under Section 8.4 or 8.5 and (ii) upon the occurrence and during the continuation of any other Event of Default (other than an Event of Default under Section 8.4 or 8.5), at the direction of Agent or the Required Lenders, and upon written notice by Agent to Borrowers of such direction (provided, that such notice shall not be required for any Event of Default under Section 8.1), (A) all Loans and all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest at a per annum rate equal to two percentage points above the per annum rate otherwise applicable thereunder, and (B) the Letter of Credit Fee shall be increased to two percentage points above the per annum rate otherwise applicable hereunder.

(d)           Payment. Except to the extent provided to the contrary in Section 2.10, Section 2.11(k) or Section 2.12(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each month, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.11(k) shall be due and payable, in arrears, on the first day of each month, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on the earlier of (x) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (y) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each month, all interest accrued during the prior month on the Revolving Loans, (B) on the first Business Day of each month, all Letter of Credit Fees accrued or chargeable hereunder during the prior month, (C) as and when incurred or accrued, all fees and costs provided for in Section 2.10(a) or (c), (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.10(b), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) as and when incurred or accrued, all other Lender Group Expenses, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable to the Bank Product Providers in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Revolving Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Loans that are Base Rate Loans (unless and until converted into SOFR Loans in accordance with the terms of this Agreement).

(e)           Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year (or 365 days (or 366 days in a leap year), as the case may be, in the case of Revolving Loans for which the Base Rate is used), in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. Each determination by Agent of any interest, fee, interest rate or amounts payable hereunder shall be final, conclusive and binding for all purposes, absent manifest error.

(f)           Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(g)           Conforming Changes. Agent may, in consultation with the Administrative Borrower, make Conforming Changes from time to time with respect to the use or administration of SOFR, Term SOFR or any Successor Rate. Notwithstanding anything to the contrary in any Loan Document, any amendment implementing such changes shall be effective without further action or consent of any party to any Loan Document. Agent shall post or provide each such amendment to Lenders and Administrative Borrower reasonably promptly after it becomes effective.

Section 2.7           Crediting Payments. The receipt of any payment item by Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into Agent’s Account on a Business Day on or before 2:00 p.m.  If any payment item is received into Agent’s Account on a non-Business Day or after 2:00 p.m. on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

Section 2.8           Authorization. Agent is authorized to make the Revolving Loans, Swing Line Lender is authorized to make Swing Line Loans and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon instructions received pursuant to this Agreement from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d).

Section 2.9           Maintenance of Loan Account. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the debt of Borrowers hereunder (the “Loan Account”). Any failure of Agent to record anything in a Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries in a Loan Account shall be presumptive evidence of the information contained therein. If information in a Loan Account is provided to or inspected by or on behalf of a Borrower, the information shall be conclusive and binding on Borrowers for all purposes absent manifest error, except to the extent Administrative Borrower notifies Agent in writing within 30 days of specific information subject to dispute.

Section 2.10           Fees.

(a)           Agent Fees. Borrowers shall pay to Agent, for the account of Agent, as and when due and payable the fees separately agreed in writing between the Borrowers and the Agent.

(b)           Unused Line Fee. Borrowers shall pay to Agent, for the ratable account of the Revolving Lenders, an unused line fee (the “Unused Line Fee”) in an amount equal to the Applicable Unused Line Fee Percentage per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the Average Revolver Usage during the immediately preceding month (or portion thereof), which Unused Line Fee shall be due and payable, in arrears, on the first day of each month from and after the Closing Date up to the first day of the month prior to the date on which the Obligations are paid in full and on the date on which the Obligations are paid in full. For purposes of calculation of the Unused Line Fee, the outstanding amount of Swing Line Loans shall not be counted towards or considered Revolver Usage.

(c)           Field Examination and Other Fees. Borrowers shall pay to Agent, field examination, appraisal, and valuation fees and charges, as and when incurred or chargeable, as follows (i) a fee of $1,200 per day (or, if the Agent elects to employ the services of one or more third Persons who charges a higher rate, such higher rate), per examiner, plus reasonable documented out-of-pocket expenses (including travel, meals, and lodging) for each field examination of any Loan Party or its Subsidiaries performed by or on behalf of Agent, and (ii) the reasonable documented out-of-pocket fees, charges or expenses paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral, or any portion thereof; provided, that, Borrowers’ obligation to reimburse Agent for such expenses shall be limited as set forth in Section 5.7.

Section 2.11           Letters of Credit.

(a)           Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees to issue a requested standby Letter of Credit or a sight commercial Letter of Credit for the account of Borrowers. By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that Issuing Bank issue the requested Letter of Credit. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable and made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to Issuing Bank’s authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in form and substance reasonably satisfactory to Agent and Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank generally requests for Letters of Credit in similar circumstances. Issuing Bank’s records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of a Loan Party or one of its Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract.

(b)           Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

(i)           the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or

(ii)           the Revolving Loan Exposure of any Lender would exceed its Revolver Commitment, or

(iii)           the Revolver Usage would exceed the Revolver Commitment, or

(iv)           the aggregate Revolving Loan Exposure would exceed the Borrowing Base at such time.

(c)           In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, Issuing Bank shall not be required to issue or arrange for such Letter of Credit to the extent (i) the Defaulting Lender’s Letter of Credit Exposure with respect to such Letter of Credit may not be reallocated pursuant to Section 2.3(g)(ii), or (ii) Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Issuing Bank’s risk with respect to the participation in such Letter of Credit of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender’s Letter of Credit Exposure in accordance with Section 2.3(g)(ii). Additionally, Issuing Bank shall have no obligation to issue or extend a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will not or may not be in United States Dollars.

(d)           Any Issuing Bank shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit. In addition, each Issuing Bank shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit issued by such Issuing Bank during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit, Borrowers shall pay to Agent an amount equal to the applicable Letter of Credit Disbursement on the Business Day such Letter of Credit Disbursement is made and, in the absence of such payment, the amount of the Letter of Credit Disbursement immediately and automatically shall be deemed to be a Revolving Loan hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Revolving Loans that are Base Rate Loans. If a Letter of Credit Disbursement is deemed to be a Revolving Loan hereunder, Borrowers’ obligation to pay the amount of such Letter of Credit Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Revolving Loan. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.11(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

(e)           Within one Business Day following receipt of a notice of a Letter of Credit Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Revolving Loan deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Revolving Loan and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment, renewal, or extension of a Letter of Credit) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of any Letter of Credit Disbursement made by Issuing Bank under the applicable Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each Letter of Credit Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender’s Pro Rata Share of a Letter of Credit Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

(f)           Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents) and each such Person’s respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a “Letter of Credit Related Person”) (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other documented costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16) (the “Letter of Credit Indemnified Costs”), and which arise out of or in connection with, or as a result of this Agreement, any Letter of Credit, any Issuer Document, or any Drawing Document referred to in or related to any Letter of Credit, or any action or proceeding arising out of any of the foregoing (whether administrative, judicial or in connection with arbitration); in each case, including that resulting from the Letter of Credit Related Person’s own negligence; provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. This indemnification provision shall survive termination of this Agreement and all Letters of Credit.

(g)           The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice), regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank’s gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit. Borrowers’ aggregate remedies against Issuing Bank and any Letter of Credit Related Person for wrongfully honoring a presentation under any Letter of Credit or wrongfully retaining honored Drawing Documents shall in no event exceed the aggregate amount paid by Borrowers to Issuing Bank in respect of the honored presentation in connection with such Letter of Credit under Section 2.11(d), plus interest at the rate then applicable to Base Rate Loans hereunder. Borrowers shall take action to avoid and mitigate the amount of any damages claimed against Issuing Bank or any other Letter of Credit Related Person, including by enforcing its rights against the beneficiaries of the Letters of Credit. Any claim by Borrowers under or in connection with any Letter of Credit shall be reduced by an amount equal to the sum of (x) the amount (if any) saved by Borrowers as a result of the breach or alleged wrongful conduct complained of, and (y) the amount (if any) of the loss that would have been avoided had Borrowers taken all reasonable steps to mitigate any loss, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Issuing Bank to effect a cure.

(h)           Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank, irrespective of any assistance Issuing Bank may provide such as drafting or recommending text or by Issuing Bank’s use or refusal to use text submitted by Borrowers. Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by Issuing Bank, and Borrowers hereby consent to such revisions and changes not materially different from the application executed in connection therewith. Borrowers are solely responsible for the suitability of the Letter of Credit for Borrowers’ purposes. If Borrowers request Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against Issuing Bank; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank (not later than three Business Days following Borrowers’ receipt of documents from Issuing Bank) of any non-compliance with Borrowers’ instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that Issuing Bank is not required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an “automatic amendment” to extend the expiration date of such Letter of Credit, Issuing Bank, in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank at least 30 calendar days before Issuing Bank is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

(i)           Borrowers’ reimbursement and payment obligations under this Section 2.11 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever; provided, that subject to Section 2.11(g) above, the foregoing shall not release Issuing Bank from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.11 or any Letter of Credit.

(j)           Without limiting any other provision of this Agreement, Issuing Bank and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank’s rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank for each drawing under each Letter of Credit shall not be impaired by:

(i)            honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

(ii)           honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

(iii)           acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

(iv)           the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank’s determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

(v)           acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank in good faith believes to have been given by a Person authorized to give such instruction or request;

(vi)           any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

(vii)         any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

(viii)        assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

(ix)           payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

(x)           acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

(xi)           honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank if subsequently Issuing Bank or any court or other finder of fact determines such presentation should have been honored;

(xii)          dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

(xiii)         honor of a presentation that is subsequently determined by Issuing Bank to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

(k)           Borrowers shall pay to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.11(k)): (i) a fronting fee which shall be imposed by Issuing Bank equal to 0.125% per annum times the average amount of the Letter of Credit Usage during the immediately preceding month (or portion thereof) payable on the first day of each month, plus (ii) promptly (but in any event within five Business Days) upon demand any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

(l)           If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

(i)            any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or

(ii)           there shall be imposed on Issuing Bank or any other member of the Lender Group any other condition regarding any Letter of Credit, Loans, or obligations to make Loans hereunder,

and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.11(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.11(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

(m)           Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.

(n)           If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter of Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.11(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.11(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Revolving Loans the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied).

(o)           Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(p)           Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

(q)           In the event of a direct conflict between the provisions of this Section 2.11 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.11 shall control and govern.

(r)           The provisions of this Section 2.11 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit that remain outstanding.

(s)           At Borrowers’ costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document, to protect, exercise and/or enforce Issuing Banks’ rights and interests under this Agreement or to give effect to the terms and provisions of this Agreement or any Issuer Document. Each Borrower irrevocably appoints Issuing Bank as its attorney-in-fact and authorizes Issuing Bank, without notice to Borrowers, to execute and deliver ancillary documents and letters customary in the letter of credit business that may include but are not limited to advisements, indemnities, checks, bills of exchange and issuance documents. The power of attorney granted by the Borrowers is limited solely to such actions related to the issuance, confirmation or amendment of any Letter of Credit and to ancillary documents or letters customary in the letter of credit business. This appointment is coupled with an interest.

Section 2.12           SOFR Option.

(a)           Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section 2.12(b) hereof (the “SOFR Option”) to have interest on all or a portion of the Revolving Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a SOFR Loan, or upon continuation of a SOFR Loan as a SOFR Loan) at a rate of interest based upon Term SOFR. Interest on SOFR Loans shall be payable on the last day of the Interest Period applicable thereto; provided, that, in the case of any Interest Period greater than three months in duration, interest shall be payable on each three month anniversary of the beginning of the Interest Period. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loan shall automatically convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, at the written election of the Required Lenders, Borrowers no longer shall have the option to request that Revolving Loans bear interest at a rate based upon Term SOFR.

(b)           SOFR Election.

(i)           Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing and the Required Lenders have not elected to prohibit the SOFR Option, elect to exercise the SOFR Option by notifying Agent prior to 2:00 p.m. at least three Business Days prior to the commencement of the proposed Interest Period (the “SOFR Deadline”). Notice of Borrowers’ election of the SOFR Option for a permitted portion of the Revolving Loans and an Interest Period pursuant to this Section shall be made by delivery to Agent of a Notice of Conversion/Continuation received by Agent before the SOFR Deadline. Promptly upon its receipt of each such Notice of Conversion/Continuation, Agent shall provide a notice thereof to each of the affected Lenders. Each Notice of Conversion/Continuation shall specify the amount of Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be one month if not specified).

(ii)           Each Notice of Conversion/Continuation shall be irrevocable and binding on Borrowers. In connection with each SOFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any Notice of Borrowing or Notice of Conversion/Continuation delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).

(iii)           A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.12 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate; provided, that Borrowers shall not be required to provide any compensation pursuant to this Section 2.12(b) for any such Funding Losses incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Administrative Borrower. If a payment of a SOFR Loan on a day other than the last day of the applicable Interest Period would result in a Funding Loss, Agent may, in its sole discretion at the request of Borrowers, hold the amount of such payment as cash collateral in support of the Obligations until the last day of such Interest Period and apply such amounts to the payment of the applicable SOFR Loan on such last day of such Interest Period, it being agreed that Agent has no obligation to so defer the application of payments to any SOFR Loan and that, in the event that Agent does not defer such application, Borrowers shall be obligated to pay any resulting Funding Losses.

(iv)           Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than six (6) SOFR Loans in effect at any given time. Borrowers may only exercise the SOFR Option for proposed SOFR Loans of at least $1,000,000.

(c)           Conversion; Prepayment. Borrowers may convert SOFR Loans to Base Rate Loans or prepay SOFR Loans at any time subject to the notice requirement set forth in Section 2.12(b); provided, that in the event that SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.12 (b)(ii). If, at expiration of an Interest Period for a SOFR Loan, Borrowers have failed to deliver a Notice of Conversion/Continuation, the Loan shall convert to a Base Rate Loan.

(d)           Special Provisions Applicable to Term SOFR.

(i)           Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs (other than Taxes which shall be governed by Section 16), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Term SOFR. In any such event, the affected Lender shall give Borrowers and Agent written notice (which shall include a certificate setting forth the basis for adjusting Term SOFR and the method for determining the amount of such adjustment) of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting Term SOFR and the method for determining the amount of such adjustment set forth in such certificate, or (B) repay the SOFR Loans determined with reference to Term SOFR or the Base Rate Loans determined with reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.12(b)(ii) hereof). Notwithstanding the foregoing, Borrowers shall not be required to compensate any Lender pursuant to this Section 2.12(d)(i) for such additional or increased costs set forth in such certificate more than 180 days prior to the date that such Lender delivers such certificate; provided, that if the change in applicable law or reserve requirements giving rise to such additional or increased costs is retroactive then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(ii)           In the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR) or to continue such funding or maintaining, or to determine or charge interest rates at the Term SOFR Screen Rate, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any SOFR Loans of such Lender that are outstanding, such SOFR Loans of such Lender will be deemed to have been converted to Base Rate Loans on the last day of the Interest Period of such SOFR Loans, if such Lender may lawfully continue to maintain such SOFR Loans, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and thereafter interest upon the SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR component thereof and (z) Borrowers shall not be entitled to elect the SOFR Option and Base Rate Loans shall not be determined with reference to the Term SOFR component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.

(e)           Inability to Determine Rate. If in connection with any request for a SOFR Loan or a conversion to or continuation thereof, as applicable, (a) Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 2.12(f), and the circumstances under Section 2.12(f) or the Scheduled Unavailability Date has occurred (as applicable), or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (b) Agent or Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrowers and Lenders. Thereafter, (x) the obligation of Lenders to make, maintain, or convert Base Rate Loans to, SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of Base Rate, the utilization of such component in determining Base Rate shall be suspended, in each case until Agent (or, in the case of a determination by Required Lenders described above, until Agent upon instruction of Required Lenders) revokes such notice. Upon receipt of such notice, (I) Borrowers may revoke any pending request for a Borrowing, conversion or continuation of SOFR Loans (to the extent of the affected SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for Base Rate Loans, and (II) any outstanding SOFR Loans shall convert to Base Rate Loans at the end of their respective Interest Periods.

(f)           Successor Rates. Notwithstanding anything to the contrary in any Loan Document, if Agent determines (which determination shall be conclusive absent manifest error), or Administrative Borrower or Required Lenders notify Agent (with, in the case of the Required Lenders, a copy to Administrative Borrower) that Borrowers or Required Lenders (as applicable) have determined, that:

(i)           adequate and reasonable means do not exist for ascertaining one, three and six month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis, and such circumstances are unlikely to be temporary; or

(ii)           (iii)           CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over Agent, CME or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided, that at the time of such statement, there is no successor administrator satisfactory to Agent that will continue to pro-vide such representative interest periods of Term SOFR after such specific date (the latest date on which one, three and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, “Scheduled Unavailability Date”);

then, on a date and time determined by Agent (any such date, “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any other applicable Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by Agent, in each case, without any amendment to, or further action or consent of any other party to, any Loan Document (“Successor Rate”). If the Successor Rate is Daily Simple SOFR, all interest will be payable on a monthly basis.

Notwithstanding anything to the contrary herein, (x) if Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (y) if the events or circumstances of the type described in clauses (i) or (ii) above have occurred with respect to the Successor Rate then in effect, then in each case, Agent and Administrative Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for such alternative benchmarks in similar U.S. dollar denominated syndicated credit facilities syndicated and agented in the United States and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for such benchmarks in similar U.S. dollar denominated credit facilities syndicated and agented in the United States. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after Agent posts such proposed amendment to all Lenders and Borrowers unless, prior to such time, Required Lenders deliver to Agent written notice that Required Lenders object to the amendment.

Agent will promptly (in one or more notices) notify Borrowers and Lenders of implementation of any Successor Rate. A Successor Rate shall be applied in a manner consistent with market practice; provided, that to the extent market practice is not administratively feasible for Agent, the Successor Rate shall be applied in a manner as otherwise reasonably determined by Agent in consultation with the Administrative Borrower. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for all purposes of the Loan Documents.

Section 2.13           Capital Requirements.

(a)           If, after the date hereof, Issuing Bank or any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by Issuing Bank or such Lender, or their respective parent bank holding companies, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank’s, such Lender’s, or such holding companies’ capital or liquidity as a consequence of Issuing Bank’s or such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding companies could have achieved but for such Change in Law or compliance (taking into consideration Issuing Bank’s, such Lender’s, or such holding companies’ then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by Issuing Bank or such Lender to be material, then Issuing Bank or such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, in writing, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank’s or such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank’s or such Lender’s right to demand such compensation; provided, that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b)           If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.11(l) or Section 2.12(d)(i) or amounts under Section 2.13(a) or sends a notice under Section 2.12(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an “Affected Lender”), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable and documented out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers’ obligation to pay any future amounts to such Affected Lender pursuant to Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or to enable Borrowers to obtain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.11(l), Section 2.12(d)(i) or Section 2.13(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR)o, may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments pursuant to Section 13.1, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be “Issuing Bank” or a “Lender” (as the case may be) for purposes of this Agreement.

(c)           Notwithstanding anything herein to the contrary, the protection of Sections 2.11(l), 2.12(d), and 2.13 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.13 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

Section 2.14           Incremental Facilities.

(a)           At any time during the period from and after the Closing Date, at the option of Borrowers (but subject to the conditions set forth in clause (b) below), the Revolver Commitments may be increased by an amount in the aggregate for all such increases of the Revolver Commitments not to exceed the Available Revolver Increase Amount (each such increase, an “Increase”). Agent shall invite each Lender to increase its Revolver Commitments (it being understood that no Lender shall be obligated to increase its Revolver Commitments) in connection with a proposed Increase at the interest margin proposed by Borrowers, and if sufficient Lenders do not agree to increase their Revolver Commitments in connection with such proposed Increase, then Agent or Borrowers may invite any prospective lender who is reasonably satisfactory to Agent and Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in an amount of at least $5,000,000 (or such lesser amount as may be agreed to by Agent) and integral multiples of $1,000,000 in excess thereof.

(b)           Each of the following shall be conditions precedent to any Increase of the Revolver Commitments in connection therewith:

(i)           Borrowers shall deliver to Agent a certificate of each Loan Party dated as of the effective date of such Increase (the “Increase Effective Date”) signed by an Authorized Person of each Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, the representations and warranties contained in the Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of materiality qualifiers) as of such earlier date,

(ii)           Borrowers shall have paid such fees and other compensation to Agent as may be agreed,

(iii)          Borrowers shall deliver to Agent and Lenders an opinion or opinions, in form and substance reasonably satisfactory to Agent, from counsel to Borrowers reasonably satisfactory to Agent and dated the Increase Effective Date,

(iv)          Borrowers shall have delivered such other Loan Documents with respect to such Increase as Agent may reasonably request,

(v)           as of the Increase Effective Date and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing,

(vi)           The interest rate and other terms with respect to the Increase shall be same as for all other Revolving Loans,

(vii)          Agent or Borrowers have obtained the commitment of one or more Lenders (or other prospective lenders) as determined by Borrowers and reasonably satisfactory to Agent to provide the applicable Increase and any such Lenders (or prospective lenders), Borrowers, and Agent have signed a joinder agreement to this Agreement (an “Increase Joinder”), in form and substance reasonably satisfactory to Agent, to which such Lenders (or prospective lenders), Borrowers, and Agent are party,

(viii)        each of the conditions precedent set forth in Section 3.2 are satisfied,

(ix)           in connection with any Increase, if any Loan Party or any of its Subsidiaries owns or will acquire any Margin Stock, Borrowers shall deliver to Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrowers, together with such other documentation as Agent shall reasonably request, in order to enable Agent and the Lenders to comply with any of the requirements under Regulations T, U or X of the Federal Reserve Board, and

(c)           Unless otherwise specifically provided herein, all references in this Agreement and any other Loan Document to Revolving Loans shall be deemed, unless the context otherwise requires, to include Revolving Loans made pursuant to the increased Revolver Commitments pursuant to this Section 2.14.

(d)           Each of the Lenders having a Revolver Commitment prior to the Increase Date (the “Pre-Increase Revolver Lenders”) shall assign to any Lender which is acquiring a new or additional Revolver Commitment on the Increase Date (the “Post-Increase Revolver Lenders”), and such Post-Increase Revolver Lenders shall purchase from each Pre-Increase Revolver Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in Letters of Credit and Swing Line Loans on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in Letters of Credit and Swing Line Loans will be held by Pre-Increase Revolver Lenders and Post-Increase Revolver Lenders ratably in accordance with their Pro Rata Share after giving effect to such increased Revolver Commitments.

(e)           The Revolving Loans and Revolver Commitments established pursuant to this Section 2.14 shall constitute Revolving Loans and Revolver Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from any guarantees and the security interests created by the Loan Documents. Borrowers shall take any actions reasonably required by Agent to ensure and demonstrate that the Liens and security interests granted by the Loan Documents continue to be perfected under the Code or otherwise after giving effect to the establishment of any such new Revolver Commitments.

Section 2.15           Joint and Several Liability of Borrowers.

(a)           Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender Group under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b)           Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

(c)           If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d)           The Obligations of each Borrower under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.15(d)) or any other circumstances whatsoever.

(e)           Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans, Swing Line Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any member of the Lender Group’s or any Bank Product Provider’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Agent or Lender. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Agent, any other member of the Lender Group, or any Bank Product Provider may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Obligations have been paid.

(f)           Each Borrower represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)           The provisions of this Section 2.15 are made for the benefit of Agent, each member of the Lender Group, each Bank Product Provider, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Agent, any member of the Lender Group, any Bank Product Provider, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

(h)           Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.15, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Agent, any other member of the Lender Group, or any Bank Product Provider against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or any member of the Lender Group hereunder or under any of the Bank Product Agreements are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent, for the benefit of the Lender Group and the Bank Product Providers, and shall forthwith be paid to Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.

ARTICLE 3
CONDITIONS; TERM OF AGREEMENT

Section 3.1           Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make the initial extensions of credit provided for hereunder is subject to the fulfillment, to the satisfaction of Agent and each Lender, of each of the conditions precedent set forth on Schedule 3.1 to this Agreement (the making of such initial extensions of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent).

Section 3.2            Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Revolving Loans hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

(a)           the representations and warranties of each Loan Party or its Subsidiaries contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(b)           no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof.

Section 3.3            Maturity. The Commitments shall continue in full force and effect for a term ending on the Maturity Date (unless terminated earlier in accordance with the terms hereof).

Section 3.4            Effect of Maturity. On the Maturity Date, all commitments of the Lender Group to provide additional credit hereunder shall automatically be terminated and all of the Obligations (other than Hedge Obligations) immediately shall become due and payable without notice or demand and Borrowers shall be required to repay all of the Obligations (other than Hedge Obligations) in full. No termination of the obligations of the Lender Group (other than payment in full of the Obligations and termination of the Commitments) shall relieve or discharge any Loan Party of its duties, obligations, or covenants hereunder or under any other Loan Document and Agent’s Liens in the Collateral shall continue to secure the Obligations and shall remain in effect until all Obligations have been paid in full. When all of the Obligations have been paid in full, Agent will, at Borrowers’ sole expense, execute and deliver any termination statements (or alternatively, authorize in writing Administrative Borrower or a representative designated by Administrative Borrower to file termination statements, the form of which has been approved in writing by Agent), lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Agent’s Liens and all notices of security interests and liens previously filed by Agent and to return pledged collateral in its possession.

Section 3.5           Early Termination by Borrowers. Borrowers have the option, at any time upon three Business Days’ prior written notice to Agent, to repay all of the Obligations in full and terminate the Commitments. The foregoing notwithstanding, (a) Borrowers may rescind termination notices relative to proposed payments in full of the Obligations with the proceeds of third party Indebtedness if the closing for such issuance or incurrence does not happen on or before the date of the proposed termination (in which case, a new notice shall be required to be sent in connection with any subsequent termination), and (b) Borrowers may extend the date of termination at any time with the consent of Agent (which consent shall not be unreasonably withheld or delayed).

Section 3.6           Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Revolving Loans (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the conditions subsequent set forth on Schedule 3.6 (the failure by Loan Parties or Parent to so perform or cause to be performed such conditions subsequent as and when required by the terms thereof (unless such date is extended, in writing, by Agent, which Agent may do without obtaining the consent of the other members of the Lender Group), shall constitute an Event of Default).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Revolving Loan (or other extension of credit) made thereafter, as though made on and as of the date of such Revolving Loan (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date), and such representations and warranties shall survive the execution and delivery of this Agreement:

Section 4.1           Due Organization and Qualification; Subsidiaries.

(a)           Each Loan Party and each of its Subsidiaries (other than any Immaterial Subsidiary) (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby.

(b)           As of the Closing Date, set forth on Schedule 4.1(b) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement) is a complete and accurate description of the authorized Equity Interests of each Loan Party, by class, and a description of the number of shares of each such class that are issued and outstanding.

(c)           As of the Closing Date, set forth on Schedule 4.1(c) to this Agreement (as such Schedule may be updated from time to time to reflect changes resulting from transactions permitted under this Agreement), is a complete and accurate list of the Loan Parties’ direct and indirect Subsidiaries, showing: (i) the number of shares of each class of common and preferred Equity Interests authorized for each of such Subsidiaries, and (ii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Parent and each Loan Party. All of the outstanding Equity Interests of each such Subsidiary has been validly issued and, to the extent applicable, is fully paid and non-assessable.

(d)           As of the Closing Date, except as set forth on Schedule 4.1(d) to this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party’s or any of its Subsidiaries’ Equity Interests, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or any security convertible into or exchangeable for any of its Equity Interests.

Section 4.2           Due Authorization; No Conflict.

(a)           As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

(b)           As to each Loan Party, the execution, delivery, and performance by such Loan Party of the Loan Documents to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Loan Party or its Subsidiaries, the Governing Documents of any Loan Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interests of a Loan Party or any approval or consent of any Person under any material agreement of any Loan Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.

Section 4.3           Governmental Consents. The execution, delivery, and performance by each Loan Party of the Loan Documents to which such Loan Party is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation, as of the Closing Date.

Section 4.4           Binding Obligations; Perfected Liens.

(a)           Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b)           Agent’s Liens are validly created, perfected (other than (i) in respect of motor vehicles that are subject to a certificate of title, (ii) money, (iii) letter-of-credit rights (other than supporting obligations), (iv) commercial tort claims (other than those that, by the terms of the Guaranty and Security Agreement, are required to be perfected), and (v) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by clauses (i) and (ii) of Section 7(c) of the Guaranty and Security Agreement, and subject only to the filing of financing statements, the recordation of the Trademark Security Agreement and the entry into the Control Agreements in accordance with the Guaranty and Security Agreement, in each case, in the appropriate filing offices), and first priority Liens, subject only to Permitted Liens.

Section 4.5           Title to Assets; No Encumbrances. Each of the Loan Parties and its Subsidiaries has (a) good, sufficient and marketable title to (in the case of fee interests in Real Property), (b) valid leasehold interests in or valid rights to use (in the case of leasehold interests in real or personal property), and (c) good and marketable title to (in the case of all Accounts, Inventory and other material personal property, other than assets subject to Capitalized Lease Obligations), all of their respective assets reflected in their most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements to the extent permitted hereby, other than minor defects in title (but excluding any Accounts or Inventory included in the Borrowing Base) that do not materially interfere with its ability to conduct its business as currently conducted and to utilize such property and assets for their intended purposes. All of such assets are free and clear of Liens except for Permitted Liens.

Section 4.6           Litigation.

(a)           There are no actions, suits, or proceedings pending or, to the knowledge of any Borrower threatened in writing against a Loan Party or any of its Subsidiaries that either individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(b)           Schedule 4.6(b) to this Agreement sets forth a complete and accurate description of each of the actions, suits, or proceedings with asserted liabilities in excess of, or that could reasonably be expected to result in liabilities in excess of, $5,000,000 that, as of the Closing Date, is pending or, to the knowledge of any Borrower, after due inquiry, threatened against a Loan Party or any of its Subsidiaries.

Section 4.7           Compliance with Laws. No Loan Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.8           No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrowers to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since December 28, 2024, no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect.

Section 4.9           Solvency.

(a)           The Loan Parties, on a consolidated basis, are Solvent.

(b)           No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of such Loan Party.

Section 4.10           Employee Benefits.

(a)           Except as set forth on Schedule 4.10, no Loan Party nor any of their ERISA Affiliates maintains or contributes to any Pension Plan or Multiemployer Plan; provided, that if a Loan Party or any of its ERISA Affiliates maintains or contributes to a new Pension Plan or Multiemployer Plan after the Closing Date, Administrative Borrower shall amend such Schedule 4.10 on or prior to the date of becoming a party to or under such Pension Plan or Multiemployer Plan.

(b)           [Reserved].

(c)           Each Pension Plan is, and has been, maintained in compliance with ERISA, the IRC, all applicable laws and the terms of each such Pension Plan, except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

(d)           Except as set forth on Schedule 4.10, each Pension Plan that is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the Internal Revenue Service or is entitled to rely on an opinion letter provided under a volume submitter program. To the knowledge of each Loan Party and the ERISA Affiliates, nothing has occurred which would prevent, or cause the loss of, such qualification.

(e)           No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Loan Party or ERISA Affiliate has been incurred or is reasonably expected by any Loan Party or ERISA Affiliate to be incurred with respect to any Pension Plan that could reasonably be expected to result in a Material Adverse Effect.

(f)           Except in connection with a Permitted Multiemployer Withdrawal, no ERISA Event exists that could reasonably be expected to result in a Material Adverse Effect.

(g)           No Loan Party or ERISA Affiliate has provided any security under Section 436 of the IRC or otherwise under the IRC or ERISA, except to the extent such security has been consented to by Agent in its Permitted Discretion so long as such Lien is junior and subordinate to the Lien in favor of Agent on terms acceptable to Agent.

Section 4.11           Environmental Condition. Except as set forth on Schedule 4.11 to this Agreement or as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) to each Borrower’s knowledge, none of the properties or assets currently owned or operated by any Loan Party or any Subsidiary of a Loan Party has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) none of the assets currently, or to each Borrower’s knowledge, formerly owned or operated by any Loan Party or any Subsidiary of any Loan Party has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that an Environmental Lien has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability.

Section 4.12           Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of Parent and its Subsidiaries) furnished by or on behalf of a Loan Party or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement or the other Loan Documents, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the industry of Parent and its Subsidiaries) hereafter furnished by or on behalf of Parent or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Projections delivered to Agent on in connection with the Transactions represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent, Parent’s and each Loan Party’s good faith estimate, on the date such Projections are delivered, of Parent’s its Subsidiaries’ future performance for the periods covered thereby based upon assumptions believed by Parent to be reasonable at the time of the delivery thereof to Agent (it being understood that such Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent and its Subsidiaries, and no assurances can be given that such Projections will be realized, and although reflecting Parent’s and each Loan Party’s good faith estimate, projections or forecasts based on methods and assumptions which Parent and Loan Parties believed to be reasonable at the time such Projections were prepared, are not to be viewed as facts, and that actual results during the period or periods covered by the Projections may differ materially from projected or estimated results).

Section 4.13           Patriot Act. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).

Section 4.14           Integrated Economic Enterprise. Borrowers and Guarantors make up a related organization of various entities constituting a single economic and business enterprise so that Borrowers and Guarantors share an identity of interests such that any benefit received by any one of them benefits the others. Certain Borrowers and Guarantors render services to or for the benefit of the other Borrowers and/or Guarantors, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Borrowers and Guarantors (including among other things, the payment by Borrowers and Guarantors of creditors of the other Borrowers or Guarantors and guarantees by Borrowers and Guarantors of indebtedness of the other Borrowers and Guarantors and provide administrative, marketing, payroll and management services to or for the benefit of the other Borrowers and Guarantors). As of the Closing Date, Borrowers and Guarantors have the same chief executive office, centralized accounting and legal services, certain common officers and directors and generally do not provide consolidating financial statements to creditors.

Section 4.15           Payment of Taxes. Except as otherwise permitted under Section 5.5, all material Tax returns of each Loan Party and its Subsidiaries required to be filed by any of them have been timely filed (taking into account any permitted extensions thereof), and all Taxes shown on such Tax returns to be due and payable and all other material Taxes upon a Loan Party and its Subsidiaries and upon their respective assets, income, businesses and franchises that are due and payable have been paid, other than any Tax being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as reserves or other appropriate provisions, as shall be required in conformity with GAAP shall have been made therefor. Each Loan Party and each of its Subsidiaries have made adequate provision in accordance with GAAP for all Taxes not yet due and payable. No Borrower knows of any proposed material Tax assessment against a Loan Party or any of its Subsidiaries that is not being actively contested by such Loan Party or such Subsidiary diligently, in good faith, and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.16           Margin Stock. Neither any Loan Party nor any of its Subsidiaries owns any Margin Stock or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors. Neither any Loan Party nor any of its Subsidiaries expects to acquire any Margin Stock.

Section 4.17           Governmental Regulation. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. No Loan Party nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.18           OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Parent and none of its Subsidiaries is in violation of any Sanctions. Parent and none of its Subsidiaries nor, to the knowledge of Parent and each Loan Party, any director, officer, employee, agent or Affiliate of Parent or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of Parent and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of Parent and its Subsidiaries, and to the knowledge of Parent and each Loan Party, each director, officer, employee, agent and Affiliate of Parent and each such Subsidiary, is in compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by any Person (including any Lender, the Swing Line Lender, Bank Product Provider, or other individual or entity participating in any transaction).

Section 4.19           Employee and Labor Matters. Except as could not reasonably be expected to result in a Material Adverse Effect, there is (a) no unfair labor practice complaint pending or, to the knowledge of any Loan Party, threatened against any Loan Party or its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Loan Party or its Subsidiaries which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of any Loan Party threatened in writing against any Loan Party or its Subsidiaries, or (c) to the knowledge of any Loan Party no union representation question existing with respect to the employees of any Loan Party or its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any Loan Party or its Subsidiaries. None of any Loan Party or its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state law, which remains unpaid or unsatisfied, except to the extent such liability could not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of each Loan Party and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or its Subsidiaries on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Loan Parties, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.20           [Reserved].

Section 4.21           Leases. Each Loan Party and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and, subject to Permitted Protests, all of such material leases are valid and subsisting and no material default by the applicable Loan Party or its Subsidiaries exists under any of them.

Section 4.22           Eligible Accounts. As to each Account that is identified by Borrowers as an Eligible Account in a Borrowing Base Certificate submitted to Agent, such Account is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Accounts.

Section 4.23           Eligible Inventory. As to each item of Inventory that is identified by Borrowers as Eligible Inventory, Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory or Eligible Re-Load Inventory in a Borrowing Base Certificate submitted to Agent, such Inventory is not excluded as ineligible by virtue of one or more of the excluding criteria (other than any Agent-discretionary criteria) set forth in the definition of Eligible Inventory (in the case of Eligible In-Transit Inventory, after giving effect to any exclusions therefrom specified in the definition of Eligible In-Transit Inventory).

Section 4.24           [Reserved].

Section 4.25           Location of Inventory. The Inventory of Borrowers and the other Loan Parties and their Subsidiaries is located only at, or in-transit to or between, the locations identified on Schedule 4.25 to this Agreement (as such Schedule may be updated pursuant to Section 5.14).

Section 4.26           Inventory Records. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries’ Inventory and the book value thereof.

Section 4.27           [Reserved].

Section 4.28           Material Contracts. Set forth on Schedule 4.28 is a reasonably detailed description of the Material Contracts of each Loan Party and its Subsidiaries as of the Closing Date. Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Material Contract (other than those that have expired at the end of their normal terms) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary.

Section 4.29           Hedge Agreements. On each date that any Hedge Agreement is executed by any Hedge Provider, Borrower and each other Loan Party satisfy all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

Section 4.30           Outbound Investment Regulations. No Loan Party nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. No Loan Party nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any of the Borrowers were a U.S. Person or (iii) any other activity that would cause the Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

ARTICLE 5
AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, until the termination of all of the Commitments and payment in full of the Obligations:

Section 5.1           Financial Statements, Reports, Certificates. Borrowers (a) will deliver to Agent, with copies to each Lender, each of the financial statements, reports, and other items set forth on Schedule 5.1 to this Agreement no later than the times specified therein, (b) agree that no Subsidiary of Parent or a Loan Party will have a fiscal year different from that of Parent and the Loan Parties, (c) agree to maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP, and (d) agree that they will, and will cause each other Loan Party to, keep a reporting system that shows all material additions, sales, claims, returns, and allowances with respect to their and their Subsidiaries’ sales.

Section 5.2           Reporting. Borrowers will deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the reports set forth on Schedule 5.2 to this Agreement at the times specified therein. In addition, if any Loan Party makes a non-ordinary course disposition, Investment, Restricted Payment or other transfer of Inventory and Accounts in excess of $35,000,000 to a Person that is not a Loan Party (or such assets are included in the assets of a Person whose Equity Interests are included in such asset disposition, Investment, Restricted Payment or other transfer), Agent shall have received an updated Borrowing Base Certificate giving pro forma effect to such transaction prior to consummation of such transaction.

Section 5.3           Existence. Except as otherwise permitted under Section 6.3 or Section 6.4, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect such Person’s valid existence and good standing in its jurisdiction of organization and, except as could not reasonably be expected to result in a Material Adverse Effect, good standing with respect to all other jurisdictions in which it is qualified to do business and any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

Section 5.4           Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, maintain and preserve all of its assets that are necessary or used in the proper conduct of its business in good working order and condition, ordinary wear, tear, casualty, and condemnation and Permitted Dispositions excepted (and except where the failure to so maintain and preserve such assets could not reasonably be expected to result in a Material Adverse Effect).

Section 5.5           Taxes. Each Borrower and each Guarantor shall, and shall cause each of its Subsidiaries to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except (i) for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, such Guarantor or such Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books in accordance with GAAP and (ii) as could not reasonably be expected to cause a Material Adverse Effect.

Section 5.6           Insurance. Each Loan Party will, and will cause each of its Subsidiaries to, at Borrowers’ expense, maintain insurance respecting each of each Loan Party’s and its Subsidiaries’ assets wherever located, covering liabilities, losses or damages as are customarily are insured against by other Persons engaged in same or similar businesses and similarly situated and located. All such policies of insurance shall be with financially sound and reputable insurance companies reasonably acceptable to Agent and in such amounts as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and located and, in any event, in amount, adequacy, and scope reasonably satisfactory to Agent (it being agreed that the identity of the insurer, amount, adequacy, and scope of the policies of insurance of Borrowers in effect as of the Closing Date are acceptable to Agent). All property insurance policies covering the Collateral are to be made payable to Agent for the benefit of Agent and the Lenders, as their interests may appear, in case of loss, pursuant to a standard lender’s loss payable endorsement with a standard non-contributory “lender” or “secured party” clause and are to contain such other provisions as Agent may reasonably require to fully protect the Lenders’ interest in the Collateral and to any payments to be made under such policies. All certificates of property and general liability insurance are to be delivered to Agent, with the lender’s loss payable and additional insured endorsements in favor of Agent and shall provide for not less than 30 days (10 days in the case of non-payment) prior written notice to Agent of the exercise of any right of cancellation. Borrowers shall maintain flood insurance on all fee owned Real Property constituting Collateral (if any), from such providers, in amounts and on terms in accordance with the Flood Laws or as otherwise satisfactory to all Lenders. If any Loan Party or its Subsidiaries fails to maintain such insurance, Agent may arrange for such insurance, but at Borrowers’ expense and without any responsibility on Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Borrowers shall give Agent prompt notice of any loss exceeding $10,000,000 covered by the casualty or business interruption insurance of any Loan Party or its Subsidiaries. Upon the occurrence and during the continuance of an Event of Default, Agent shall have the right to file claims under any property and general liability insurance policies in respect of the Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. If an Application Event then exists, Agent may apply any insurance proceeds received by Agent to the cost of repairs or replacement of Collateral and/or to payment of the Obligations (including business interruption insurance) then due in the order and manner required under Section 2.4(b)(iii). Upon application of such proceeds to the Obligations, Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds. So long as no Application Event exists, all other insurance proceeds may be collected and retained by Borrowers and Guarantors.

Section 5.7             Inspection.

(a)           Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent, any Lender, and each of their respective duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees (provided, that an authorized representative of a Borrower shall be allowed to be present) at such reasonable times and intervals as Agent or any Lender, as applicable, may designate and, so long as no Event of Default has occurred and is continuing, with reasonable prior notice to Borrowers and during regular business hours, at Borrowers’ expense, subject to the limitations set forth below in Section 5.7(c). Notwithstanding anything to the contrary in this Section 5.7, no Loan Party or any Subsidiary of any Loan Party shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discuss, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to Agent or any Lender (or their respective representatives or contractors) is prohibited by law or fiduciary duty or (iii) is subject to attorney client or similar privilege or constitutes attorney work-product; provided, that, in the event that any such Loan Party or Subsidiary does not provide any information requested in connection with an examination or a discussion permitted under this Section 5.7 in reliance on the preceding clause (i), (ii) or (iii) due to any law or fiduciary duty or privilege concerns, such Loan Party or Subsidiary shall provide notice to Agent that such information is being withheld and, in the case of clause (i) upon the request of Agent, such Loan Party or Subsidiary shall communicate the applicable information to Agent subject to a confidentiality agreement reasonable acceptable to Agent and such Loan Party or Subsidiary.

(b)           Each Loan Party will, and will cause each of its Subsidiaries to, permit Agent and each of its duly authorized representatives or agents to conduct field examinations, appraisals or valuations at such reasonable times and intervals as Agent may designate, at Borrowers’ expense in accordance with the definition of “Lender Group Expenses”, subject to the limitations set forth below in Section 5.7(c).

(c)           So long as no Event of Default exists or has occurred and is continuing, Borrowers shall be obligated to pay for only 1 field examinations in any 12 month period; provided, that, if Excess Availability is less than the greater of (i) $42,500,000 and (ii) 15% of the Line Cap, then Borrowers shall be obligated to pay for up to 2 field examinations in any 12 month period.

(d)           So long as no Event of Default exists or has occurred and is continuing, Borrowers shall be obligated to pay for only 1 inventory appraisals in any 12 month period; provided, that, if Excess Availability is less than the greater of (i) $42,500,000 and (ii) 15% of the Line Cap, then Borrowers shall be obligated to pay for up to 2 inventory appraisal in any 12 month period.

(e)           Borrowers shall be required to pay for field examinations and appraisals (i) conducted in connection with a proposed Permitted Acquisition (whether or not consummated) if the Borrowers are requesting that the acquired assets be included in the Borrowing Base and (ii) if an Event of Default exists or has occurred and is continuing.

Section 5.8             Compliance with Laws. Each Loan Party will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.9             Environmental. Each Loan Party will, and will cause each of its Subsidiaries to,

(a)           Keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)           Comply with Environmental Laws and provide to Agent documentation of any non-compliance that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect,

(c)           Promptly notify Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Subsidiaries that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and take any Remedial Actions required to abate said release or otherwise to come into compliance, in all material respects, with applicable Environmental Law, and

(d)           Promptly, but in any event within 10 Business Days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, and (iii) written notice regarding any Environmental Liability of the Parent and/or its Subsidiaries in an amount that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 5.10           Disclosure Updates. Each Loan Party will, promptly and in no event later than five Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to Agent or the Lenders contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein (taken as a whole) not materially misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

Section 5.11           Formation of Subsidiaries. Each Loan Party will, at the time that any Loan Party forms or acquires any direct or indirect Subsidiary (other than an Excluded Subsidiary) after the Closing Date, within 20 Business Days of such event (or such later date as permitted by Agent in its sole discretion) (a) cause such new Subsidiary (i) if such Subsidiary is a Domestic Subsidiary and Administrative Borrower requests, subject to the consent of Agent, that such Domestic Subsidiary be joined as a Borrower hereunder, to provide to Agent a Joinder to this Agreement, and (ii) to provide to Agent a joinder to the Guaranty and Security Agreement, in each case, together with such other security agreements, all in form and substance reasonably satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary); provided, that the Joinder, the joinder to the Guaranty and Security Agreement, and such other security agreements shall not be required to be provided to Agent with respect to any Excluded Subsidiary, (b) provide, or cause the applicable Loan Party to provide, to Agent a pledge agreement (or an addendum to the Guaranty and Security Agreement) and appropriate certificates and powers or financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance reasonably satisfactory to Agent; provided, that only 65% of the total outstanding voting Equity Interests and 100% of the non-voting Equity Interests of any first tier Subsidiary of a Loan Party that is a CFC or a CFC Holdco (and none of the Equity Interests of any Subsidiary of such CFC or CFC Holdco) shall be required to be pledged, and (c) provide to Agent all other documentation, including the Governing Documents of such Subsidiary and one or more opinions of counsel reasonably satisfactory to Agent, which, in its opinion, is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall constitute a Loan Document. As of the date hereof, no Real Property has been taken as Collateral.

Section 5.12           Further Assurances. Each Loan Party will, and will cause each of the other Loan Parties to, at any time upon the reasonable request of Agent, execute or deliver to Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, opinions of counsel, and all other documents (the “Additional Documents”) that Agent may reasonably request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect Agent’s Liens in all of the assets of each of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal) (other than any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents; provided, that the foregoing shall not apply to any Excluded Subsidiary. To the maximum extent permitted by applicable law, if any Borrower or any other Loan Party refuses or fails to execute or deliver any reasonably requested Additional Documents within a reasonable period of time not to exceed five Business Days following the request to do so, each Borrower and each other Loan Party hereby authorizes Agent to execute any such Additional Documents in the applicable Loan Party’s name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In furtherance of, and not in limitation of, the foregoing, each Loan Party shall take such actions as Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Loan Parties, including all of the outstanding capital Equity Interests its Subsidiaries (in each case, other than with respect to any assets expressly excluded from the Collateral (as defined in the Guaranty and Security Agreement) pursuant to Section 3 of the Guaranty and Security Agreement).

Section 5.13           [Reserved].

Section 5.14           Location of Inventory; Chief Executive Office. Each Loan Party will, and will cause each of its Subsidiaries to, keep (a) their Inventory and Equipment only at the locations identified on Schedule 4.25 to this Agreement (provided that Borrowers may amend Schedule 4.25 to this Agreement so long as such amendment occurs by written notice to Agent not less than five days prior to the date on which such Inventory or Equipment is moved to such new location and such new location is within the continental United States), and (b) their respective chief executive offices only at the locations identified on Schedule 7 to the Guaranty and Security Agreement as may be amended with five days prior written notice to the Agent so long as such new location is within the continental United States.

Section 5.15           Compliance with ERISA and the IRC. Other than in connection with a Permitted Multiemployer Withdrawal or which could not reasonably be expected to result in a Material Adverse Effect, each Loan Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the IRC and other Federal and State law; (b) cause each Pension Plan which is qualified under Section 401(a) of the IRC to maintain such qualification; (c) not terminate any Pension Plan so as to incur any liability to the PBGC; (d) not allow or suffer to exist any prohibited transaction involving any Pension Plan or any trust created thereunder which would subject such Loan Party or such ERISA Affiliate to a tax or other liability on prohibited transactions imposed under Section 4975 of the IRC or ERISA; (e) make all required contributions to any Pension Plan or Multiemployer Plan which it is obligated to pay under Sections 302 or 303 of ERISA, Sections 412 or 430 of the IRC or the terms of such plan or the applicable collective bargaining agreement; (f) not allow or suffer to exist any violation of the “minimum funding standards” (within the meaning of Section 302 of ERISA and Section 412 of the IRC), whether or not waived, with respect to any such Pension Plan; (g) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; or (h) not allow or suffer to exist any “reportable event” under ERISA or the occurrence of any event or condition which presents a material risk of termination by the PBGC of any Pension Plan that is a single employer plan.

Section 5.16           OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws. Parent and each Loan Party will, and will cause each of its Subsidiaries to comply with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Parent and each of the Loan Parties and their Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by Parent, the Loan Parties and their Subsidiaries and their respective directors, officers, employees and agents with all applicable Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Parent and each of the Loan Parties shall and shall cause their respective Subsidiaries to comply with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

Section 5.17           End of Fiscal Years and Fiscal Quarters; Changes in Accounting Practices.

(a)           Each Borrower and each Guarantor shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (i) fiscal years to end on the dates set forth on Schedule 5.17 hereto as fiscal year ends, (ii) fiscal quarters to end on the dates set forth on Schedule 5.17 hereto as fiscal quarter ends and (iii) fiscal months to end on the dates set forth on Schedule 5.17 hereto as fiscal month ends.

(b)           Each Borrower and each Guarantor shall not materially change any of its accounting policies except as may be required or permitted in accordance with GAAP.

ARTICLE 6
NEGATIVE COVENANTS

Each Borrower covenants and agrees that, until the termination of all of the Commitments and the payment in full of the Obligations:

Section 6.1           Indebtedness. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness.

Section 6.2           Liens. Each Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

Section 6.3           Restrictions on Fundamental Changes. Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a)           Other than in order to consummate a Permitted Acquisition, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Interests; provided, that:

(i)           any Subsidiary of any Borrower or any Guarantor that is not another Guarantor or another Borrower may merge with or into or consolidate with any other Subsidiary of any Borrower or any Guarantor that is not another Guarantor or another Borrower,

(ii)           a domestic Subsidiary of any Borrower (other than another Borrower or a Guarantor) may merge with and into such Borrower so long as (A) such Borrower is the surviving entity of such merger, (B) as of the effective date of the merger and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (C) Administrative Borrower provides Agent not less than 10 Business Days’ prior written notice thereof, (D) Borrowers and Guarantors execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by Agent to perfect the security interests and liens granted to Agent hereunder in the assets of such Subsidiary which are being transferred to such Borrower pursuant to such merger, (E) such Borrower shall not assume any liabilities of such subsidiary in excess of $10,000,000 (unless otherwise agreed to by Agent in its Permitted Discretion), and (F) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing),

(iii)           any Borrower may merge with and into another Borrower so long as (A) as of the effective date of the merger and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (B) Administrative Borrower provides Agent not less than 10 Business Days’ prior written notice thereof, (C) Borrowers and Guarantors execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements requested by Agent to confirm the continuation and preservation of all security interests and liens granted to Agent hereunder, and (D) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), and

(iv)           any Guarantor may merge with and into another Guarantor so long as (A) as of the effective date of the merger and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (B) Administrative Borrower provides Agent not less than 10 Business Days’ prior written notice thereof, (C) Borrowers and Guarantors execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements reasonably requested by Agent to confirm the continuation and preservation of all security interests and liens granted to Agent hereunder, and (D) Agent shall have received, true, correct and complete copies of all material agreements, documents and instruments relating to such merger, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing),

(b)           wind up, liquidate or dissolve itself or any Subsidiary of a Loan Party, unless, (i) in the case of any such Subsidiary that is a Guarantor (A) no Default or Event of Default exists or has occurred and is continuing, (B) such Subsidiary is no longer operating or holds nominal assets and (C) promptly (but in any event within not more than 10 Business Days) after the commencement of such winding up, liquidation or dissolution, any assets of such Subsidiary (x) that would constitute Collateral are transferred to a Loan Party so that such assets are subject to Agent’s first priority perfected security interest or (y) are subject to a Permitted Disposition, and (ii) in the case of any such Subsidiary that is a Non-Loan Party, such Subsidiary is no longer operating and holds nominal assets or the Borrowers determine in good faith that such winding up, liquidation or dissolution is in the best interests of the Loan Parties and their Subsidiaries (taken as a whole),

(c)           suspend or cease operating a substantial portion of its or their business, except as permitted pursuant to clauses (a) or (b) above or in connection with a transaction permitted under Section 6.4, or

(d)           change its classification/status for U.S. federal income tax purposes.

Section 6.4           Disposal of Assets. Other than Permitted Dispositions or transactions expressly permitted by Sections 6.3 or 6.9, each Loan Party will not, and will not permit any of its Subsidiaries to, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of its or their assets.

Section 6.5           Nature of Business. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any change in the nature of its or their business as described in Schedule 6.5 to this Agreement or acquire any properties or assets that are not reasonably related to the conduct of such business activities; provided, that the foregoing shall not prevent any Loan Party and Subsidiaries from engaging in any business that is reasonably related, complimentary or ancillary to its or their business.

Section 6.6           Prepayments and Amendments. Each Loan Party will not, and will not permit any of its Subsidiaries to,

(a)           Except in connection with Refinancing Indebtedness permitted by Section 6.1,

(i)           optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party or its Subsidiaries, other than (A) the Obligations in accordance with this Agreement, (B) Hedge Obligations, (C) Permitted Intercompany Advances, or (D) other Indebtedness so long as (1) such prepayments or redemptions do not exceed up to $50,000,000 in the aggregate in any fiscal year of Loan Parties and on and after giving effect to any such prepayment or redemption, no Default or Event of Default exists or has occurred and is continuing and (2) for such prepayments or redemption in excess of $50,000,000 in any fiscal year so long as on and after giving effect to any such prepayment or redemption, the Payment Conditions are satisfied, or

(ii)           make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations unless such payment is permitted at such time under the subordination terms and conditions, or

(b)           Directly or indirectly, amend, modify, or change any of the terms or provisions of:

(i)           any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness that has been contractually subordinated in right of payment to the Obligations except as permitted under the subordination terms and conditions,

(ii)           [Reserved];

(iii)           any agreement, instrument, document, indenture, or other writing evidencing or concerning Permitted Indebtedness that is secured by a Lien on Collateral and has been contractually subordinated in right of security to Agent’s Lien on the Collateral except as permitted by the terms of any intercreditor agreement between Agent and the holder of such Lien,

(iv)           any mortgage, agreement, instrument, document, indenture, or other writing evidencing or concerning any Permitted Mortgage Loan Financing that would have the effect, directly or indirectly, of (A) increasing the sum of the then outstanding aggregate principal amount of such Indebtedness in excess of the amount permitted under clause (a) of the definition of Permitted Mortgage Loan Financing, (B) adding or modifying any restriction on payment or prepayment of the Obligations, (C) adding or modifying any payment or prepayment provision with respect to such Indebtedness that would cause such Indebtedness to no longer satisfy the requirements of Permitted Mortgage Loan Financing, (D) adding any restriction on amendments, waivers or other modifications to this Agreement or the other Loan Documents or (E) contravene the provisions of this Agreement or any of the other Loan Documents, and

(v)           the Governing Documents of any Loan Party or any of its Subsidiaries if the effect thereof, either individually or in the aggregate, could reasonably be expected to be materially adverse to the interests of the Lenders.

Section 6.7           Restricted Payments. Each Loan Party will not, and will not permit any of its Subsidiaries to, make any Restricted Payment; provided, that so long as it is permitted by law,

(a)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Loan Parties may make distributions to former employees, officers, or directors of Parent and its Subsidiaries (or any spouses, ex-spouses, or estates of any of the foregoing) on account of redemptions of Equity Interests of Parent held by such Persons; provided, that the aggregate amount of such redemptions made by Loan Parties during the term of this Agreement that is not funded with Indebtedness outstanding under clause (l) of the definition of Permitted Indebtedness, does not exceed $25,000,000 in any fiscal year,

(b)           so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Loan Parties may make distributions to former employees, officers, or directors of Parent and its Subsidiaries (or any spouses, ex-spouses, or estates of any of the foregoing), solely in the form of forgiveness of Indebtedness of such Persons owing to Loan Parties on account of repurchases of the Equity Interests of Parent held by such Persons; provided, that such Indebtedness was incurred by such Persons solely to acquire Equity Interests of Parent,

(c)           Parent and its Subsidiaries may declare and make Restricted Payments payable solely in its Equity Interests,

(d)           in the event Loan Parties file a consolidated, combined, unitary or similar type income tax return with Parent, such Loan Parties shall be permitted to make distributions to Parent to permit Parent to pay federal and state income taxes then due and payable, provided that the amount of such distribution shall not be greater than the amount of such taxes that would have been due and payable by such Loan Parties and their relevant subsidiaries had such Loan Parties not filed a consolidated, combined, unitary or similar type return with Parent,

(e)           (i) (A) any wholly-owned Subsidiary of a Loan Party may make Restricted Payments to a Borrower or a Guarantor, and (B) any Subsidiary that is not wholly-owned by a Loan Party or a wholly-owned Subsidiary of a Loan Party may make Restricted Payments to a Borrower or a Guarantor based on its relative ownership interests of the relevant class of Equity Interests, (ii) (A) any wholly-owned Subsidiary that is not a Loan Party may make Restricted Payments to a Non-Loan Party, and (B) any Subsidiary that is not a Loan Party and that is not wholly-owned by a Loan Party may make Restricted Payments to a Non-Loan Party based on its relative ownership interests of the relevant class of Equity Interests, and (iii) so long as the Payment Conditions are satisfied, (A) any Loan Party that is a Subsidiary of a Non-Loan Party may make Restricted Payments to a Non-Loan Party, and (B) any Loan Party and that is not wholly-owned by a Non-Loan Party may make Restricted Payments to a Non-Loan Party based on its relative ownership interests of the relevant class of Equity Interests,

(f)           [reserved], or

(g)           other Restricted Payments; provided, that, (i) the aggregate amount of all such payments shall not exceed $50,000,000 during any fiscal year and (ii) as of the date of any such payment and after giving effect thereto, no Default or Event of Default exists or has occurred and is continuing, provided, further, that, the Loan Parties and their Subsidiaries may make additional Restricted Payments in excess of $50,000,000 in any fiscal year so long as, as of the date of any such payment and after giving effect thereto, each of the Payment Conditions is satisfied.

Section 6.8           Accounting Methods. Each Loan Party will not, and will not permit any of its Subsidiaries to, modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

Section 6.9           Investments. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment except for Permitted Investments.

Section 6.10         Transactions with Affiliates. Each Loan Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction with any Affiliate of any Loan Party or any of its Subsidiaries except for:

(a)          transactions (other than the payment of management, consulting, monitoring, or advisory fees) between such Loan Party or its Subsidiaries, on the one hand, and any Affiliate of such Loan Party or its Subsidiaries, on the other hand, so long as such transactions are no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate,

(b)         any indemnity provided for the benefit of directors (or comparable managers) of a Loan Party or one of its Subsidiaries so long as it has been approved by such Loan Party’s or such Subsidiary’s board of directors (or comparable governing body) in accordance with applicable law,

(c)          the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of a Loan Party or one of its Subsidiaries in the ordinary course of business, consistent with industry practice and in accordance with applicable law,

(d)         (i) transactions solely among the Loan Parties, and (ii) transactions solely among Subsidiaries of Loan Parties that are not Loan Parties,

(e)          transactions permitted by Section 6.3, Section 6.4, Section 6.6, Section 6.7, or Section 6.9,

(f)           transactions permitted by clauses (l), (v) and (z) of the definition of “Permitted Indebtedness”,

(g)          agreements for the non-exclusive licensing of intellectual property, or distribution of products, in each case, among the Loan Parties and their Subsidiaries for the purpose of the counterparty thereof operating its business, and agreements for the assignment of intellectual property from any Loan Party or any of its Subsidiaries to any Loan Party, and

(h)           payments by Loan Parties required to be made under (i) the SPE Master Lease in accordance with the terms of the SPE Master Lease as in effect on the date hereof or (ii) any other lease between one or more of the Loan Parties and a SPE Propco so long as such lease is on market terms and no less favorable, taken as a whole, to such Loan Party or its Subsidiaries, as applicable, than would be obtained in an arm’s length transaction with a non-Affiliate.

Section 6.11           Use of Proceeds.

(a)           Each Loan Party will not, and will not permit any of its Subsidiaries to, use the proceeds of any Loan made hereunder for any purpose other than to finance the Transactions, to pay Transaction Costs, and consistent with the terms and conditions hereof, for their lawful and permitted purposes.

(b)           In no event will any part of the proceeds (i) of the Loans be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors, (ii) of any Loan or Letter of Credit be used, directly or indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and (iii) of any Loan or Letter of Credit be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 6.12           Limitation on Issuance of Equity Interests. Each Loan Party will not, and will not permit any of its Subsidiaries to, issue or sell any of its Equity Interests, except for the issuance or sale of Qualified Equity Interests.

Section 6.13           Inventory or Equipment with Bailees. Each Borrower will not, and will not permit any of its Subsidiaries to, store its Inventory or Equipment at a location other than a location listed on Schedule 4.25 (as such Schedule may be amended in accordance with Section 5.14).

ARTICLE 7
FINANCIAL COVENANTS

Section 7.1           Fixed Charge Coverage Ratio. During a FCCR Compliance Period, Parent and its Subsidiaries shall, when measured as of the fiscal quarter most recently ended for which Agent has received financial statements of Parent and its Subsidiaries as provided by Schedule 5.1, maintain, for the Measurement Period most recently ended prior to such FCCR Compliance Period and each Measurement Period ending thereafter during such FCCR Compliance Period, a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00.

ARTICLE 8
EVENTS OF DEFAULT

Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Agreement:

Section 8.1           Payments. If Borrowers fail to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of three Business Days, (b) all or any portion of the principal of the Loans, or (c) any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit;

Section 8.2           Covenants. If any Loan Party or any of its Subsidiaries:

(a)           fails to perform or observe any covenant or other agreement contained in any of (i) Sections 5.1, 5.2, 5.3 (solely if any Borrower is not in good standing in its jurisdiction of organization), 5.6, 5.7 (solely if any Borrower refuses to allow Agent or its representatives or agents to visit any Borrower’s properties, inspect its assets or books or records, examine and make copies of its books and records, or discuss Borrowers’ affairs, finances, and accounts with officers and employees of any Borrower), 5.10, 5.11, or 5.14 of this Agreement, (ii) Section 6 of this Agreement, (iii) Section 7 of this Agreement, or (iv) Section 7 of the Guaranty and Security Agreement; or

(b)           fails to perform or observe any covenant or other agreement contained in any of Sections 5.3 (other than if any Borrower is not in good standing in its jurisdiction of organization), 5.4, 5.5, 5.8, and 5.12 of this Agreement and such failure continues for a period of 15 Business Days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent; or

(c)           fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 8 (in which event such other provision of this Section 8 shall govern), and such failure continues for a period of 30 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Borrower, or (ii) the date on which written notice thereof is given to Borrowers by Agent;

Section 8.3           Judgments. If one or more judgments, orders, or awards for the payment of money involving individually or in the aggregate of $50,000,000 or more (except to the extent that such amount is fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) is entered or filed against a Loan Party or any of its Subsidiaries, or with respect to any of their respective assets, and either (a) there is a period of 60 consecutive days at any time after the entry of any such judgment, order, or award during which (i) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (ii) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award;

Section 8.4           Voluntary Bankruptcy, etc. If an Insolvency Proceeding is commenced by a Loan Party or any of its Subsidiaries;

Section 8.5           Involuntary Bankruptcy, etc. If an Insolvency Proceeding is commenced against a Loan Party or any of its Subsidiaries and any of the following events occur: (a) such Loan Party or such Subsidiary consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, such Loan Party or its Subsidiary, or (e) an order for relief shall have been issued or entered therein;

Section 8.6           Default Under Other Agreements. (a) If there is a (i) default in the payment of any Indebtedness (other than the Revolving Loans or any Letters of Credit) the aggregate principal amount of which is in excess of $50,000,000 beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Revolving Loans or any LC Obligation) the aggregate principal amount of which is in excess of the $50,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such Indebtedness in an aggregate principal amount greater than $50,000,000 to become due prior to its stated maturity (any applicable grace period having expired) and (b) if there occurs under any Hedge Agreement an early termination date resulting from (i) any default or event of default under such Hedge Agreement as to which any Loan Party is the defaulting party or (ii) any termination event under such Hedge Agreement as to which any Loan Party is an affected party and, in either event, the hedge termination value owed by such Loan Party as a result thereof is greater than $50,000,000;

Section 8.7           Representations, etc. If any warranty, representation, certificate, statement, or Record made herein or in any other Loan Document or delivered in writing to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

Section 8.8           Guaranties. If the obligations of any Guarantor under the guaranty contained in the Guaranty and Security Agreement is limited or terminated by operation of law or by such Guarantor (other than in accordance with the terms of this Agreement) or if any Guarantor repudiates or revokes in writing or purports to repudiate or revoke in writing any such guaranty;

Section 8.9           Security Documents. If the Guaranty and Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, (except to the extent of Permitted Liens) first priority Lien on the Collateral covered thereby, except (a) as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement to a Person that is not a Loan Party, (b) with respect to Collateral the aggregate value of which, for all such Collateral, does not exceed at any time, $25,000,000 or (c) as the result of the failure on the part of Agent to (i) maintain possession of certificates actually delivered to it or (ii) to file Uniform Commercial Code continuation statements;

Section 8.10           Loan Documents. The validity or enforceability of any Loan Document shall at any time for any reason (other than solely as the result of an action or failure to act on the part of Agent) be declared to be null and void, or a proceeding shall be commenced by a Loan Party or its Subsidiaries, or by any Governmental Authority having jurisdiction over a Loan Party or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or a Loan Party or its Subsidiaries shall deny in writing that such Loan Party or its Subsidiaries has any liability or obligation purported to be created under any Loan Document;

Section 8.11           Change of Control. A Change of Control shall occur, whether directly or indirectly;

Section 8.12           ERISA. The occurrence of any of the following events: (a) any Loan Party or ERISA Affiliate fails to make full payment when due of all amounts which any Loan Party or ERISA Affiliate is required to pay as contributions, installments, or otherwise to or with respect to a Pension Plan or Multiemployer Plan, and such failure could reasonably be expected to result in a Material Adverse Effect or results in a Lien on the assets of any Loan Party, unless such Lien is junior and subordinate to the Lien in favor of Agent on terms acceptable to Agent, (b) an ERISA Event, which could reasonably be expected to result in a Material Adverse Effect, or results in a Lien on the assets of any Loan Party, unless such Lien is junior and subordinate to the Lien in favor of Agent on terms acceptable to Agent, or (c) other than in connection with a Permitted Multiemployer Withdrawal, any Loan Party or ERISA Affiliate completely or partially withdraws from one or more Multiemployer Plans and incurs Withdrawal Liability, or fails to make any Withdrawal Liability payment when due that results in liability of any Loan Party in a Material Adverse Effect; or

Section 8.13           Subordination. The subordination provisions of the documents evidencing or governing any Subordinated Indebtedness (any such provisions, the “Subordination Provisions”), shall, in whole or in any material part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness, except in each case (i) to the extent permitted by the terms of the applicable documentation, (ii) with respect to Subordinated Indebtedness, the aggregate principal amount of which does not exceed $50,000,000, or (iii) as otherwise agreed in writing by Agent; or (b) any Borrower or any other Loan Party shall disavow or contest in writing (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of Agent and Lenders, or (iii) that all payments of principal of or premium and interest on the applicable Subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party, shall be subject to any of the Subordination Provisions, except to the extent such disavowal or contest is a result of the termination of such Subordination Provisions pursuant to the terms of the applicable documentation.

ARTICLE 9
RIGHTS AND REMEDIES

Section 9.1           Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall (in each case under clauses (a) or (b) by written notice to Borrowers), in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following:

(a)           by written notice to Borrowers, (i) declare the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents to be immediately due and payable, whereupon the same shall become and be immediately due and payable and Borrowers shall be obligated to repay all of such Obligations in full, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by each Borrower, and (ii) direct Borrowers to provide (and Borrowers agree that upon receipt of such notice Borrowers will provide) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations for drawings that may subsequently occur under issued and outstanding Letters of Credit;

(b)           by written notice to Borrowers, declare the Commitments terminated, whereupon the Commitments shall immediately be terminated together with (i) any obligation of any Revolving Lender to make Revolving Loans, (ii) the obligation of Swing Line Lender to make Swing Line Loans, and (iii) the obligation of Issuing Bank to issue Letters of Credit; and

(c)           exercise all other rights and remedies available to Agent or the Lenders under the Loan Documents, under applicable law, or in equity.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrowers or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations (other than the Bank Product Obligations), inclusive of the principal of, and any and all accrued and unpaid interest and fees in respect of, the Loans and all other Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement or by any of the other Loan Documents, shall automatically become and be immediately due and payable and Borrowers shall automatically be obligated to repay all of such Obligations in full (including Borrowers being obligated to provide (and Borrowers agree that they will provide) (1) Letter of Credit Collateralization to Agent to be held as security for Borrowers’ reimbursement obligations in respect of drawings that may subsequently occur under issued and outstanding Letters of Credit and (2) Bank Product Collateralization to be held as security for Borrowers’ or their Subsidiaries’ obligations in respect of outstanding Bank Products), without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by Loan Parties.

Section 9.2           Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Default or Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

ARTICLE 10
WAIVERS; INDEMNIFICATION

Section 10.1           Demand; Protest; etc. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any Borrower may in any way be liable.

Section 10.2           The Lender Group’s Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties (other than any thereof resulting from the gross negligence or willful misconduct of any Lender Related Person as determined by a final, non-appealable order of a court of competent jurisdiction).

Section 10.3           Indemnification. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, the Swing Line Lender, each Issuing Bank, and each Participant (each, an “Indemnified Person”) harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable and documented out-of-pocket fees and disbursements of attorneys (provided, that, the obligations to reimburse any Indemnified Person for legal fees and expenses shall be limited to reasonable and documented out-of-pocket legal fees and expenses of one firm of counsel for all such Indemnified Persons and if necessary, of one local counsel in each appropriate jurisdiction (and, to the extent required by the subject matter, one specialist counsel for each such specialized area of law in each appropriate jurisdiction) and in the case of an actual or perceived conflict of interest, one counsel for such affected Indemnified Person), experts, or consultants and all other reasonable documented out-of-pocket costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution and delivery (provided, that Borrowers shall not be liable for costs and expenses (including attorneys’ fees) of any Lender (other than Bank of America, N.A.) incurred in advising, structuring, drafting, reviewing, administering or syndicating the Loan Documents), enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Parent’s and its Subsidiaries’ compliance with the terms of the Loan Documents (provided, that the indemnification in this clause (a) shall not extend to (i) disputes solely between or among the Lenders that do not involve any acts or omissions of any Loan Party, or (ii) disputes solely between or among the Lenders and their respective Affiliates that do not involve any acts or omissions of any Loan Party; it being understood and agreed that the indemnification in this clause (a) shall extend to Agent (but not the Lenders unless the dispute involves an act or omission of a Loan Party) relative to disputes between or among Agent on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand, or (iii) any claims for Taxes, which shall be governed by Section 16, other than Taxes that relate to non-Tax claims), (b) with respect to any actual or prospective investigation, litigation, or proceeding related to this Agreement, any other Loan Document, the making of any Loans or issuance of any Letters of Credit hereunder, or the use of the proceeds of the Loans or the Letters of Credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by any Loan Party or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities or Remedial Actions related in any way to any such assets or properties of any Loan Party or any of its Subsidiaries (each and all of the foregoing, the “Indemnified Liabilities”). The foregoing to the contrary notwithstanding, no Borrower shall have any obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person or its officers, directors, employees, advisors, representatives, attorneys, or agents. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON. NOTWITHSTANDING THE FOREGOING, EACH INDEMNIFIED PERSON SHALL BE OBLIGATED TO REFUND AND RETURN ANY AND ALL AMOUNTS PAID BY BORROWERS UNDER THIS PARAGRAPH TO SUCH INDEMNIFIED PERSON FOR ANY SUCH FEES, EXPENSES OR DAMAGES TO THE EXTENT A COURT OF COMPETENT JURISDICTION FINALLY DETERMINES THAT SUCH INDEMNIFIED PERSON IS NOT ENTITLED TO PAYMENT OF SUCH AMOUNT IN ACCORDANCE WITH THE TERMS HEREOF.

ARTICLE 11
NOTICES

Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to any Loan Party or Agent, as the case may be, they shall be sent to the respective address set forth below:

If to any Loan Party:	BlueLinx Corporation
4100 Wildwood Parkway
Atlanta, Georgia 30339
Attention: Chief Financial Officer
Fax No.:

with copies to:	BlueLinx Corporation
4100 Wildwood Parkway
Atlanta, Georgia 30339
Attention: General Counsel
Fax No. [***]

and:	King & Spalding, LLP
1180 Peachtree St., NE, Suite 1600
Atlanta, GA 30309
Attention: J. Craig Lee
Email: [***]

If to Agent:	Bank of America, N.A.
3455 Peachtree Road NE
Mailcode GA7-024-12-05 (12th Floor)
Atlanta, Georgia 30326
Attn: Loan Portfolio Manager

with copies to:	Cahill Gordon & Reindel LLP
32 Old Slip
New York, New York 10005
Attn: Javier Ortiz
Email: [***]

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

ARTICLE 12
CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE PROVISION

(a)           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

(c)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH OF PARENT AND EACH LOAN PARTY AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)           EACH OF PARENT AND EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e)           NO CLAIM MAY BE MADE BY ANY LOAN PARTY AGAINST THE AGENT, ANY OTHER LENDER, ISSUING BANK, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OR LOSSES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH LOAN PARTY HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

ARTICLE 13
ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS

Section 13.1           Assignments and Participations.

(a)           (i) Subject to the conditions set forth in clause (a)(ii) below, any Lender may assign and delegate all or any portion of its rights and duties under the Loan Documents (including the Obligations owed to it and its Commitments) to one or more assignees so long as such prospective assignee is an Eligible Transferee (each, an “Assignee”), with the prior written consent (such consent not be unreasonably withheld or delayed) of:

(A)           Borrowers; provided, that, no consent of Borrowers shall be required (1) if a Specified Event of Default has occurred and is continuing, or (2) in connection with an assignment to a Person that is a Lender or an Affiliate (other than natural persons) of a Lender, and

(B)           Agent, Issuing Bank and Swing Line Lender.

(ii)           Assignments shall be subject to the following additional conditions:

(A)           no assignment may be made to Parent, a Loan Party, an Affiliate of Parent or a Loan Party, or a natural person or any Disqualified Institution,

(B)           the amount of the Commitments and the other rights and obligations of the assigning Lender hereunder and under the other Loan Documents subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Agent) shall be in a minimum amount (unless waived by Agent) of $5,000,000 (except such minimum amount shall not apply to (I) an assignment or delegation by any Lender to any other Lender, an Affiliate of any Lender, or a Related Fund of such Lender, or (II) a group of new Lenders, each of which is an Affiliate of each other or a Related Fund of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000),

(C)           each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement,

(D)           the parties to each assignment shall execute and deliver to Agent an Assignment and Acceptance; provided, that Borrowers and Agent may continue to deal solely and directly with the assigning Lender in connection with the interest so assigned to an Assignee until written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee,

(E)           unless waived by Agent, the assigning Lender or Assignee has paid to Agent, for Agent’s separate account, a processing fee in the amount of $3,500, and

(F)           the assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire in a form approved by Agent (the “Administrative Questionnaire”).

(b)           From and after the date that Agent receives the executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall be a “Lender” and shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto); provided, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender’s obligations under Section 15 and Section 17.9(a).

(c)           By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)           Immediately upon Agent’s receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

(e)           Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a “Participant”) participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, that (i) the Originating Lender shall remain a “Lender” for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a “Lender” hereunder or under the other Loan Documents and the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender (other than a waiver of default interest), or (E) decreases the amount or postpones the due dates of scheduled principal repayments or prepayments or premiums payable to such Participant through such Lender, (v) no participation shall be sold to a natural person or a Disqualified Institution, (vi) no participation shall be sold to a Loan Party or an Affiliate of a Loan Party, and (vii) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

(f)           In connection with any such assignment or participation or proposed assignment or participation or any grant of a security interest in, or pledge of, its rights under and interest in this Agreement, a Lender may, subject to the provisions of Section 17.9, disclose all documents and information which it now or hereafter may have relating to any Loan Party and its Subsidiaries and their respective businesses.

(g)           Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement to secure obligations of such Lender, including any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law; provided, that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)           Agent (as a non-fiduciary agent on behalf of Borrowers) shall maintain, or cause to be maintained, a register (the “Register”) on which it enters the name and address of each Lender as the registered owner of the Loans (and the principal amount thereof and stated interest thereon) held by such Lender (each, a “Registered Loan”). Other than in connection with an assignment by a Lender of all or any portion of its portion of the Loans to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide) and (ii) any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any evidencing the same), Borrowers shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Borrowers, shall maintain a register comparable to the Register.

(i)           In the event that a Lender sells participations in the Registered Loan, such Lender, as a non-fiduciary agent on behalf of Borrowers, shall maintain (or cause to be maintained) a register on which it enters the name of all participants in the Registered Loans held by it (and the principal amount (and stated interest thereon) of the portion of such Registered Loans that is subject to such participations) (the “Participant Register”). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(j)           The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(k)           Agent shall have the right, and the Borrowers hereby expressly authorizes Agent to provide to any requesting Lender, the list of Disqualified Institutions provided to Agent by the Borrowers and any updates thereto. Borrowers hereby agree that any such requesting Lender may share the list of Disqualified Institutions with any potential assignee, transferee or participant. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 13.2           Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that no Borrower may assign this Agreement or any rights or duties hereunder without the Lenders’ prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 13.1 and, except as expressly required pursuant to Section 13.1, no consent or approval by any Borrower is required in connection with any such assignment.

ARTICLE 14
AMENDMENTS; WAIVERS

Section 14.1           Amendments and Waivers.

(a)           No amendment, waiver or other modification of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Parent or any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent with the written consent of the Required Lenders) and the Loan Parties that are party thereto (or by the Administrative Borrower with the consent of such Loan Parties) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly and adversely affected thereby (or in the case of clauses (vii), (viii) or (ix), all Lenders) and all of the Loan Parties that are party thereto (or by the Administrative Borrower with the consent of such Loan Parties), do any of the following:

(i)           increase the amount of or extend the expiration date of any Commitment of any Lender,

(ii)           postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

(iii)           reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document (except (y) in connection with the waiver of applicability of Section 2.6(c) (which waiver shall be effective with the written consent of the Required Lenders), and (z) that any amendment or modification of defined terms used in the financial definitions in this Agreement shall not constitute a reduction in the rate of interest or a reduction of fees for purposes of this clause (iii)),

(iv)           amend, modify, or eliminate this Section or any provision of this Agreement providing for consent or other action by all Lenders,

(v)           amend, modify, or eliminate Section 3.1 or 3.2,

(vi)           [reserved],

(vii)           other than as permitted by Section 15.11 as in effect as of the Closing Date or as contemplated by the Intercreditor Agreement, (x) contractually subordinate Agent’s Lien in and to any of the Collateral or (y) subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness,

(viii)           amend, modify, or eliminate the definitions of “Required Lenders”, “Supermajority Lenders” or “Pro Rata Share”,

(ix)           (x) release all or substantially all of the value of the guarantees under the Guaranty and Security Agreement (except as provided herein or in the applicable Loan Document) or (y) release all or substantially all the Collateral from the Liens of the Guaranty and Security Agreement and other applicable Loan Documents (except as provided herein or in the applicable Loan Document);

(x)           amend, modify, or eliminate any of the provisions of Section 2.4(b)(i) or (ii), or (iii) or 15.12(b) or

(xi)           amend, modify, or eliminate any of the provisions of Section 13.1 with respect to assignments to, or participations with, Persons who are Loan Parties or Affiliates of a Loan Party,

(b)           No amendment, waiver, modification, or consent shall amend, modify, waive, or eliminate,

(i)           [reserved], or

(ii)           any provision of Section 15 pertaining to Agent, or any other rights or duties of Agent under this Agreement or the other Loan Documents, without the written consent of Agent, Borrowers, and the Required Lenders.

(c)           No amendment, waiver, modification, elimination, or consent shall amend, without written consent of Agent, Borrowers and the Supermajority Lenders, modify, or eliminate (i) the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Inventory, Eligible Domestic In-Transit Inventory, Eligible International In-Transit Inventory and Eligible Re-Load Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrowers based upon the Borrowing Base, but not otherwise, or (ii) the definition of Qualified Cash.

(d)           No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to Issuing Bank, or any other rights or duties of Issuing Bank under this Agreement or the other Loan Documents, without the written consent of Issuing Bank, Agent, Borrowers, and the Required Lenders.

(e)           No amendment, waiver, modification, elimination, or consent shall amend, modify, or waive any provision of this Agreement or the other Loan Documents pertaining to the Swing Line Lender, or any other rights or duties of the Swing Line Lender under this Agreement or the other Loan Documents, without the written consent of the Swing Line Lender, Agent, Borrowers, and the Required Lenders.

(f)           No amendment, waiver, modification, or consent shall add any Real Property as Collateral unless Lenders receive 45 days’ prior written notice and each Lender confirms to Agent that it has completed all flood due diligence, received copies of all flood insurance documentation and confirmed flood insurance compliance as required by the Flood Laws. At any time that any Real Property constitutes Collateral, no modification of a Loan Document shall add, increase, renew or extend any loan or commitment for any Lender hereunder until the completion of flood due diligence, documentation and coverage as required by the Flood Laws or as otherwise satisfactory to such Lender.

(g)           Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment, modification, elimination, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of any Loan Party, shall not require consent by or the agreement of any Loan Party, and (ii) any amendment, waiver, modification, elimination, or consent of or with respect to any provision of this Agreement or any other Loan Document may be entered into without the consent of, or over the objection of, any Defaulting Lender other than any of the matters governed by Section 14.1(a)(i) through (iii) that affect such Lender.

(h)           Anything in this Section 14.1 to the contrary notwithstanding, (i) if Agent and Administrative Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of this Agreement or the other the Loan Documents, then Agent and Administrative Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within three Business Days following receipt of notice thereof.

(i)           Nothing in this Section 14.1 shall be construed to prohibit the amendment of any schedule hereto or to any other Loan Document which is expressly permitted to be amended pursuant to written notice provided to Agent by any Borrower or the applicable Loan Party.

(j)           Anything in this Section 14.1 to the contrary notwithstanding, (i) any amendment contemplated by Section 2.12(f) of this Agreement in connection with a Successor Rate shall be effective as contemplated by such Section 2.12(f) hereof and (ii) any amendment contemplated by Section 2.6(g) of this Agreement in connection with Conforming Changes shall be effective as contemplated by such Section 2.6(g).

Section 14.2           Replacement of Certain Lenders.

(a)           If (i) any action to be taken by the Lender Group or Agent hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 16, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”), any Lender that made a claim for compensation (a “Tax Lender”), any Defaulting Lender, or any Affected Lender under Section 2.13 with one or more Replacement Lenders, and the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, shall have no right to refuse to be replaced hereunder. Such notice to replace the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

(b)           Prior to the effective date of such replacement, the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, (ii) an assumption of its Pro Rata Share of participations in the Letters of Credit and Swing Line Loans and (iii) Funding Losses). If the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, Agent may, but shall not be required to, execute and deliver such Assignment and Acceptance in the name or and on behalf of the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Acceptance, the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, shall be made in accordance with the terms of Section 13.1. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender, Tax Lender, Defaulting Lender or Affected Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s, Tax Lender’s, Defaulting Lender’s or Affected Lender’s, as applicable, Pro Rata Share of Revolving Loans and to purchase a participation in each Letter of Credit and Swing Line Loan, in an amount equal to its Pro Rata Share of participations in such Letters of Credit and Swing Line Loans.

Section 14.3           No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent’s and each Lender’s rights thereafter to require strict performance by Loan Parties of any provision of this Agreement. Agent’s and each Lender’s rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

ARTICLE 15
AGENT; THE LENDER GROUP

Section 15.1           Appointment and Authorization of Agent. Each Lender hereby designates and appoints Bank of America, N.A. as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to designate, appoint, and authorize) Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as agent for and on behalf of the Lenders (and the Bank Product Providers) on the conditions contained in this Section 15. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender (or Bank Product Provider), and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Each Lender hereby further authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) make Revolving Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) exclusively receive, apply, and distribute payments and proceeds of the Collateral as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to any Loan Party or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

Section 15.2           Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

Section 15.3           Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for losses caused by Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable order), or (b) be responsible in any manner to any of the Lenders (or Bank Product Providers) for any recital, statement, representation or warranty made by any Loan Party or any of its Subsidiaries or Affiliates, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or its Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders (or Bank Product Providers) to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Loan Party or its Subsidiaries. No Agent-Related Person shall have any liability to any Lender, and Loan Party or any of their respective Affiliates if any request for a Loan, Letter of Credit or other extension of credit was not authorized by the applicable Borrower. Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation. No Agent-Related Persons shall have any obligation to any of the Lenders to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

Section 15.4           Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders (and, if it so elects, the Bank Product Providers) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders (and Bank Product Providers).

Section 15.5           Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a “notice of default.” Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

Section 15.6           Credit Decision. Each Lender (and Bank Product Provider) acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of any Loan Party and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Bank Product Provider). Each Lender represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to represent) that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of each Borrower or any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender (or Bank Product Provider) with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons. Each Lender acknowledges (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that Agent does not have any duty or responsibility, either initially or on a continuing basis (except to the extent, if any, that is expressly specified herein) to provide such Lender (or Bank Product Provider) with any credit or other information with respect to any Borrower, its Affiliates or any of their respective business, legal, financial or other affairs, and irrespective of whether such information came into Agent’s or its Affiliates’ or representatives’ possession before or after the date on which such Lender became a party to this Agreement (or such Bank Product Provider entered into a Bank Product Agreement). Each Lender represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course, is sophisticated with respect to making such decisions and holding such loans, and is entering into this Agreement for the purpose of making, acquiring or holding commercial loans and providing other facilities as set forth herein, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument. Each Lender agrees not to assert any claim in contravention of the foregoing.

Section 15.7           Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including reasonable and documented out-of-pocket court costs, attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from payments or proceeds of the Collateral received by Agent to reimburse Agent for such reasonable and documented out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders (or Bank Product Providers). In the event Agent is not reimbursed for such costs and expenses by the Loan Parties and their Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender’s ratable share thereof. Whether or not the transactions contemplated hereby are consummated, each of the Lenders, on a ratable basis, shall indemnify and defend the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so) from and against any and all Indemnified Liabilities; provided, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make a Revolving Loan or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender’s ratable share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

Section 15.8           Agent in Individual Capacity. Bank of America, N.A. and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Document as though Bank of America, N.A. were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, Bank of America, N.A. or its Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders (or Bank Product Providers), and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms “Lender” and “Lenders” include Bank of America, N.A. in its individual capacity.

Section 15.9           Successor Agent. Agent may resign as Agent upon 30 days (10 days if an Event of Default has occurred and is continuing) prior written notice to the Lenders (unless such notice is waived by the Required Lenders) and Borrowers (unless such notice is waived by Borrowers or an Event of Default has occurred and is continuing) and without any notice to the Bank Product Providers. If Agent resigns under this Agreement, the Required Lenders shall be entitled, with (so long as no Event of Default has occurred and is continuing) the consent of Borrowers (such consent not to be unreasonably withheld, delayed, or conditioned), to appoint a successor Agent (which shall not be a Defaulting Lender or a natural person) for the Lenders (and the Bank Product Providers). If, at the time that Agent’s resignation is effective, it is acting as Issuing Bank or Swing Line Lender, such resignation shall also operate to effectuate its resignation as Issuing Bank or the Swing Line Lender, and it shall automatically be relieved of any further obligation to issue Letters of Credit or fund Swing Line Loans. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders and Borrowers, a successor Agent. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term “Agent” shall mean such successor Agent and the retiring Agent’s appointment, powers, and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

Section 15.10           Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, provide Bank Products to, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with any Loan Party and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group (or the Bank Product Providers). The other members of the Lender Group acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding a Loan Party or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of such Loan Party or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

Section 15.11           Collateral and Guaranty Matters.

(a)           The Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full of all of the Obligations, (ii) constituting property being sold or disposed of to a Person that is not a Loan Party if a release is required or desirable in connection therewith and if Borrowers certify to Agent that the sale or disposition is permitted under Section 6.4 (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party or any of its Subsidiaries owned any interest at the time Agent’s Lien was granted nor at any time thereafter, (iv) constituting property leased or licensed to a Loan Party or its Subsidiaries under a lease or license that has expired or is terminated in a transaction permitted under this Agreement, or (v) in connection with a credit bid or purchase authorized under this Section 15.11. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to authorize) Agent, based upon the instruction of the Required Lenders, to (a) consent to the sale of, credit bid, or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale thereof conducted under the provisions of any Insolvency Law, including Section 363 of the Bankruptcy Code, (b) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any sale or other disposition thereof conducted under the provisions of the Code, including pursuant to Sections 9-610 or 9-620 of the Code, or (c) credit bid or purchase (either directly or indirectly through one or more entities) all or any portion of the Collateral at any other sale or foreclosure conducted or consented to by Agent in accordance with applicable law in any judicial action or proceeding or by the exercise of any legal or equitable remedy. In connection with any such credit bid or purchase, (i) the Obligations owed to the Lenders and the Bank Product Providers shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not impair or unduly delay the ability of Agent to credit bid or purchase at such sale or other disposition of the Collateral and, if such contingent or unliquidated claims cannot be estimated without impairing or unduly delaying the ability of Agent to credit bid at such sale or other disposition, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the Collateral that is the subject of such credit bid or purchase) and the Lenders and the Bank Product Providers whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the Collateral that is the subject of such credit bid or purchase (or in the Equity Interests of the any entities that are used to consummate such credit bid or purchase), and (ii) Agent, based upon the instruction of the Required Lenders, may accept non-cash consideration, including debt and equity securities issued by any entities used to consummate such credit bid or purchase and in connection therewith Agent may reduce the Obligations owed to the Lenders and the Bank Product Providers (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) based upon the value of such non-cash consideration; provided, that Bank Product Obligations not entitled to the application set forth in Section 2.4(b)(iii)(H) shall not be entitled to be, and shall not be, credit bid, or used in the calculation of the ratable interest of the Lenders and Bank Product Providers in the Obligations which are credit bid. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders (without requiring the authorization of the Bank Product Providers), or (z) otherwise, the Required Lenders (without requiring the authorization of the Bank Product Providers). Upon request by Agent or Borrowers at any time, the Lenders will (and if so requested, the Bank Product Providers will) confirm in writing Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.11; provided, that (1) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly released) upon (or obligations of Borrowers in respect of) any and all interests retained by any Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Each Lender further hereby irrevocably authorizes (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to irrevocably authorize) Agent, at its option and in its sole discretion, to subordinate (by contract or otherwise) any Lien granted to or held by Agent on any property under any Loan Document (a) to the holder of any Permitted Lien on such property if such Permitted Lien secures purchase money Indebtedness (including Capitalized Lease Obligations) which constitute Permitted Indebtedness and (b) to the extent Agent has the authority under this Section 15.11 to release its Lien on such property.

(b)           The Lenders hereby irrevocably authorize Agent to release any Guarantor from its guarantee under the Guaranty and Security Agreement, if (i) the termination of all Commitments and payment and satisfaction in full of all of the Obligations has occurred, (ii) all the Equity Interests of such Guarantor shall be conveyed, sold, assigned, transferred or otherwise disposed of to a Person that is not a Loan Party or a Subsidiary in a transaction permitted by Section 6.4 or (iii) such Guarantor becomes an Excluded Subsidiary or an Immaterial Subsidiary, upon request by Administrative Borrower to Agent. At the written request and sole expense of Administrative Borrower, Agent shall promptly execute and deliver to Administrative Borrower or such Guarantor all releases, termination statements and/or other documents reasonably necessary or desirable to evidence such release, which releases, termination statements and/or other documents shall be in form and substance reasonably satisfactory to Agent; provided, that, (x) anything to the contrary contained in any of the Loan Documents notwithstanding, Agent shall not be required to execute any document or take any action necessary to evidence such release on terms that, in Agent’s opinion, could expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty and (y) Administrative Borrower shall have delivered to Agent a written request for release identifying the relevant Guarantor together with a certification by Administrative Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

(c)           Agent shall have no obligation whatsoever to any of the Lenders (or the Bank Product Providers) (i) to verify or assure that the Collateral exists or is owned by a Loan Party or any of its Subsidiaries or is cared for, protected, or insured or has been encumbered, (ii) to verify or assure that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, (iii) to verify or assure that any particular items of Collateral meet the eligibility criteria applicable in respect thereof, (iv) to impose, maintain, increase, reduce, implement, or eliminate any particular reserve hereunder or to determine whether the amount of any reserve is appropriate or not, or (v) to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent’s own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender (or Bank Product Provider) as to any of the foregoing, except as otherwise expressly provided herein.

Section 15.12           Restrictions on Actions by Lenders; Sharing of Payments.

(a)           Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so and not otherwise prohibited by the terms of the agreements of such Lender with a Loan Party, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or its Subsidiaries or any deposit accounts of any Loan Party or its Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Loan Document against any Borrower or any Guarantor or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)           If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender’s Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Section 15.13           Agency for Perfection. Agent hereby appoints each other Lender (and each Bank Product Provider) as its agent (and each Lender hereby accepts (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to accept) such appointment) for the purpose of perfecting Agent’s Liens in assets which, in accordance with Article 8 or Article 9, as applicable, of the Code can be perfected by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent’s instructions.

Section 15.14           Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders (or Bank Product Providers) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

Section 15.15           Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees (and by entering into a Bank Product Agreement, each Bank Product Provider shall be deemed to agree) that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders (and such Bank Product Provider).

Section 15.16           Field Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

(a)           is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field examination report respecting any Loan Party or its Subsidiaries (each, a “Report”) prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

(b)           expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

(c)           expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any field examination will inspect only specific information regarding the Loan Parties and their Subsidiaries and will rely significantly upon Borrowers’ and their Subsidiaries’ books and records, as well as on representations of Borrowers’ personnel,

(d)           agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.9, and

(e)           without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrowers, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys’ fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing, (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by any Loan Party or its Subsidiaries to Agent that has not been contemporaneously provided by such Loan Party or such Subsidiary to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from any Loan Party or its Subsidiaries, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender’s notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from such Loan Party or such Subsidiary, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

Section 15.17           Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender (or Bank Product Provider) to fulfill its obligations to make credit available hereunder, nor to advance for such Lender (or Bank Product Provider) or on its behalf, nor to take any other action on behalf of such Lender (or Bank Product Provider) hereunder or in connection with the financing contemplated herein.

Section 15.18           Joint Lead Arrangers and Joint Book Runners. Each of the Joint Lead Arrangers and Joint Book Runners, in such capacities, shall not have any right, power, obligation, liability, responsibility, or duty under this Agreement other than those applicable to it in its capacity as a Lender, as Agent, as Swing Line Lender or as Issuing Bank. Without limiting the foregoing, each of the Joint Lead Arrangers and Joint Book Runners, in such capacities, shall not have or be deemed to have any fiduciary relationship with any Lender or any Loan Party. Each Lender, Agent, Swing Line Lender, Issuing Bank, and each Loan Party acknowledges that it has not relied, and will not rely, on the Joint Lead Arrangers and Joint Book Runners in deciding to enter into this Agreement or in taking or not taking action hereunder. Each of the Joint Lead Arrangers and Joint Book Runners, in such capacities, shall be entitled to resign at any time by giving notice to Agent and Borrowers.

Section 15.19           Intercreditor and Subordination Agreements. Each Lender and Issuing Bank irrevocably (a) consents to the terms and conditions of any intercreditor agreement or subordination agreement expressly contemplated hereunder (including the Intercreditor Agreement), (b) authorizes and directs Agent to execute and deliver such intercreditor agreement or subordination agreement, in each case, on behalf of such Lender or such Issuing Bank and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of such intercreditor agreement or subordination agreement, in each case, and without any further consent, authorization or other action by such Lender or such Issuing Bank, (c) agrees that, subject to the approval of the Required Lenders, upon execution and delivery thereof, each Lender and each Issuing Bank will be bound by the provisions of such intercreditor agreement or subordination agreement as if it were a signatory thereto and will take no actions contrary to the provisions of such intercreditor agreement or subordination agreement, and (d) agrees that no Lender or Issuing Bank shall have any right of action whatsoever against Agent as a result of any action taken by Agent pursuant to this Section or in accordance with the terms of any intercreditor agreement or subordination agreement. Each Lender hereby further irrevocably authorizes and directs Agent to enter into such amendments, supplements or other modifications to any intercreditor agreement or subordination agreement as are approved by Agent (except as to any amendment that expressly requires the approval of the Required Lenders or all Lenders as set forth herein); provided, that, Agent may execute and deliver such amendments, supplements and modifications thereto as are contemplated by such intercreditor agreement or subordination agreement in connection with any extension, renewal, refinancing or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and Issuing Bank and without any further consent, authorization or other action by any Lender or Issuing Bank. Agent shall have the benefit of each of the provisions of Section 15 with respect to all actions taken by it pursuant to this Section 15.19 or in accordance with the terms of an intercreditor agreement or subordination agreement.

Section 15.20           Certain ERISA Matters.

(a)           Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)           such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)           such other representation, warranty and covenant as may be agreed in writing between Agent, in its sole discretion, and such Lender.

(b)           In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE 16
WITHHOLDING TAXES

Section 16.1           Payments. All payments made by any Loan Party under any Loan Document will be made free and clear of, and without deduction or withholding for, any Taxes, except as otherwise required by applicable law. In the event any deduction or withholding of Taxes is required, the applicable withholding agent shall make the requisite deduction or withholding and promptly pay over to the applicable Governmental Authority the deducted or withheld tax, and the applicable Loan Party shall furnish to Agent as promptly as possible after the date the payment of any such Tax is due pursuant to applicable law, certified copies of tax receipts evidencing any such payment to the applicable Governmental Authority, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent. Furthermore, if any such Tax is an Indemnified Tax, or an Indemnified Tax is so levied or imposed, the sum payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions or withholding, including deductions and withholdings applicable to additional sums payable under this Section 16.1, have been made by any applicable withholding agent, the applicable Lender (or, in the case of a payment made to Agent for its own account, Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made. The Loan Parties will promptly pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse Agent for the payment of, any Other Taxes. The Loan Parties shall jointly and severally indemnify each Indemnified Person (as defined in Section 10.3) (collectively a “Tax Indemnitee”) for the full amount of Indemnified Taxes arising in connection with this Agreement or any other Loan Document or breach thereof by any Loan Party (including, without limitation, any Indemnified Taxes imposed or asserted on, or attributable to, amounts payable under this Section 16) imposed on, or paid by, such Tax Indemnitee and all reasonable documented out-of-pocket costs and expenses related thereto (including fees and disbursements of attorneys and other tax professionals), as and when they are incurred and irrespective of whether suit is brought, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

Section 16.2           Exemptions.

(a)           If a Lender or Participant is entitled to claim an exemption or reduction from United States withholding tax, such Lender or Participant agrees with and in favor of Agent, to deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) and the Administrative Borrower on behalf of all Borrowers one of the following before receiving its first payment under this Agreement:

(i)           if such Lender or Participant is entitled to claim an exemption from United States withholding tax pursuant to the portfolio interest exception, (A) a statement of the Lender or Participant, substantially in form of Exhibit T-1, signed under penalty of perjury, that it is not (I) a “bank” as described in Section 881(c)(3)(A) of the IRC, (II) a “10-percent shareholder” of any Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to any Borrower within the meaning of Section 881(c)(3)(C) of the IRC (a “U.S. Tax Compliance Certificate”), and (B) a properly completed and executed IRS Form W-8BEN, Form W-8BEN-E or Form W-8IMY (with proper attachments as applicable);

(ii)           if such Lender or Participant is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, a properly completed and executed copy of IRS Form W-8BEN or Form W-8BEN-E, as applicable;

(iii)           if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI;

(iv)           if such Lender or Participant is entitled to claim that interest paid under this Agreement is exempt from United States withholding tax because such Lender or Participant serves as an intermediary, a properly completed and executed copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit T-2 or Exhibit T-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender or Participant is a partnership and one or more direct or indirect partners of such Lender or Participant are claiming the portfolio interest exemption, such Lender or Participant, as applicable, may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit T-4 on behalf of each such direct and indirect partner; or

(v)           if such Lender or Participant is a U.S. person, a properly completed and executed copy of any other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax.

(b)           Each Lender or Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances that would modify or render invalid any claimed exemption or reduction.

(c)           If a Lender or Participant claims an exemption from withholding tax in a jurisdiction other than the United States, such Lender or such Participant agrees with and in favor of Agent and Borrowers, to deliver to Agent and Administrative Borrower (or, in the case of a Participant, to the Lender granting the participation only) any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement, but only if such Lender or such Participant is legally eligible to deliver such forms, or the provision of or delivery of such forms in the Lender’s reasonable judgment would not subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender (or its Affiliates); provided, further, that nothing in this Section 16.2(c) shall require a Lender or Participant to disclose any information that it deems to be confidential (including without limitation, its tax returns). Each Lender and each Participant shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and shall promptly notify Agent and Administrative Borrower (or, in the case of a Participant, the Lender granting the participation only) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(d)           Borrowers agree that each Participant shall be entitled to the benefits of this Section 16 with respect to its participation in any portion of the Commitments and the Obligations so long as such Participant complies with the obligations set forth in this Section 16 with respect thereto; provided that no Participant shall be entitled to receive any greater payment under Section 16 with respect to any participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

(e)           If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable due diligence and reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Agent (or, in the case of a Participant, to the Lender granting the participation only) at the time or times prescribed by law and at such time or times reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Agent (or, in the case of a Participant, the Lender granting the participation) as may be necessary for Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)           Notwithstanding any other provision of this Section 16.2, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(g)           Each Lender authorizes Agent to deliver to the applicable Borrowers and to any successor Agent any documentation provided by the Lender to Agent pursuant to this Section 16.2.

Section 16.3           Reductions.

(a)           If a Lender or a Participant is subject to an applicable withholding tax, Agent (or, in the case of a Participant, the Lender granting the participation) may withhold from any payment to such Lender or such Participant an amount equivalent to the applicable withholding tax. If the forms or other documentation required by Section 16.2(a) or 16.2(c) are not delivered to Agent (or, in the case of a Participant, to the Lender granting the participation), then Agent (or, in the case of a Participant, to the Lender granting the participation) may withhold from any payment to such Lender or such Participant not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(b)           If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent (or, in the case of a Participant, to the Lender granting the participation) did not properly withhold tax from amounts paid to or for the account of any Lender or any Participant due to a failure on the part of the Lender or any Participant (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent (or such Participant failed to notify the Lender granting the participation) of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless (or, in the case of a Participant, such Participant shall indemnify and hold the Lender granting the participation harmless) for all amounts paid, directly or indirectly, by Agent (or, in the case of a Participant, to the Lender granting the participation), as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent (or, in the case of a Participant, to the Lender granting the participation only) under this Section 16, together with all costs and expenses (including attorneys’ fees and expenses). The obligation of the Lenders and the Participants under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

Section 16.4           Refunds. If Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes to which the Loan Parties have paid additional amounts pursuant to this Section 16, so long as no Default or Event of Default has occurred and is continuing, it shall pay over such refund to the Administrative Borrower on behalf of the Loan Parties (but only to the extent of payments made, or additional amounts paid, by the Loan Parties under this Section 16 with respect to Indemnified Taxes giving rise to such a refund), net of all out-of-pocket expenses of Agent or such Lender and without interest (other than any interest paid by the applicable Governmental Authority with respect to such a refund); provided, that the Loan Parties, upon the request of Agent or such Lender, agrees to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges, imposed by the applicable Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of Agent or Lender hereunder as finally determined by a court of competent jurisdiction) to Agent or such Lender in the event Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything in this Agreement to the contrary, this Section 16 shall not be construed to require Agent or any Lender to make available its tax returns (or any other information that it deems confidential) to Loan Parties or any other Person or require Agent or any Lender to pay any amount to an indemnifying party pursuant to Section 16.4, the payment of which would place Agent or such Lender (or their Affiliates) in a less favorable net after-Tax position than such Person would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

Section 16.5           Survival. The obligations of the Loan Parties under this Section 16 shall survive the termination of this Agreement, the resignation or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of the Obligations.

ARTICLE 17
GENERAL PROVISIONS

Section 17.1           Effectiveness. This Agreement shall be binding and deemed effective when executed by each Loan Party, Agent, and each Lender whose signature is provided for on the signature pages hereof.

Section 17.2           Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Section 17.3           Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Parent or any Loan Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

Section 17.4           Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 17.5           Bank Product Providers. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider’s being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

Section 17.6           Debtor-Creditor Relationship. The relationship between the Lenders and Agent, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor. No member of the Lender Group has (or shall be deemed to have) any fiduciary relationship or duty to any Loan Party arising out of or in connection with the Loan Documents or the transactions contemplated thereby, and there is no agency or joint venture relationship between the members of the Lender Group, on the one hand, and the Loan Parties, on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

Section 17.7           Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. Any Loan Document, including any required to be in writing, may (if agreed by Agent) be in the form of an Electronic Record and may be executed using Electronic Signatures. An Electronic Signature on or associated with any Loan Document shall be valid and binding on each Loan Party and other party thereto to the same extent as a manual, original signature, and any Loan Document entered into by Electronic Signature shall constitute the legal, valid and binding obligation of each party, enforceable to the same extent as if a manually executed original signature were delivered.   A Loan Document may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Loan Document.  The parties may use or accept manually signed documents converted into electronic form (such as scanned into pdf), or electronically signed documents converted into other formats, for transmission, delivery and/or retention. Agent and Lenders may, at their option, create one or more copies of a document in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Person's business, and may destroy the original paper document.  Any document in the form or format of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything herein, (a) Agent is under no obligation to accept an Electronic Signature in any form unless expressly agreed by it pursuant to procedures approved by it; (b) each party shall be entitled to rely on any Electronic Signature purportedly given by or on behalf of a Loan Party without further verification and regardless of the appearance or form of such Electronic Signature; and (c) upon request by Agent, any Loan Document using an Electronic Signature shall be promptly followed by a manually executed, original counterpart. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 17.8           Revival and Reinstatement of Obligations; Certain Waivers.

(a)           If any member of the Lender Group or any Bank Product Provider repays, refunds, restores, or returns in whole or in part, any payment or property (including any proceeds of Collateral) previously paid or transferred to such member of the Lender Group or such Bank Product Provider in full or partial satisfaction of any Obligation or on account of any other obligation of any Loan Party under any Loan Document or any Bank Product Agreement, because the payment, transfer, or the incurrence of the obligation so satisfied is asserted or declared to be void, voidable, or otherwise recoverable under any Insolvency Law, including provisions of the Bankruptcy Code relating to fraudulent transfers, preferences, or other voidable or recoverable obligations or transfers (each, a “Voidable Transfer”), or because such member of the Lender Group or Bank Product Provider elects to do so on the reasonable advice of its counsel in connection with a claim that the payment, transfer, or incurrence is or may be a Voidable Transfer, then, as to any such Voidable Transfer, or the amount thereof that such member of the Lender Group or Bank Product Provider elects to repay, restore, or return (including pursuant to a settlement of any claim in respect thereof), and as to all reasonable and documented out-of-pocket costs, expenses, and attorneys’ fees of such member of the Lender Group or Bank Product Provider related thereto, (i) the liability of the Loan Parties with respect to the amount or property paid, refunded, restored, or returned will automatically and immediately be revived, reinstated, and restored and will exist, and (ii) Agent’s Liens securing such liability shall be effective, revived, and remain in full force and effect, in each case, as fully as if such Voidable Transfer had never been made. If, prior to any of the foregoing, (A) Agent’s Liens shall have been released or terminated, or (B) any provision of this Agreement shall have been terminated or cancelled, Agent’s Liens, or such provision of this Agreement, shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligation of any Loan Party in respect of such liability or any Collateral securing such liability. This provision shall survive the termination of this Agreement and the repayment in full of the Obligations.

Section 17.9           Confidentiality.

(a)           Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding the Loan Parties and their Subsidiaries, their operations, assets, and existing and contemplated business plans (“Confidential Information”) shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group and to employees, directors and officers of any member of the Lender Group (the Persons in this clause (i), “Lender Group Representatives”) on a “need to know” basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers); provided, that any such Subsidiary or Affiliate shall have been informed of the confidential nature of the Confidential Information and instructed to keep it confidential, (iii) as may be required by regulatory authorities so long as such authorities are informed of the confidential nature of such information, (iv) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that (x) prior to any disclosure under this clause (iv), the disclosing party agrees to provide Borrowers with prior notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior notice to Borrowers pursuant to the terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation and (y) any disclosure under this clause (iv) shall be limited to the portion of the Confidential Information as may be required by such statute, decision, or judicial or administrative order, rule, or regulation, (v) as may be agreed to in advance in writing by Borrowers, (vi) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that (x) prior to any disclosure under this clause (vi) the disclosing party agrees to provide Borrowers with prior written notice thereof, to the extent that it is practicable to do so and to the extent that the disclosing party is permitted to provide such prior written notice to Borrowers pursuant to the terms of the subpoena or other legal process and (y) any disclosure under this clause (vi) shall be limited to the portion of the Confidential Information as may be required by such Governmental Authority pursuant to such subpoena or other legal process, (vii) as to any such information that (x) is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders or the Lender Group Representatives), (y) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a non-confidential basis from a source other than Borrowers or (z) is independently discovered or developed by a party hereto without utilizing any Confidential Information or violating this Section 17.9, (viii) in connection with any assignment, participation or pledge of any Lender’s interest under this Agreement; provided, that prior to receipt of Confidential Information any such assignee, participant, or pledgee shall have agreed in writing to receive such Confidential Information either subject to the terms of this Section 17.9 or pursuant to confidentiality requirements substantially similar to those contained in this Section 17.9 (and such Person may disclose such Confidential Information to Persons employed or engaged by them as described in clause (i) above), (ix) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents; provided, that prior to any disclosure to any Person (other than any Loan Party, Agent, any Lender, any of their respective Affiliates, or their respective counsel) under this clause (ix) with respect to litigation involving any Person (other than any Borrower, Agent, any Lender, any of their respective Affiliates, or their respective counsel), the disclosing party agrees to provide Borrowers with prior written notice thereof, and (x) in connection with, and to the extent reasonably necessary for, the exercise of any secured creditor remedy under this Agreement or under any other Loan Document.

(b)           Anything in this Agreement to the contrary notwithstanding, Agent may disclose information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services or in its marketing or promotional materials, with such information to consist of deal terms and other information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of any Borrower or the other Loan Parties and the Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of the Agent.

(c)           Each Loan Party agrees that Agent may make materials and information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar secure electronic transmission system (the “Platform”). The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of the Borrower Materials, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by Agent in connection with the Borrower Materials or the Platform. In no event shall Agent or any of the Agent-Related Persons have any liability to the Loan Parties, any Lender or any other person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or Agent’s transmission of communications through the Internet, except to the extent the liability of such person is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such person’s gross negligence or willful misconduct. Each Loan Party further agrees that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Loan Parties shall be deemed to have authorized Agent and its Affiliates and the Lenders to treat Borrower Materials marked “PUBLIC” or otherwise at any time filed with the SEC as not containing any material non-public information with respect to the Loan Parties or their securities for purposes of United States federal and state securities laws. All Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor” (or another similar term) (collectively, the “Public Lender Information”). Agent and its Affiliates and the Lenders shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” or that are not at any time filed with the SEC as being suitable only for posting on a portion of the Platform not marked as “Public Investor” (or such other similar term).

Section 17.10           Survival. All representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Agent, Issuing Bank, Swing Line Lender or any other Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of, or any accrued interest on, any Loan or any fee or any other amount payable under this Agreement is outstanding or unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or been terminated.

Section 17.11           Patriot Act; Due Diligence. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable and documented out-of-pocket costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

Section 17.12           Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof. The foregoing to the contrary notwithstanding, all Bank Product Agreements, if any, are independent agreements governed by the written provisions of such Bank Product Agreements, which will remain in full force and effect, unaffected by any repayment, prepayments, acceleration, reduction, increase, or change in the terms of any credit extended hereunder, except as otherwise expressly provided in such Bank Product Agreement.

Section 17.13           BlueLinx Corporation as Agent for Borrowers. Each Borrower hereby irrevocably appoints BlueLinx Corporation as the borrowing agent and attorney-in-fact for all Borrowers (the “Administrative Borrower”) which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (a) to provide Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and the other Loan Documents (and any notice or instruction provided by Administrative Borrower shall be deemed to be given by Borrowers hereunder and shall bind each Borrower), (b) to receive notices and instructions from members of the Lender Group (and any notice or instruction provided by any member of the Lender Group to the Administrative Borrower in accordance with the terms hereof shall be deemed to have been given to each Borrower), (c) to enter into Bank Product Provider Agreements on behalf of Borrowers and their Subsidiaries, and (d) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Loan Account and Collateral of Borrowers as herein provided, or (ii) the Lender Group’s relying on any instructions of the Administrative Borrower, except that Borrowers will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.13 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

Section 17.14           Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)           a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(c)           Each Loan Party represents, warrants and covenants that no Loan Party or any of its Subsidiaries are or shall be an Affected Financial Institution.

Section 17.15           Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guaranty and Security Agreement in respect of Hedge Obligations (provided, that, each Qualified ECP Guarantor shall only be liable under this Section 17.15 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 17.15, or otherwise under each Guaranty Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of the Obligations. Each Qualified ECP Guarantor intends that this Section 17.15 constitute, and this Section 17.15 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 17.16           [Reserved].

Section 17.17           [Reserved].

Section 17.18           Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 17.19           Erroneous Payments. Without limitation of any other provision herein, if at any time Agent makes a payment hereunder in error to any Lender, Swing Line Lender, Issuing Bank or other secured party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event each such Person receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon for each day from and including the date such Rescindable Amount is received by it to but excluding the date of repayment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Lender, Swing Line Lender, Issuing Bank and other secured party irrevocably waives any and all defenses, including any defense of discharge for value (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  Agent shall inform each Lender, Swing Line Lender and Issuing Bank promptly upon determining that any payment made to such secured party was comprised, in whole or in part, of a Rescindable Amount.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWERS:	BLUELINX HOLDINGS INC.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

BLUELINX CORPORATION

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

BLUELINX FLORIDA LP

	By:	BlueLinx Florida Holding No. 2 Inc.,
its General Partner

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

CEDAR CREEK LLC

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

CEDAR CREEK CORP.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

CALYPSO BUILDINGS, INC.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

[Signature Page to Credit Agreement]

LAKE STATES LUMBER, INC.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

VANDERMEER FOREST PRODUCTS, INC.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

GUARANTORS:	BLUELINX FLORIDA HOLDING NO. 1 INC.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

BLUELINX FLORIDA HOLDING NO. 2 INC.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

Cedar Creek Holdings, Inc.

	By:	/s/ Christin Lumpkin
Name: Christin Lumpkin
Title: Vice President, General Counsel and Corporate Secretary

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A.,
as Agent, a Lender, Issuing Bank and Swing Line Lender

By:	/s/ Thomas Pietro
Name: Thomas Pietro
Title: Vice President

[Signature Page to Credit Agreement]

Citizens Bank, N.A., as a Lender

By:	/s/ James Horn
Name: James Horn
Title: Vice President

Truist Bank, as a Lender

By:	/s/ Marisa Hansen
Name: Marisa Hansen
Title: Vice President

U.S. Bank National Association, as a Lender

By:	/s/ Rod Swenson
Name: Rod Swenson
Title: Senior Vice President

BMO Bank N.A., as a Lender

By:	/s/ Beth Izzo
Name: Beth Izzo
Title: Director

TD Bank, N.A., as a Lender

By:	/s/ Lisa Huber
Name: Lisa Huber
Title: Vice President

[Signature Page to Credit Agreement]

EXHIBIT A-1

TO

CREDIT AGREEMENT

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (“Assignment Agreement”) is entered into as of                                 between                                            (“Assignor”) and                                            (“Assignee”). Reference is made to the Agreement described in Annex I hereto (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

1.           For valuable consideration hereby acknowledged, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, as of the Settlement Date and subject to and in accordance with the terms hereof, (a) all of Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents in the amount and percentage interest shown below (including all outstanding rights and obligations of Assignor under the Credit Agreement relating to outstanding Loans, Letters of Credit and the Swing Line Loans thereunder) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other rights of Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document or loan transactions governed thereby, or in any way based on or related to any of the foregoing, including all contract claims, tort claims, malpractice claims, statutory claims, and other claims at law or in equity related to the rights and obligations assigned pursuant to clause (a) above (the rights and obligations assigned by Assignor to Assignee pursuant to clauses (a) and (b) above being, collectively, the “Assigned Interest”). This sale and assignment is without recourse to Assignor and, except as expressly provided herein, without representation or warranty by Assignor.

2.           The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest assigned by it hereunder and that such Assigned Interest is free and clear of any adverse claim and (ii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, representations or warranties made in or in connection with the Loan Documents, or (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any Guarantor or the performance or observance by any Borrower or any Guarantor of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant thereto, and (d) represents and warrants that the amount set forth as the Purchase Price on Annex I represents the amount owed by Borrowers to Assignor with respect to Assignor’s share of the Revolving Loans assigned hereunder, as reflected on Assignor’s books and records.

3.           The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (ii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (b) confirms that it has received copies of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon Agent, Assignor, or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (d) confirms that it is an Eligible Transferee; (e) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (f) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (g) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

4.           Following the execution of this Assignment Agreement by the Assignor and Assignee, the Assignor will deliver this Assignment Agreement to the Agent for recording by the Agent. The effective date of this Assignment (the “Settlement Date”) shall be the latest to occur of (a) the date of the execution and delivery hereof by the Assignor and the Assignee, (b) the receipt by Agent for its sole and separate account a processing fee in the amount of $3,500 (if required by the Credit Agreement), (c) the receipt of any required consent of the Agent and/or the Borrowers, and (d) the date specified in Annex I

5.           As of the Settlement Date (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (b) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents, provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement, including such assigning Lender’s obligations under Article 15 and Section 17.9(a) of the Credit Agreement.

6.           Upon the Settlement Date, Assignee shall pay to Assignor the Purchase Price (as set forth in Annex I). From and after the Settlement Date, Agent shall make all payments that are due and payable to the holder of the Assigned Interest (including payments of principal, interest, fees and other amounts) to Assignor for amounts which have accrued up to but excluding the Settlement Date and to Assignee for amounts which have accrued from and after the Settlement Date.

7.           This Assignment Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Assignment Agreement may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

8.           THIS ASSIGNMENT AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement and Annex I hereto to be executed by their respective officers, as of the first date written above.

[NAME OF ASSIGNOR],
as Assignor

By
Name:
Title:

[NAME OF ASSIGNEE],
as Assignee

By
Name:
Title:

ACCEPTED THIS ____ DAY OF _______________

Bank of america, N.A., as Agent, Issuing Bank and Swing Line Lender

By
Name:
Title:

[[____________], [as Issuing Bank]

By
Name:
Title:]

[BlueLinx Corporation,
as Administrative Borrower]

By
Name:
Title:][1]

1 Include to the extent required by Section 13.1(a)(i)(A).

ANNEX FOR ASSIGNMENT AND ACCEPTANCE

ANNEX I

1.	Borrowers: BlueLinx Holdings Inc., a Delaware corporation, BlueLinx Corporation, a Georgia corporation, BlueLinx Florida LP, a Florida limited partnership, Cedar Creek LLC, a Delaware limited liability company, Cedar Creek Corp., a Delaware corporation, Calypso Buildings Inc., a Delaware corporation, Lake States Lumber, Inc., a Minnesota corporation and Vandermeer Forest Products, Inc., a Washington corporation.

2.	Name and Date of Credit Agreement:

Credit Agreement dated as of August 27, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Borrowers, certain affiliates of Borrowers party thereto (together with those additional entities that hereafter become parties to the Credit Agreement as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”), the lenders party thereto as “Lenders” and Bank of America, N.A., as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Swing Line Lender.

3.	Date of Assignment Agreement:	__________________

4.	Amounts:

a. Assigned Amount of Revolver Commitment	$_________________

b. Assigned Amount of Revolving Loans	$_________________

5.	Settlement Date:	__________________

6.	Purchase Price	$_________________

7.	Notice and Payment Instructions, etc.

Assignee:	Assignor:
_____________________________	_____________________________
_____________________________	_____________________________
_____________________________	_____________________________

EXHIBIT B-1

TO

CREDIT AGREEMENT

FORM OF BANK PRODUCT PROVIDER AGREEMENT

[Letterhead of Specified Bank Product Provider]

[Date]

Bank of America, N.A., as Agent

3455 Peachtree Road NE

Mailcode GA7-024-12-05 (12th Floor)

Atlanta, Georgia 30326

Attn: Loan Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of August 27 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company (“Cedar Creek LLC”), Cedar Creek Corp., a Delaware corporation (“Cedar Creek Corp.”), Calypso Buildings Inc., a Delaware corporation (“Calypso Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States”), Vandermeer Forest Products, Inc., a Washington corporation (“Vandermeer” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp, Calypso Buildings, Lake States and those additional entities that hereafter become parties to the Credit Agreement as Borrowers in accordance with the terms thereof, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), certain affiliates of Borrowers party thereto (together with those additional entities that hereafter become parties to the Credit Agreement as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), and Bank of America, N.A., as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Swing Line Lender. Capitalized terms used herein, but not specifically defined herein, shall have the meanings ascribed to them in the Credit Agreement.

Reference is also made to that certain [description of the Bank Product Agreement or Agreements] (the “Specified Bank Product [Agreement] [Agreements]”) dated as of __________, by and between [Lender or Affiliate of Lender] (the “Specified Bank Products Provider”) and [identify the Loan Party].

1.           Appointment of Agent. The Specified Bank Products Provider hereby designates and appoints Agent, and Agent by its signature below hereby accepts such appointment, as its agent under the Credit Agreement and the other Loan Documents. The Specified Bank Products Provider hereby acknowledges that it has reviewed Sections 15.1 through 15.15 and Sections 15.17, 15.18 and 17.5 (collectively such sections are referred to herein as the “Agency Provisions”), including, as applicable, the defined terms used therein. Specified Bank Products Provider and Agent each agree that the Agency Provisions which govern the relationship, and certain representations, acknowledgements, appointments, rights, restrictions, and agreements, between the Agent, on the one hand, and the Lenders, on the other hand, shall, from and after the date of this letter agreement, also apply to and govern, mutatis mutandis, the relationship between the Agent, on the one hand, and the Specified Bank Product Provider with respect to the Bank Products provided pursuant to the Specified Bank Product Agreement[s], on the other hand.

2.           Acknowledgement of Certain Provisions of Credit Agreement. The Specified Bank Products Provider hereby acknowledges that it has reviewed the provisions of Section 2.4(b), Section 14.1, Section 15 and Section 17.5 of the Credit Agreement, including, as applicable, the defined terms used therein, and agrees to be bound by the provisions thereof. Without limiting the generality of any of the foregoing referenced provisions, Specified Bank Product Provider understands and agrees that its rights and benefits under the Loan Documents consist solely of it being a beneficiary of the Liens and security interests granted to Agent and the right to share in proceeds of the Collateral to the extent set forth in the Credit Agreement.

3.           Amount. Agent shall have no obligation to calculate or verify the amount due and payable with respect to any Bank Products. The Specified Bank Products Provider hereby confirms that the maximum exposure amount under the Specified Bank Product Agreement[s] is $_________. Agent shall assume this is the outstanding amount under such Specified Bank Product Agreement[s] unless the Specified Bank Products Provider subsequently notifies Agent in writing otherwise.

4.           [Designation. The Administrative Borrower hereby designates the Specified Bank Product Agreement[s] as a Noticed Hedge Agreement.]2

5.           Bank Product Reserve Conditions. [Specified Bank Products Provider further acknowledges and agrees that Agent shall have the right (to the extent permitted pursuant to the Credit Agreement), but shall have no obligation to establish, maintain, relax, or release reserves in respect of any of the Bank Product Obligations and that if reserves are established there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not (including whether it is sufficient in amount). If Agent chooses to implement a reserve, Specified Bank Products Provider acknowledges and agrees that Agent shall be entitled to rely on the information most recently provided to Agent by the Specified Bank Products Provider to establish the Bank Product Reserves.]3 [The Administrative Borrower and Specified Bank Products Provider hereby acknowledge that the Agent shall implement a reserve in the amount of the Bank Product Obligations in respect of the Specified Bank Product Agreement[s]. Administrative Borrower and Specified Bank Products Provider each acknowledges and agrees that Agent shall be entitled to rely on the information most recently provided to Agent by the Specified Bank Products Provider to establish the Bank Product Reserves.]4

6.           Bank Product Obligations. From and after the delivery to Agent of this agreement duly executed by Specified Bank Product Provider and the acknowledgement of this agreement by Agent and Administrative Borrower, the obligations and liabilities of Parent, Borrowers and the other Loan Parties to Specified Bank Product Provider in respect of Bank Products evidenced by the Specified Bank Product Agreement[s] shall constitute Bank Product Obligations (and which, in turn, shall constitute Obligations), and Specified Bank Product Provider shall constitute a Bank Product Provider until such time as Specified Bank Products Provider or its Affiliate is no longer a Lender. Specified Bank Products Provider acknowledges that other Bank Products may exist at any time.

2 To be included if the Specified Bank Product Agreement is designated a Noticed Hedge Agreement.

3 To be included if the Specified Bank Product Agreement is not a Noticed Hedge Agreement.

4 To be included if the Specified Bank Product Agreement is designated a Noticed Hedge Agreement.

7.           Notices. All notices and other communications provided for hereunder shall be given in the form and manner provided in Article 11 of the Credit Agreement, and, if to Agent, shall be mailed, sent, or delivered to Agent in accordance with Article 11 in the Credit Agreement, if to any Borrower, shall be mailed, sent, or delivered to Borrowers in accordance with Article 11 in the Credit Agreement, and, if to Specified Bank Products Provider, shall be mailed, sent, or delivered to the address set forth below, or, in each case as to any party, at such other address as shall be designated by such party in a written notice to the other party.

If to Specified Bank Products Provider:	________________________

_________________________
_________________________
Attn: ____________________
Fax No. __________________

8.           Miscellaneous. This agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto (including any successor agent pursuant to Section 15.9 of the Credit Agreement); provided, that Borrowers may not assign this agreement or any rights or duties hereunder without the other parties’ prior written consent and any prohibited assignment shall be absolutely void ab initio. Unless the context of this agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” This agreement may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile or other means of electronic transmission shall be equally effective as delivery of a manually executed counterpart.

9.           Governing Law.

(a)           THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)           THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH PARTY HERETO WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 8(b).

(c)           TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHT, IF ANY, TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d)           EACH BORROWER AND SPECIFIED BANK PRODUCTS PROVIDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

[Signature Pages Follow]

Sincerely,

[SPECIFIED BANK PRODUCTS PROVIDER]

By:
Name:
Title:

Acknowledged, accepted, and agreed

as of the date first written above:

BlueLinx Corporation, as Administrative Borrower

By:
Name:
Title:

Acknowledged, accepted, and

agreed as of the date first written above:

BANK OF AMERICA, N.A.,

as Agent

By:
Name:
Title:

EXHIBIT C-1

TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[on Administrative Borrower’s letterhead]

To:	Bank of America, N.A.
3455 Peachtree Road NE
Mailcode GA7-024-12-05 (12th Floor)
Atlanta, Georgia 30326
Attn: Loan Portfolio Manager

Re:           Compliance Certificate dated ____________ __, 20__

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement, dated as of August 27, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company (“Cedar Creek LLC”), Cedar Creek Corp., a Delaware corporation (“Cedar Creek Corp.”), Calypso Buildings Inc., a Delaware corporation (“Calypso Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States”), Vandermeer Forest Products, Inc., a Washington corporation (“Vandermeer” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp, Calypso Buildings, Lake States and those additional entities that hereafter become parties to the Credit Agreement as Borrowers in accordance with the terms thereof, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), certain affiliates of Borrowers party thereto (together with those additional entities that hereafter become parties to the Credit Agreement as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), and Bank of America, N.A., as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Swing Line Lender. Capitalized terms used herein, but not specifically defined herein, shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to Section 5.1 of the Credit Agreement, the undersigned officer of Administrative Borrower hereby certifies as of the date hereof that:

1.           The financial information of Parent, Borrowers and their Subsidiaries furnished in Schedule 1 attached hereto has been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for year-end audit adjustments and the lack of footnotes), and fairly presents in all material respects the financial condition of Parent, Borrowers and their Subsidiaries as of the date set forth therein.

2.           Such officer has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and financial condition of Parent, Borrowers and their Subsidiaries during the accounting period covered by the financial statements delivered pursuant to Section 5.1 of the Credit Agreement.

3.           Such review has not disclosed the existence on and as of the date hereof, and the undersigned does not have knowledge of the existence as of the date hereof, of any event or condition that constitutes a Default or Event of Default, except for such conditions or events listed on Schedule 2 attached hereto, in each case specifying the nature and period of existence thereof and what action Parent, Borrowers and their Subsidiaries have taken, are taking, or propose to take with respect thereto.

4.           Except as set forth on Schedule 3 attached hereto, (i) no Loan Party has formed or acquired any direct or indirect Subsidiary (other than an Excluded Subsidiary) and (ii) no Loan Party has acquired, registered, or filed an application for any After-Acquired IP (as defined in the Guaranty and Security Agreement), in each case, since the date that the last Compliance Certificate was delivered.

5.           As of the date hereof, Parent, Borrowers and their Subsidiaries are in compliance with the applicable covenants contained in Section 7 of the Credit Agreement as demonstrated on Schedule 4 hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ____ day of _______________, 20___.

BLUELINX CORPORATION,
as Administrative Borrower

By:
Name:
Title:

SCHEDULE 1

Financial Information

SCHEDULE 2

Default or Event of Default

SCHEDULE 3

New Subsidiaries and Intellectual Property

SCHEDULE 4

Financial Covenants

1.	Fixed Charge Coverage Ratio.

Parent and its Subsidiaries’ Fixed Charge Coverage Ratio, measured for the Measurement Period ended ____________ ___, 20___, is ___:1.0, which ratio [is/is not] greater than or equal to the ratio set forth in Section 7.1 of the Credit Agreement for the corresponding period.

[Calculations Attached]

EXHIBIT J-1

TO

CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), is entered into as of ______ __, 20__, by and among ___________, a ________ (“New Borrower”), and BANK OF AMERICA, N.A. (“Bank of America”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Swing Line Lender.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of August 27, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company (“Cedar Creek LLC”), Cedar Creek Corp., a Delaware corporation (“Cedar Creek Corp.”), Calypso Buildings Inc., a Delaware corporation (“Calypso Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States”), Vandermeer Forest Products, Inc., a Washington corporation (“Vandermeer” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp, Calypso Buildings, Lake States and those additional entities that hereafter become parties to the Credit Agreement as Borrowers in accordance with the terms thereof, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), certain affiliates of Borrowers party thereto (together with those additional entities that hereafter become parties to the Credit Agreement as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), and Agent, the Lender Group has agreed to make or issue Loans, Letters of Credit, Swing Line Loans and other certain financial accommodations thereunder;

WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement;

WHEREAS, pursuant to that certain Intercompany Subordination Agreement, dated as of August 27, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercompany Subordination Agreement”), by and among Parent, each of Parent’s direct and indirect Subsidiaries listed on the signature pages thereto as an obligor (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Obligor”, and individually and collectively, jointly and severally, as “Obligors”) and Agent, each Obligor has agreed to the subordination of indebtedness of each other Obligor owed to such Obligor on the terms set forth therein;

WHEREAS, New Borrower is required to become a party to the Credit Agreement by, among other things, executing and delivering this Agreement to Agent; and

WHEREAS, New Borrower has determined that the execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, New Borrower, by virtue of the financial accommodations available to New Borrower from time to time pursuant to the terms and conditions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follow:

1.           Joinder of New Borrower to the Credit Agreement. By its execution of this Agreement, New Borrower hereby (a) agrees that from and after the date of this Agreement it shall be a party to the Credit Agreement as a “Borrower” and shall be bound by all of the terms, conditions, covenants, agreements and obligations set forth in the Credit Agreement, (b) accepts joint and several liability for the Obligations pursuant to the terms of the Loan Documents, and (c) confirms that, after giving effect to the supplement to the Schedules to the Credit Agreement provided for in Section 2 below, the representations and warranties contained in Section 4 of the Credit Agreement are true and correct as they relate to New Borrower as of the date this Agreement. New Borrower hereby agrees that each reference to a “Borrower” or the “Borrowers” in the Credit Agreement and the other Loan Documents shall include New Borrower. New Borrower acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and that it has read and understands the terms thereof.

2.           Updated Schedules. Attached as Exhibit A hereto are updated copies of each of Schedule 4.1(b) and Schedule 4.1(c) to the Credit Agreement revised to include all information required to be provided therein including information with respect to New Borrower. Each such Schedule shall be attached to the Credit Agreement, and on and after the date hereof all references in any Loan Document to any such Schedule to the Credit Agreement shall mean such Schedule as so amended; provided, that any use of the term “as of the date hereof” or any term of similar import, in any provision of the Credit Agreement relating to New Borrower or any of the information amended by such Schedule hereby, shall be deemed to refer to the date of this Agreement.

3.           Joinder of New Borrower to the Intercompany Subordination Agreement. By its execution of this Agreement, New Borrower hereby (a) agrees that from and after the date of this Agreement it shall be an Obligor under the Intercompany Subordination Agreement as if it were a signatory thereto and shall be bound by all of the provisions thereof, and (b) agrees that it shall comply with and be subject to all the terms, conditions, covenants, agreements and obligations set forth in the Intercompany Subordination Agreement. New Borrower hereby agrees that each reference to an “Obligor” or the “Obligors” in the Intercompany Subordination Agreement shall include New Borrower. New Borrower acknowledges that it has received a copy of the Intercompany Subordination Agreement and that it has read and understands the terms thereof.

4.           [Reserved].

5.           Representations and Warranties of New Borrower. New Borrower hereby represents and warrants to Agent for the benefit of the Lender Group and the Bank Product Providers as follows:

(a)           It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Loan Documents to which it is made a party and to carry out the transactions contemplated hereby and thereby.

(b)           The execution, delivery, and performance by it of this Agreement and any other Loan Document to which New Borrower is made a party (i) have been duly authorized by all necessary action on the part of New Borrower and (ii) do not and will not (A) violate any material provision of federal, state, or local law or regulation applicable to New Borrower or its Subsidiaries, the Governing Documents of New Borrower or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Authority binding on New Borrower or its Subsidiaries, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of New Borrower or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of New Borrower, other than Permitted Liens, (D) require any approval of New Borrower’s interest holders or any approval or consent of any Person under any material agreement of New Borrower, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of material agreements, for consents or approvals, the failure to obtain could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect, or (E) require any registration with, consent, or approval of, or notice to or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Agent for filing or recordation.

(c)           This Agreement and each Loan Document to which New Borrower is a party is the legally valid and binding obligation of New Borrower, enforceable against New Borrower in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(d)           Each other representation and warranty applicable to New Borrower as a Borrower under the Loan Documents is true, correct and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

6.           Additional Requirements. Concurrent with the execution and delivery of this Agreement, Agent shall have received the following, each in form and substance satisfactory to Agent:

(a)           a Joinder No. __ to the Guaranty and Security Agreement, dated as of the date hereof, by and among New Borrower and Agent (“Joinder No.     ”), together with the original Equity Interest certificates, if any, representing all of the Equity Interests of the Subsidiaries of New Borrower required to be pledged under the Guaranty and Security Agreement and any original promissory notes of New Borrower, accompanied by undated Equity Interest powers/transfer forms executed in blank, and the same shall be in full force and effect;

(b)           a Pledged Interests Addendum by __________, a _________, dated as of the date hereof, with respect to the pledge of Equity Interest of New Borrower, owned by _______, together with the original stock certificates, if any, representing all of the Equity Interests of New Borrower held by ________, accompanied by undated stock powers executed in blank and other proper instruments of transfer, and the same shall be in full force and effect;

(c)           appropriate financing statement to be filed in the office of the _______ Secretary of State against New Borrower to perfect the Agent’s Liens in and to the Collateral of New Borrower;

(d)           a certificate from the Secretary of New Borrower, dated as of the date hereof, (i) attesting to the resolutions of New Borrower’s [Board of Directors][Managers] authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which New Borrower is or will become a party, (ii) authorizing officers of New Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of New Borrower;

(e)           a certificate of status with respect to New Borrower, dated as of a recent date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of New Borrower, which certificate shall indicate that New Borrower is in good standing in such jurisdiction;

(f)           copies of New Borrower’s Governing Documents, as amended, modified or supplemented to the date hereof, certified by the Secretary of New Borrower;

(g)           evidence that New Borrower has been added to the Loan Parties’ existing insurance policies required by Section 5.6 of the Credit Agreement;

(h)           a customary opinion of counsel regarding such matters as to New Borrower as Agent or its counsel may reasonably request, and which is otherwise in form and substance reasonably satisfactory to Agent (it being understood that such opinion shall be limited to this Agreement, and the documents executed or delivered in connection herewith (including the financing statement filed against New Borrower); and

(i)           such other agreements, instruments, approvals or other documents reasonably requested by Agent prior to the date hereof in order to create, perfect and establish the first priority of, or otherwise protect, any Lien purported to be covered by any Loan Document or otherwise to effect the intent that New Borrower shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that, to the extent set forth in the Credit Agreement and the Guaranty and Security Agreement, all property and assets of New Borrower (other than Excluded Assets) shall become Collateral for the Obligations.

7.           Further Assurances. At any time upon the reasonable request of Agent, New Borrower shall promptly execute and deliver to Agent such Additional Documents as Agent shall reasonably request pursuant to the Credit Agreement and the other Loan Documents, in each case in form and substance reasonably satisfactory to Agent.

8.           Notices. Notices to New Borrower shall be given in the manner set forth for Borrowers in Article 11 of the Credit Agreement.

9.           Choice of Law and Venue; Jury Trial Waiver; Judicial Reference. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.           Binding Effect. This Agreement shall be binding upon New Borrower, and the other Loan Parties and shall inure to the benefit of the Agent and the Lenders, together with their respective successors and permitted assigns.

11.           Effect on Loan Documents.

(a)           Except as contemplated to be supplemented hereby, the Credit Agreement, the Intercompany Subordination Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly contemplated hereby, this Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of any other term or condition of the Credit Agreement, the Intercompany Subordination Agreement or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

(b)           Each reference in the Credit Agreement and the other Loan Documents to “Borrower”, “Obligor” or words of like import referring to a Borrower or an Obligor shall include and refer to New Borrower and (b) each reference in the Credit Agreement, Intercompany Subordination Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Credit Agreement, Intercompany Subordination Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Agreement.

12.           Miscellaneous.

(a)           This Agreement is a Loan Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b)           Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c)           Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d)           Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any member of the Lender Group or New Borrower, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

(e)           The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

(f)           This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Credit Agreement, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

[remainder of this page intentionally left blank].

IN WITNESS WHEREOF, New Borrower and Agent have caused this Agreement to be duly executed by its authorized officer as of the day and year first above written.

NEW BORROWER:	_____________, a _________________

By:
Name:
Title:

AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

Exhibit A

Schedule 4.1(b)

capitalization of LOAN PARTIES

Schedule 4.1(c)

CAPITALIZATION OF LOAN PARTIES’ SUBSIDIARIES

EXHIBIT P-1

TO

CREDIT AGREEMENT

FORM OF PERFECTION CERTIFICATE

August 27, 2025

Reference is hereby made to (a) that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company (“Cedar Creek”), Cedar Creek Corp., a Delaware corporation (“Cedar Corp”), Calypso Buildings Inc., a Delaware corporation (“Calypso Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States”), Vandermeer Forest Products, Inc., a Washington corporation (“Vandermeer” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp, Calypso Buildings, Lake States and those additional entities that become parties thereto as Borrowers in accordance with the terms thereof by executing the form of Joinder attached thereto as Exhibit J-1, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), each of the entities listed on Annex A attached hereto and those additional entities that become guarantor parties thereto pursuant to Section 5.11 of the Credit Agreement, each individually a “Guarantor” and collectively, “Guarantors”), the lenders identified on the signature pages thereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender” and, collectively, the “Lenders”), and Bank of America, N.A. (“Bank of America”), as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity “Agent”) and Swing Line Lender, and (b) that certain Guaranty and Security Agreement dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty and Security Agreement”) by and among Borrowers and Guarantors (each, a “Grantor” and collectively, the “Grantors”), and Agent.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. Any terms (whether capitalized or lower case) used in this Perfection Certificate that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. As used herein, the term “Loan Parties” shall mean the “Loan Parties” as that term is defined in the Credit Agreement and “Code” shall mean the “Code” as that term is defined in the Guaranty and Security Agreement.

The undersigned, being the Senior Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of BlueLinx and being the Senior Vice President, General Counsel and Corporate Secretary of each other Grantor that is a corporation and of the general partner of BFLP, hereby certifies (in such capacities and not in my individual capacity) to Agent and each of the other members of the Lender Group and the Bank Product Providers as follows as of the date hereof:

1.           Names.

a.           The exact legal name of each Loan Party, as such name appears in its certified certificate of incorporation, articles of incorporation, certificate of formation, or any other organizational document, is set forth in Schedule 1(a). Each Loan Party is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Loan Party that is a registered organization, the Federal Taxpayer Identification Number of each Loan Party and the jurisdiction of formation of each Loan Party. Each Loan Party has qualified to do business in the states listed on Schedule 1(a).

b.           Set forth in Schedule 1(b) hereto is a list of any other legal names each Loan Party has had in the past five years, together with the date of the relevant name change.

c.           Set forth in Schedule 1(c) is a list of all other names used by each Loan Party in connection with any business or organization to which such Loan Party became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise or on any filings with the Internal Revenue Service, in each case, at any time in the past five years. Except as set forth in Schedule 1(c), no Loan Party has changed its jurisdiction of organization at any time during the past four months.

2.           Chief Executive Offices. The chief executive office of each Loan Party is located at the address set forth in Schedule 2 hereto.

3.           Real Property.

a.           Attached hereto as Schedule 3(a) is a list of all Real Property (as defined in the Credit Agreement) of each Loan Party, identified by the commonly-known street addresses for such Real Property, as well as the identities, to the relevant Loan Party’s knowledge, of the fee simple owner of each such location. Except as described on Schedule 3(a) attached hereto: (A) no Loan Party has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described on Schedule 3(a) and (B) no Loan Party is a party to any lease agreements the express terms of which would require the consent of the landlord, tenant or other party thereto to the transactions expressly contemplated by the Loan Documents.

b.           Schedule 3(b) sets forth all third parties (“Bailees”) with possession of any Collateral (including inventory and equipment) of the Loan Parties, including the name and address of such Bailee, a description of the inventory and equipment in such Bailee’s possession and the location of such inventory and equipment (if none please so state).

4.           Extraordinary Transactions. Except for those purchases, mergers, acquisitions, consolidations, and other transactions described on Schedule 4 attached hereto, all of the Collateral has been originated by each Loan Party in the ordinary course of business or consists of goods which have been acquired by such Loan Party in the ordinary course of business from a person in the business of selling goods of that kind.

5.           Stock Ownership and Other Equity Interests. Attached hereto as Schedule 5(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, Equity Interests of each Loan Party and its Subsidiaries and the record and beneficial owners of such Equity Interests. Also set forth on Schedule 5(a) is each equity investment of each Loan Party that represents 50% or less of the equity of the entity in which such investment was made. Attached hereto as Schedule 5(b) is a true and correct organizational chart of Parent and its Subsidiaries.

6.           Instruments and Chattel Paper. Attached hereto as Schedule 6 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of Indebtedness held by each Loan Party as of the date hereof having an aggregate value or face amount in excess of $5,000,000, including all intercompany notes between or among any two or more Loan Parties or any of their Subsidiaries.

7.           Intellectual Property.

a.           Schedule 7(a) provides a complete and correct list of all registered Copyrights (as defined in the Guaranty and Security Agreement) owned by any Loan Party, all applications for registration of Copyrights owned by any Loan Party, and all other Copyrights owned by any Loan Party and material to the conduct of the business of any Loan Party. Schedule 7(a) provides a complete and correct list of all Patents (as defined in the Guaranty and Security Agreement) owned by any Loan Party and all applications for Patents owned by any Loan Party. Schedule 7(a) provides a complete and correct list of all registered Trademarks (as defined in the Guaranty and Security Agreement) owned by any Loan Party, all applications for registration of Trademarks owned by any Loan Party, and all other Trademarks owned by any Loan Party and material to the conduct of the business of any Loan Party.

b.           Schedule 7(b) provides a complete and correct list of all exclusive inbound Intellectual Property Licenses (as defined in the Guaranty and Security Agreement) of registered Copyrights (as defined in the Guaranty and Collateral Agreement). Schedule 7(b) provides a complete and correct list of all Intellectual Property Licenses (as defined in the Guaranty and Security Agreement) entered into by any Loan Party pursuant to which (i) any Loan Party has provided any license or other rights in Intellectual Property (as defined in the Guaranty and Security Agreement) owned or controlled by such Loan Party to any other Person (other than non-exclusive software licenses granted in the ordinary course of business) or (ii) any Person has granted to any Loan Party any license or other rights in Intellectual Property owned or controlled by such Person that is material to the business of such Loan Party, including any Intellectual Property that is incorporated in any Inventory, software, or other product marketed, sold, licensed, or distributed by such Loan Party;

8.           Commercial Tort Claims. Attached hereto as Schedule 8 is a true and correct list of all commercial tort claims that exceed $5,000,000 held by each Loan Party, including a brief description thereof.

9.           Deposit Accounts and Securities Accounts. Attached hereto as Schedule 9 is a true and complete list of all Deposit Accounts and Securities Accounts (each as defined in the Guaranty and Security Agreement) maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

10.           Letter-of-Credit Rights. Attached hereto as Schedule 10 is a true and correct list of all letters of credit issued in favor of any Loan Party, as beneficiary thereunder.

11.           Motor Vehicles. Attached hereto as Schedule 11 is a true and correct list of all motor vehicles and other goods (covered by certificates of title or ownership) and the owner of such motor vehicles.

12.           Other Assets: A Loan Party owns the following kinds of assets:

Aircraft:	Yes ____ No ____
Vessels, boats or ships:	Yes ____ No ____
Railroad rolling stock:	Yes ____ No ____

If the answer is yes to any of these other types of assets, please describe on Schedule 12.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the day and year first set forth above.

BlueLinx holdings inc.

By:
Name:
Title:

BlueLinx Corporation

By:
Name:
Title:

BlueLinx FLORIDA LP

By:	BlueLinx Florida Holding No. 2 Inc.,
its General Partner

By:
Name:
Title:

CEDAR CREEK LLC

By:
Name:
Title:

CEDAR CREEK CORP.

By:
Name:
Title:

CALYPSO BUILDINGS INC.

By:
Name:
Title:

LAKE STATES LUMBER, INC.

By:
Name:
Title:

VANDERMEER FOREST PRODUCTS, INC.

By:
Name:
Title:

BlueLinx Florida Holding No. 1 Inc.

By:
Name:
Title:

BlueLinx Florida Holding No. 2 Inc.

By:
Name:
Title:

cedar creek holdings, inc.

By:
Name:
Title:

Annex A

Guarantors

1.	BlueLinx Florida Holding No. 1 Inc.
2.	BlueLinx Florida Holding No. 2 Inc.
3.	Cedar Creek Holdings, Inc.

Schedule 1(a)

Legal Names, Etc.

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number	Jurisdiction of Formation	Other States Where Qualified to do Business

Schedule 1(b)

Prior Names in Past Five Years

Schedule 1(c)

Changes in Corporate Identity; Other Names

Loan Party/Subsidiary	Name of Entity	Action	Date of Action	State of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service During Past Five Years

Schedule 2

Chief Executive Offices

Loan Party/Subsidiary	Address

Schedule 3(a)

Real Property

Location	Address	Owner

Subleases

Schedule 3(b)

Bailees

Bailee Name	Address	Description of Inventory

Schedule 4

Transactions Other Than in the Ordinary Course of Business

Loan Party/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 5(a)

(a)  Equity Interests of Loan Parties and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/ Interest	Percent Pledged

Schedule 5(b)

Organizational Chart

See Attached.

Schedule 6

Instruments and Chattel Paper

Schedule 7(a)

Copyrights, Patents and Trademarks

UNITED STATES COPYRIGHTS – Registrations and Applications

Copyrights

OTHER COPYRIGHTS – Registrations and Applications

UNITED STATES PATENTS – Applications and Issued Patents:

Country	Mark	Status	App. No Filing Date	Patent No. Reg. Date	Owner

OTHER PATENTS – Applications and Issued Patents:

Schedule 7(a)

Copyrights, Patents and Trademarks (cont.)

UNITED STATES TRADEMARKS AND OTHER TRADEMARKS – Registrations and Applications

Country	Mark	Status	App. No Filing Date	Reg. No. Reg. Date	Owner

Schedule 7(b)

Intellectual Property Licenses

LICENSEE	LICENSOR	COUNTRY/STATE	REGISTRATION/ APPLICATION NUMBER, IF ANY	DESCRIPTION

Schedule 8

Commercial Tort Claims

Schedule 9

Deposit Accounts and Securities Accounts

BANK	ENTITY	ACCOUNT NUMBER	Type

Schedule 10

Letter of Credit Rights

Schedule 11

Motor Vehicles

Schedule 12

Other Assets

Asset	Location	Address	Owner

EXHIBIT S-1

TO

CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

Reference is hereby made to that certain Credit Agreement, dated as of August 27, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation (“Parent”), BlueLinx Corporation, a Georgia corporation (“BlueLinx”), BlueLinx Florida LP, a Florida limited partnership (“BFLP”), Cedar Creek LLC, a Delaware limited liability company (“Cedar Creek LLC”), Cedar Creek Corp., a Delaware corporation (“Cedar Creek Corp.”), Calypso Buildings Inc., a Delaware corporation (“Calypso Buildings”), Lake States Lumber, Inc., a Minnesota corporation (“Lake States”), Vandermeer Forest Products, Inc., a Washington corporation (“Vandermeer” and, together with Parent, BlueLinx, BFLP, Cedar Creek LLC, Cedar Creek Corp, Calypso Buildings, Lake States and those additional entities that hereafter become parties to the Credit Agreement as Borrowers in accordance with the terms thereof, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), certain affiliates of Borrowers party thereto (together with those additional entities that hereafter become parties to the Credit Agreement as Guarantors in accordance with the terms thereof, each, a “Guarantor” and individually and collectively, jointly and severally, the “Guarantors”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), and Bank of America, N.A., as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”) and Swing Line Lender. Capitalized terms used herein, but not specifically defined herein, shall have the meanings ascribed to them in the Credit Agreement.

Pursuant to the Credit Agreement, the undersigned hereby certifies, solely in such undersigned’s capacity as chief financial officer of Parent, and not individually, as follows:

As of the date hereof, after giving effect to the consummation of the Transactions, including the making of any Revolving Loans and Swing Line Loans and the issuance of any Letters of Credit under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Revolving Loans:

(a)	The fair value of the assets of Parent and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b)	The present fair saleable value of the property of Parent and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

(c)	Parent and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured; and

(d)	Parent and its Subsidiaries, on a consolidated basis, are not engaged in, and are not on the date hereof contemplated to be engaged in, business for which they have unreasonably small capital.

For purposes of this Certificate, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

The undersigned is familiar with the business and financial position of Parent and its Subsidiaries. In reaching the conclusions set forth in this Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Parent and its Subsidiaries after consummation of the transactions contemplated by the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate in such undersigned’s capacity as chief financial officer of Parent, on behalf of Parent, and not individually, as of the date first stated above.

BlueLinx Holdings Inc.

By:
Name:
Title:

EXHIBIT T-1

TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 27, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation, BlueLinx Corporation, a Georgia corporation, BlueLinx Florida LP, a Florida limited partnership, Cedar Creek LLC, a Delaware limited liability company, Cedar Creek Corp., a Delaware corporation, Calypso Buildings Inc., a Delaware corporation, Lake States Lumber, Inc., a Minnesota corporation and Vandermeer Forest Products, Inc., a Washington corporation (each a “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Swing Line Lender, and the banks, financial institutions and other entities from time to time party thereto as Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 16.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Borrower and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent in writing and deliver promptly to the Administrative Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Administrative Borrower or the Administrative Agent) or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[ ]

Exhibit T-1 -1

EXHIBIT T-2

TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 27, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation, BlueLinx Corporation, a Georgia corporation, BlueLinx Florida LP, a Florida limited partnership, Cedar Creek LLC, a Delaware limited liability company, Cedar Creek Corp., a Delaware corporation, Calypso Buildings Inc., a Delaware corporation, Lake States Lumber, Inc., a Minnesota corporation and Vandermeer Forest Products, Inc., a Washington corporation (each a “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Swing Line Lender, and the banks, financial institutions and other entities from time to time party thereto as Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 16.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) it is not a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[ ]

Exhibit T-2 -1

EXHIBIT T-3

TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 27, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation, BlueLinx Corporation, a Georgia corporation, BlueLinx Florida LP, a Florida limited partnership, Cedar Creek LLC, a Delaware limited liability company, Cedar Creek Corp., a Delaware corporation, Calypso Buildings Inc., a Delaware corporation, Lake States Lumber, Inc., a Minnesota corporation and Vandermeer Forest Products, Inc., a Washington corporation (each a “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Swing Line Lender, and the banks, financial institutions and other entities from time to time party thereto as Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 16.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

Exhibit T-3 -1

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: __________, 20[ ]

Exhibit T-3 -2

EXHIBIT T-4

TO

CREDIT AGREEMENT

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of August 27, 2025 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among BlueLinx Holdings Inc., a Delaware corporation, BlueLinx Corporation, a Georgia corporation, BlueLinx Florida LP, a Florida limited partnership, Cedar Creek LLC, a Delaware limited liability company, Cedar Creek Corp., a Delaware corporation, Calypso Buildings Inc., a Delaware corporation, Lake States Lumber, Inc., a Minnesota corporation and Vandermeer Forest Products, Inc., a Washington corporation (each a “Borrower”), Bank of America, N.A., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Swing Line Lender, and the banks, financial institutions and other entities from time to time party thereto as Lenders. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 16.2 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

Exhibit T-4 -1

The undersigned has furnished the Administrative Borrower and the Administrative Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent in writing and deliver promptly to the Administrative Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Administrative Borrower or the Administrative Agent) or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.

[NAME OF LENDER]

By:
Name:
Title:

Date: __________, 20[ ]

Exhibit T-4 -2